Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

DATED NOVEMBER 24, 2024,

AMONG

OFFICE PROPERTIES INCOME TRUST

AND

THE PARTIES HERETO

NOTHING CONTAINED IN THIS EXCHANGE AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

the securities OFFERED OR SOLD PURSUANT TO THIS EXCHANGE AGREEMENT have not been registered under the SECURITIES Act OF 1933 and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the SECURITIES Act OF 1933, or an exemption from the registration requirements of the SECURITIES Act OF 1933 is available. hedging transactions involving thE COMMON SHARES OF BENEFICIAL INTEREST may not be conducted unless in compliance with the SECURITIES Act OF 1933.

THIS EXCHANGE AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER AGREEMENTS WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS EXCHANGE AGREEMENT, WHICH TRANSACTIONS WILL BE SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS AND CONDITIONS SET FORTH IN THIS EXCHANGE AGREEMENT, AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

Table of Contents

Page

Definitions and Interpretive Matters	2
1. Definitions; Construction	2
2. Definitive Documents; Incorporation by Reference	9
EFFECTIVENESS; Conditions to obligations	10
3. Effectiveness; Conditions to Obligations	10
4. Exchange	13
Covenants	15
5. Commitments of the Company	15
6. Commitments of the Exchanging Parties	17
Commitments	19
7. Backstop Commitment	19
Termination	22
8. Termination	22
Transfers	24
9. Transfer of Claims and Interests	24
Representations and Warranties	27
10. Representations and Warranties	27
Releases	33
11. Releases	33
Miscellaneous	35
12. Indemnification	35
13. Tax Matters	36
14. Entire Agreement; Prior Negotiations	38
15. Reservation of Rights	38
16. FRE 408	38
17. Counterparts; Execution; Capacity	38
18. Amendments and Waivers	38
19. Headings	39
20. Acknowledgments; Obligations Several	39
21. Exchanging Party Enforcement	39
22. Specific Performance; Damages	39

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23. Governing Law	40
24. Notices	40
25. No Third-Party Beneficiaries	41
26. Publicity; Non-Disclosure	41
27. Successors and Assigns; Severability	42
28. Joinder	42
29. Registration Rights	43
30. Additional Covenants	44
31. Error; Ambiguity	45
32. Existing 2025 Notes	45

Schedules

Schedule 1	Backstop Commitment Parties
Schedule 2	Additional Exchanging Parties List

Exhibits

Exhibit A	Form of Permitted Transferee Joinder
Exhibit B	Form of Additional Exchanging Party Joinder
Exhibit C	Form of New Indenture
Exhibit D	Form of Intercreditor Agreement
Exhibit E	Form of Pledge Agreement
Exhibit F	Form of Mortgage

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EXCHANGE AGREEMENT

This Exchange Agreement (together with the exhibits and schedules hereto (as such Exchange Agreement and each of the foregoing may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”)), dated as of November 24, 2024, is entered into by and among Office Properties Income Trust, a Maryland real estate investment trust (the “Company”), and the Exchanging Parties (as defined below). This Agreement collectively refers to the Company and the Exchanging Parties signatory hereto as the “Parties” and each individually as a “Party.”

WHEREAS, the Company and the Exchanging Parties have engaged in arm’s-length negotiations and reached an agreement regarding the terms set forth in this Agreement and have agreed to support and pursue the Transactions (as defined below) in accordance with and subject to the terms and conditions set forth herein;

WHEREAS, subject to the terms and conditions of this Agreement, on the Closing Date, the Company and the Exchanging Parties, severally and not jointly, desire to exchange (as described in Section 4, the “Private Exchange”) up to $340,000,000.00 (the “Exchange Cap”) in aggregate principal amount of Existing 2025 Notes (as defined herein) in exchange for up to (i) $445,000,000.00 in aggregate principal amount of 3.250% senior secured notes due 2027 (the “Secured Notes”) to be issued by the Company pursuant to an indenture (the “New Indenture”), among the Company, the guarantors from time to time party thereto (the “Guarantors”), U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “New Trustee”) and as collateral agent (in such capacity, the “New Collateral Agent”) and (ii) 11,533,380 common shares of beneficial interest, $.01 par value per share, of the Company (“Common Shares”), representing 19.9% of the Common Shares issued and outstanding as of the Agreement Effective Date before giving effect to the Transactions (as defined below), as adjusted for stock combinations, recapitalizations and similar type transactions prior to Closing (the “Exchange Shares” and together with the Secured Notes, the “Exchange Consideration”);

WHEREAS, subject to the terms and conditions of this Agreement, each of Exchanging Parties identified on Schedule 1 hereto (the “Backstop Commitment Parties”) has agreed to fund its Backstop Commitment (as defined below) if an aggregate principal amount of Existing 2025 Notes that is less than the Exchange Cap is exchanged (or to be exchanged at Closing) in the Private Exchange;

WHEREAS, this Agreement sets forth the agreements among the Parties concerning their respective commitments, subject to the terms and conditions hereof, to support and implement the Transactions.

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

AGREEMENT

Definitions and Interpretive Matters

1.            Definitions; Construction.

(a)          With respect to the following terms, as used in this Agreement:

“Acquired Existing 2025 Notes” has the meaning set forth in Section 10(b)(i) hereof.

“Ad Hoc Group Advisors” means, collectively, Milbank LLP and Province, LLC.

“Additional Exchanging Parties” has the meaning set forth in Section 28 hereof.

“Advisors” has the meaning set forth in Section 10(b)(iv) hereof.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For the avoidance of doubt, the Exchanging Parties with investments managed by separate Persons shall be deemed to be Affiliates of one another if the Persons who manage their investments are themselves under common control.

“Agreement” has the meaning set forth in the preamble hereof.

“Agreement Effective Date” has the meaning set forth in Section 3(a) hereof.

“Applicable Existing Debt” has the meaning set forth in Section 9(a) hereof.

“Automatic Termination Event” has the meaning set forth in Section 8(d) hereof.

“Backstop Allocation” has the meaning set forth in Section 7(a) hereof.

“Backstop Commitment” means the commitments of each of the Backstop Commitment Parties to purchase its Backstop Commitment Percentage of the Unutilized Amount.

“Backstop Commitment Amount” has the meaning set forth in Section 7(a) hereof.

“Backstop Commitment Parties” has the meaning set forth in the recitals.

“Backstop Commitment Percentage” means, for each Backstop Commitment Party, the percentage set forth opposite such Backstop Commitment Party’s name on Schedule 1 hereto.

“Backstop Option” has the meaning set forth in Section 13(b).

“Backstop Premium” means $15.0 million.

“Backstop Purchase Price” has the meaning set forth in Section 13(b).

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“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time.

“Blackout Commencement Notice” has the meaning set forth in Section 29(b).

“Blackout Event” has the meaning set forth in Section 29(b).

“Blackout Period” has the meaning set forth in Section 29(b).

“Blackout Termination Notice” has the meaning set forth in Section 29(b).

“Business Day” means any day other than a Saturday, Sunday, or any other day on which banks in New York, New York are authorized or required by law to close.

“Claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed undisputed, secured, or unsecured, each as set forth in section 101(5) of the Bankruptcy Code.

“Closing” has the meaning set forth in Section 4(a).

“Closing Conditions” has the meaning set forth in Section 3(c).

“Closing Date” has the meaning set forth in Section 4(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble hereof.

“Company Closing Conditions” has the meaning set forth in Section 3(b) hereof.

“Company Released Claims” has the meaning set forth in Section 11(a).

“Company Released Party” means each of: (a) the Company and each of its Affiliates; (b) the predecessors, successors, and assigns of each of the foregoing; and (c) the current and former officers, directors, members, managers (including The RMR Group LLC and its Affiliates and their employees), partners, employees, shareholders, advisors, agents, professionals, attorneys, financial advisors, and other representatives of each of the foregoing, in each case in their capacity as such.

“Company Termination Event” has the meaning set forth in Section 8(b) hereof.

“Confidential Information” has the meaning set forth in Section 10(f)(vi).

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“control” (including the terms “controlling,” “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Definitive Documents” means:

(a)            the New Indenture;

(b)            the Security Documents;

(c)            the Escrow Agreement; and

(d)            all other ancillary and related documents, schedules, exhibits, addenda and instruments entered into in connection with the entry into the New Indenture.

“DTC” has the meaning set forth in Section 4(b).

“DWAC” has the meaning set forth in Section 4(b).

“Encumbrance” has the meaning set forth in Section 6(g).

“Enforceability Exceptions” has the meaning set forth in Section 10(a)(iv).

“Escrow Agent” has the meaning set forth in Section 7(b).

“Escrow Agreement” means the Escrow Agreement to be executed by the Company and the Escrow Agent.

“Exceeded Level” has the meaning set forth in Section 4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Cap” has the meaning set forth in the recitals hereof.

“Exchange Consideration” has the meaning set forth in the recitals hereof.

“Exchange Shares” has the meaning set forth in the recitals hereof.

“Exchanging Parties” means, collectively,

(a) each of the Initial Exchanging Parties,

(b) each of the Additional Exchanging Parties, and

(c) each Permitted Transferee.

“Exchanging Parties Closing Conditions” has the meaning set forth in Section 3(a) hereof.

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“Exchanging Parties Termination Event” has the meaning set forth in Section 8(a) hereof.

“Exchanging Party Released Claims” has the meaning set forth in Section 11(b) hereof.

“Existing 2025 Indenture” means that certain Indenture, dated February 3, 2015, by and between the Company (as successor to Select Income REIT) and U.S. Bank Trust Company, National Association, as trustee (the “Existing 2025 Trustee”), as supplemented by that certain First Supplemental Indenture, dated as of February 3, 2015, and as otherwise amended, restated, supplemented or otherwise modified from time to time.

“Existing 2025 Notes” means the notes issued by the Company under the Existing 2025 Indenture.

“Existing 2025 Notes Acquisition Deadline” means the date that is three (3) Business Days prior to the Closing Date (unless extended to a later date by the Company in its sole discretion).

“Existing 2025 Trustee” has the meaning set forth in the definition of “Existing 2025 Indenture”.

“Existing 2029 Indentures” means, collectively, (i) that certain Indenture, dated as of June 20, 2024, by and among the Company, the guarantors party thereto from time to time, and U.S. Bank Trust Company, National Association, as trustee and collateral agent, and (ii) that certain Indenture, dated as of October 8, 2024, by and among the Company, the guarantors party thereto from time to time, and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

“Existing 2029 Agent” means U.S. Bank Trust Company, National Association, as collateral agent for the secured parties under the Existing 2029 Indentures.

“Existing Debt” means any indebtedness of the Company or any of its subsidiaries existing immediately prior to the Closing Date and the effectiveness of the Transactions.

“Existing Documents” means, collectively, any loan document, note document or similar term as used or defined in any credit agreement, indenture or other definitive document governing any Existing Debt.

“Guarantees” means the guarantees given by the Guarantors under the New Indenture.

“Guarantors” has the meaning set forth in the recitals hereof.

“Indemnification Obligations” has the meaning set forth in Section 12 hereof.

“Indemnified Party” has the meaning set forth in Section 12 hereof.

“Initial Exchanging Parties” means each of the undersigned beneficial holders of Existing 2025 Notes party to this Agreement as of the Agreement Effective Date. For the avoidance of doubt, the “Initial Exchanging Parties” shall include the Backstop Commitment Parties.

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“Intended Tax Treatment” has the meaning set forth in Section 13(b).

“Intercreditor Agreement” means an Intercreditor Agreement, to be entered into on the Closing Date, by and among the Existing 2029 Agents (as authorized representatives for the holders of notes issued pursuant to the Existing 2029 Indentures), the New Collateral Agent (as initial additional authorized representative) and the Company.

“Investor Group” means an Exchanging Party collectively with its subsidiaries, Affiliates, closely-related parties and any Person in which any of them has a substantial direct or indirect interest or that it controls, is controlled by or is under control with.

“Joinder” has the meaning set forth in Section 28 hereof.

“Losses” has the meaning set forth in Section 12 hereof.

“Mutual Termination Event” has the meaning set forth in Section 8(c) hereof.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” has the meaning set forth in the form of New Indenture attached hereto as Exhibit C.

“Nasdaq” has the meaning set forth in Section 3(b)(viii).

“New Collateral Agent” has the meaning set forth in the recitals hereof.

“New Indenture” has the meaning set forth in the recitals hereof.

“New Trustee” has the meaning set forth in the recitals hereof.

“Open Trade” means a written transaction, agreement, or other arrangement under which a Party to this Agreement is entitled or obligated to Transfer or receive a Transfer of any Existing 2025 Notes, with a trade date on or prior to the applicable date of determination.

“Other Released Parties” means each of (a) the Exchanging Parties and each of their respective Affiliates, (b) the predecessors, successors, and assigns of each of the foregoing, and (c) the current and former officers, directors, members, managers, partners, employees, shareholders, advisors, agents, professionals, attorneys, financial advisors, and other representatives of each of the foregoing, in each case in their capacities as such.

“Party” or “Parties” has the meaning set forth in the preamble hereof.

“Permitted Transferee” has the meaning set forth in Section 9(a) hereof.

“Person” means an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, group, or any other legal entity or association.

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“Pledge Agreement” has the meaning set forth in the form of New Indenture attached hereto as Exhibit C.

“Privately Exchanged Notes” has the meaning set forth in Section 4(b).

“Private Exchange” has the meaning set forth in the recitals hereof.

“Public Disclosure” has the meaning set forth in Section 26(a) hereof.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public, the syndicated loan market, or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Company (including Existing 2025 Notes), or enter with customers into long and short positions in claims against the Company, in its capacity as a dealer or market maker in such claims and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including term, loans, or debt or equity securities).

“Reimbursement” has the meaning set forth in Section 7(c) hereof.

“Related Party” and “Related Parties” means, with respect to an Indemnified Party, any (or all, as the context may require) of such Indemnified Party’s Affiliates and controlling Persons and its or their respective officers, directors, partners, employees, managed funds and accounts, shareholders, advisors, agents, representatives, attorneys and controlling Persons.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Notes” has the meaning set forth in the recitals hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means any security or collateral documents entered into in connection with the New Indenture, including the Pledge Agreement, the Mortgages and the Intercreditor Agreement.

“Substantial Interest” shall mean any one or more of: (a) ownership of Common Shares equal to 5% or greater of the Company’s outstanding Common Shares; (b) ownership of Common Shares representing 5% or greater of the voting power of the Company; and (c) ownership of Common Shares that would, but for the restrictions on the ownership and transfer of Common Shares included in Article VII of the Declaration of Trust of the Company or Article X of the Bylaws of the Company, be equal to or greater than the amount permitted by such restrictions on the ownership and transfer of Common Shares. For purposes of such determinations, an Investor Group shall be deemed to own any Common Shares it would be entitled to receive upon exercise or conversion of any warrants, options or convertible securities owned by such Investor Group.

“Support Premium” means $10.0 million.

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“Termination Date” has the meaning set forth in Section 8(e) hereof.

“Termination Event” means any of an Exchanging Parties Termination Event, a Company Termination Event, a Mutual Termination Event, or an Automatic Termination Event resulting in the valid termination of this Agreement as to such party.

“Transactions” means the transactions as described in this Agreement including:

(a)	the consummation of the Private Exchange;

(b)	the entry into the Definitive Documents;

(c)	the funding of the Backstop Commitment Amount and the transfer of the Backstop Allocation; and

(d)	all other transactions contemplated by or consented to in the foregoing.

“Transfer” or “Transferred” has the meaning set forth in Section 9(a) hereof.

“Transfer Taxes” has the meaning set forth in Section 13(a) hereof.

“Transferor” has the meaning set forth in Section 9(a) hereof.

“Unutilized Amount” means (i) the Exchange Cap, minus (ii) the Privately Exchanged Notes exchanged at the Closing by the Exchanging Parties pursuant to the Private Exchange.

“Wachtell Lipton” means Wachtell, Lipton, Rosen & Katz.

(b)          In this Agreement, unless the context otherwise requires;

(i)            references to Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(ii)           references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail, in portable document format (pdf), facsimile transmission or comparable means of communication;

(iii)          words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(iv)         the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any specific provision of this Agreement;

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(v)           the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(vi)          “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(vii)         references to “day” or “days” are to calendar days;

(viii)        the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”;

(ix)          unless otherwise specified, references to a statute mean such statute as amended from time to time and include any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(x)           references to “dollars” or “$” refer to the currency of the United States of America, unless otherwise expressly provided.

2.            Definitive Documents; Incorporation by Reference.

(a)            The Definitive Documents shall be in the following forms: (i) the New Indenture shall be substantially in the form attached hereto as Exhibit C, (ii) the Intercreditor Agreement shall be substantially in the form attached hereto as Exhibit D, (iii) the Pledge Agreement shall be substantially in the form attached hereto as Exhibit E and (iv) each Mortgage shall be substantially in the form attached hereto as Exhibit F. The Definitive Documents and every other document, deed, agreement, indenture, filing, notification, letter or instrument related to the Transactions shall contain terms, conditions, representations, warranties and covenants consistent with the terms of this Agreement.

(b)            The Schedules and Exhibits hereto are fully incorporated by reference herein and are made a part of this Agreement as if fully set forth herein, and all references to this Agreement shall include and incorporate all Schedules and Exhibits hereto. Neither this Agreement nor any provision hereof may be modified, waived, amended, or supplemented, except in accordance with Section 18 hereof.

(c)            Notwithstanding anything in this Agreement to the contrary:

(i)            the duties and obligations of the Exchanging Parties and Backstop Commitment Parties under this Agreement shall be several, not joint;

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(ii)            no Exchanging Party or Backstop Commitment Parties shall have any responsibility by virtue of this Agreement for any trading by any other Exchanging Party or Backstop Commitment Party;

(iii)          no prior history, pattern, or practice of sharing confidences among or between the Exchanging Parties or Backstop Commitment Parties shall in any way affect or negate this Agreement;

(iv)          this Agreement is not intended to constitute an agreement, arrangement or understanding with respect to the Exchanging Parties or Backstop Commitment Parties acting together for the purpose of acquiring, holding, voting or disposing of any equity securities of the Company; and

(v)           none of the Exchanging Parties or Backstop Commitment Parties shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, including as a result of this Agreement or the transactions contemplated herein or in the Agreement.

No action taken by any Exchanging Parties or Backstop Commitment Parties pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Exchanging Parties or Backstop Commitment Parties that such Parties or any of their affiliates or affiliated investment funds are in any way acting in concert or as such a “group.” Each of the Exchanging Parties and Backstop Commitment Parties agrees that, for purposes of determining beneficial ownership of such Party, it shall disclaim any beneficial ownership that may be read to arise by virtue of this Agreement of Common Shares owned by the other Parties.

EFFECTIVENESS; Conditions to obligations

3.            Effectiveness; Conditions to Obligations.

(a)            This Agreement shall become effective (the date of such effectiveness, the “Agreement Effective Date”) upon:

(i)            the execution of this Agreement by the Company on the date hereof;

(ii)           the execution of this Agreement by the Initial Exchanging Parties on the date hereof;

(iii)          the payment by the Company of (A) any and all unpaid fees, costs, and out-of-pocket expenses (if any) of the Ad Hoc Group Advisors that are invoiced prior thereto and due and payable in accordance with their respective engagement letters, fee reimbursement letters and/or fee letters entered into with the Company prior to the date hereof (including any modifications or amendments set forth therein),1 it being understood and agreed that (i) no “Transaction Fee” (as defined in that certain Engagement Agreement, dated as of September 18, 2024, by and among the Company, Milbank LLP and Province, LLC) shall be due and payable until the Closing Date and (ii) that in the case of Milbank LLP, the “Invoice No.” of the invoice to be paid is 01033745, and (B) the reimbursement by the Company to the Initial Exchanging Parties of the $45,000 of fees that have been previously paid to MRP Real Estate Services Group, LLC; and

1 Notwithstanding anything to the contrary contained in that certain Letter Agreement regarding Fees and Expenses dated as of September 18, 2024 by and between the Company and Milbank LLP, the Company agrees that the “Fee Cap” (as defined therein) is hereby deleted and of no further force or effect.

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(iv)          the payment by the Company of the Backstop Premium to the Backstop Commitment Parties (it being understood that the Backstop Premium shall be subject to repayment as required by Section 7(c)).

(b)          The obligations of the Company (but not, for the avoidance of doubt, the Exchanging Parties) to consummate the Transactions are subject to the satisfaction or waiver at or prior to the closing of the Transactions of the following conditions (the “Company Closing Conditions”):

(i)            the Exchanging Parties shall have surrendered the Existing 2025 Notes held by the Exchanging Parties as of the Existing 2025 Notes Acquisition Deadline through DTC, in accordance with Section 4;

(ii)           the representations and warranties of the Exchanging Parties set forth in Section 10 shall be true and correct in all material respects on and as of the date of the Closing Date; provided that, in each case, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that, in each case, any representation and warranty that is qualified as to “materiality” or similar language shall be true and correct in all respects as so qualified as of such Closing Date or on such earlier date, as the case may be;

(iii)          there shall have been no issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction of, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transactions;

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(iv)          solely to the extent the Unutilized Amount is more than zero, the Backstop Commitment Parties shall have transferred the Backstop Commitment Amount to the Escrow Agent in accordance with the Escrow Agreement;

(v)           the Exchanging Parties shall have otherwise performed or complied with, in all material respects, their covenants and agreements required to be performed or complied with as of Closing under this Agreement;

(vi)          the Definitive Documents shall have been executed and delivered by the parties thereto;

(vii)         the Secured Notes shall have been made eligible for deposit with DTC; and

(viii)        at or prior to the Closing Date, the Company shall have delivered a Listing of Additional Shares Notification Form to The Nasdaq Stock Market LLC (“Nasdaq”) covering the Exchange Shares at least fifteen (15) calendar days prior to the Closing Date, or, in the alternative, Nasdaq shall have advised the Company that it has completed its review thereof and that the Closing may occur notwithstanding Nasdaq Rule 5250(e), and, in each case, the Company shall not have received any objection as to the Closing from Nasdaq that remains outstanding.

(c)            The obligations of the Exchanging Parties (but not, for the avoidance of doubt, the Company) to consummate the Transactions are subject to the satisfaction or waiver at or prior to the closing of the Transactions of the following conditions (the “Exchanging Parties Closing Conditions” and, together with the Company Closing Conditions, the “Closing Conditions”):

(i)            the representations and warranties of the Company set forth in Section 10 shall be true and correct in all material respects on and as of the date of the Closing Date; provided that, in each case, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that, in each case, any representation and warranty that is qualified as to “materiality” or similar language shall be true and correct in all respects as so qualified as of such Closing Date or on such earlier date, as the case may be;

(ii)           there shall have been no issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction of, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transactions;

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(iii)          the Company shall have otherwise performed or complied with, in all material respects, its covenants and agreements required to be performed or complied with as of Closing under this Agreement;

(iv)          the Definitive Documents shall have been executed and delivered by the parties thereto;

(v)           the Secured Notes shall have been made eligible for deposit with DTC and the Company shall have engaged U.S. Bank Trust Company, National Association (or one of its Affiliates) as settlement agent for such purpose; and

(vi)         at or prior to the Closing Date, the Company shall have delivered a Listing of Additional Shares Notification Form to Nasdaq covering the Exchange Shares at least fifteen (15) calendar days prior to the Closing Date, or, in the alternative, Nasdaq shall have advised the Company that it has completed its review thereof and that the Closing may occur notwithstanding Nasdaq Rule 5250(e), and, in each case, the Company shall not have received any objection from Nasdaq as to the Closing that remains outstanding; and

(vii)            the Company shall have paid any and all unpaid fees, costs, and out-of-pocket expenses (if any) of the Ad Hoc Group Advisors that are invoiced prior thereto and due and payable in accordance with their respective engagement letters, fee reimbursement letters and/or fee letters entered into with the Company prior to the date hereof (including any modifications or amendments set forth therein with the prior written consent of the Company), it being understood and agreed that the “Transaction Fee” (as defined in that certain Engagement Agreement, dated as of September 18, 2024, by and among the Company, Milbank LLP and Province, LLC) shall be due and payable on the Closing Date.

4.            Exchange. On the Closing Date, the Company and the Exchanging Parties shall consummate the Private Exchange in the following manner:

(a)          the closing of the Private Exchange shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019 (i) at 10:00 a.m. Eastern Time on the Business Day after each of the conditions set forth in Section 3(b) are satisfied or, to the extent permitted by applicable law, subpoena, court order, legal process, rule, regulation or governmental or regulatory authority or self-regulatory body (including any stock exchange rule), waived by the Company (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or, to the extent permitted by applicable law, waiver of those conditions) or (ii) at any time as agreed by the Company and the Initial Exchanging Parties (such date and time, the “Closing”, and such date the “Closing Date”);

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(b)          on the Closing Date, the Exchanging Parties shall assign, transfer and deliver via deposit and withdrawal at custodian (“DWAC”) requests through the book-entry facilities of The Depository Trust Company (“DTC”), all of their right, title and interest in and to the Existing 2025 Notes held by the Exchanging Parties as of the Existing 2025 Notes Acquisition Deadline, as determined in accordance with Section 4(d) below, in an aggregate principal amount not to exceed the Exchange Cap (the “Privately Exchanged Notes”), free and clear of any Encumbrance, to the Company (or its trustee or designee), and the Company shall issue and deliver to each of the Exchanging Parties (or to any such trustee or designee), for each $1,000 principal amount of Privately Exchanged Notes free and clear of all Encumbrances (other than Encumbrances arising under applicable securities laws, the organizational documents of the Company, this Agreement or arising due to actions of the Exchanging Parties), (i) $1,308.82 in principal amount of Secured Notes via DTC, by delivering, or causing to be delivered, through such Exchanging Party’s custodian(s) as specified to the Company in writing on or prior to the Existing 2025 Notes Acquisition Deadline, and (ii) 33.92 Common Shares, as adjusted for stock combinations, recapitalizations and similar type transactions prior to the Closing, through the facilities of the Company’s transfer agent for the Common Shares to the account of such Exchanging Party as specified to the Company in writing on or prior to the Existing 2025 Notes Acquisition Deadline as set forth herein; provided, that any delay in such delivery by the Company as a result of transfer agent’s internal processes in issuing or delivering such Common Shares will not be a default under this Agreement so long as the Company is using its reasonable best efforts to effect the delivery and issuance of the Common Shares;

(c)          any accrued and unpaid interest on the Privately Exchanged Notes held by the Exchanging Parties from the latest interest payment date to, but not including, the Closing Date, shall be paid by the Company by wire transfer of immediately available funds to one or more accounts designated by the Exchanging Parties on or prior to the Closing Date; and

(d)          The Exchanging Parties shall exchange Existing 2025 Notes, in an aggregate principal amount not to exceed the Exchange Cap, at and subject to the occurrence of the Closing, according to the following priorities:

(i)            first, the Initial Exchanging Parties (or their respective Permitted Transferees) shall exchange any Existing 2025 Notes held by the Initial Exchanging Parties as of the Agreement Effective Date,

(ii)           second, the Additional Exchanging Parties (or their respective Permitted Transferees) shall exchange any Existing 2025 Notes held by each Additional Exchanging Party as of the date of such Additional Exchanging Party’s execution of the joinder agreement required by Section 9(a);

(iii)          third, each Initial Exchanging Party (and its Permitted Transferees) shall exchange any Existing 2025 Notes held by such Initial Exchanging Party as of the Existing 2025 Notes Acquisition Deadline in addition to the Existing 2025 Notes described in clause (i) above; and

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(iv)          fourth, with the consent of the Initial Exchanging Parties, each Additional Exchanging Party (and its Permitted Transferees) shall exchange any Existing 2025 Notes held by such Additional Exchanging Party as of the Existing 2025 Notes Acquisition Deadline in addition to the Existing 2025 Notes described in clause (ii) above;

provided that, if the exchange of all of the Existing 2025 Notes described in any of the preceding levels of priority would cause the Exchange Cap to be exceeded (the “Exceeded Level”) but the exchange of all Existing 2025 Notes described in the level of priority immediately preceding such level of priority would not cause the Exchange Cap to be exceeded, the amount of Existing 2025 Notes described in the Exceeded Level shall be adjusted at the sole discretion of the Initial Exchanging Parties until the Exchange Cap is not exceeded, and each Exchanging Party holding Existing 2025 Notes described in the Exceeded Level shall exchange its share (rounded down to the nearest $1,000 in aggregate principal amount of Existing 2025 Notes) as determined by the Initial Exchanging Parties.

Covenants

5.            Commitments of the Company. Subject to the terms and conditions of this Agreement, the Company agrees that it shall (and shall cause each of its direct and indirect subsidiaries to) (except to the extent that taking or refraining from taking any action, as applicable, would be inconsistent with applicable law, regulation or court order), so long as no Termination Event has occurred:

(a)            support and take all commercially reasonable actions necessary to facilitate the implementation and consummation of the Transactions, including,

(i)            taking all commercially reasonable actions to support and complete the Transactions (including the Private Exchange) and all other commercially reasonable actions contemplated in connection therewith and under the Definitive Documents;

(ii)           taking all commercially reasonable actions to obtain any and all required governmental, regulatory and/or third party approvals or consents for the implementation and consummation of the Transactions;

(iii)          taking all commercially reasonable actions (A) to make all of the Secured Notes eligible for deposit with DTC (including engaging U.S. Bank Trust Company, National Association (or one of its Affiliates) as settlement agent for such purpose) and (B) to cause the Company’s transfer agent for the Common Shares to issue the Exchange Shares as provided herein; and

(iv)          refraining from taking any actions inconsistent with, and not failing or omitting to take an action that is required by, this Agreement or the Definitive Documents;

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(b)          on a timely basis, negotiate in good faith the Definitive Documents with the respective parties thereto and use reasonable best efforts to execute and deliver each Definitive Document to which it is to be a party and consummate the Transactions; provided that notwithstanding anything to the contrary herein, the Company shall not be required to enter into the Definitive Documents on any terms less favorable to the Company or its subsidiaries than those terms contemplated by this Agreement (including the exhibits hereto);

(c)           promptly provide the applicable Exchanging Party with any documentation or information that is reasonably requested by the Initial Exchanging Parties (on their own behalf or on behalf of any other Exchanging Party) to comply with “know your customer” and like requirements, which documentation and information shall be subject to any confidentiality restrictions to which the applicable Exchanging Party may be subject (and the provision of which the Company may reasonably condition on the applicable Exchanging Party agreeing to keep such documentation and information confidential to the extent permitted by law);

(d)          promptly pay all invoiced fees, costs, and out-of-pocket expenses of the Ad Hoc Group Advisors, when due and payable in accordance with their respective engagement letters, fee reimbursement letters and/or fee letters entered into with the Company prior to the date hereof (if any) and the reasonable and documented and invoiced fees, costs and out-of-pocket expenses of local counsel retained by the Initial Exchanging Parties in connection with the Transactions;

(e)          except to the extent prohibited by applicable law or confidentiality restrictions, notify the Ad Hoc Group Advisors as promptly as reasonably possible (but in no event later than three (3) calendar days after the applicable occurrence) as to:

(i)            the receipt or rejection of any material authorizations (including any consents) from any competent judicial body, governmental authority, banking, taxation, supervisory or regulatory body or any stock exchange that are required for the implementation and consummation of the Transactions;

(ii)            any event or circumstance of which an officer of the Company has actual knowledge that has occurred that would reasonably be expected to result in the termination of this Agreement and/or any Exchanging Parties Termination Event; and

(iii)          any notice of any commencement of any involuntary insolvency proceedings of the Company, or material legal suit for payment of debt or securement of security from or by any Person in respect of the Company; provided, that nothing within this Section 5 shall be deemed to affect the Company’s right to terminate this Agreement pursuant to the terms of Section 8;

(f)            use reasonable best efforts to close the Transactions by no later than December 11, 2024, or as soon as reasonably practicable thereafter;

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(g)          make all filings, if any, under applicable securities or “Blue Sky” Laws of the states of the United States as shall be necessary in connection with the offering and sale of the Secured Notes, the Guarantees and the Exchange Shares;

(h)          not, nor allow any of its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) or any other Person acting on its or their behalf to: (1) directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Secured Notes, Guarantees or Exchange Shares in a manner that would require registration under the Securities Act of the Secured Notes, Guarantees or Exchange Shares to be issued by the Company; (2) solicit offers for, or offer or sell, any Secured Notes, Guarantees or Exchange Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; or (3) to take any other action that (A) could cause the offer and issuance of the Secured Notes, the Guarantees and the Exchange Shares to not be in compliance with an applicable exemption or exemptions from registration under the Securities Act (and shall not register any transfer of the Exchange Shares issued in reliance on Registration S that are not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration), or that (B) could cause the Private Exchange to not comply with Section 14(e) of the Exchange Act and Regulation 14E thereunder; and

(i)            to not take, or agree to take, any action that would cause the Exchange Shares to be issued to the Exchanging Parties as Exchange Consideration to represent less than 15.81% of the Company’s issued and outstanding Common Shares, as adjusted for stock combinations, recapitalizations and similar type transactions, prior to the maturity date of the Existing 2025 Notes.

6.            Commitments of the Exchanging Parties. Subject to the terms and conditions of this Agreement, each Exchanging Party (severally and not jointly) agrees (except to the extent that taking or refraining from taking any action, as applicable, would be inconsistent with applicable law, regulation or court order) that it shall, so long as no Termination Event has occurred as to such Exchanging Party:

(a)            support and take all commercially reasonable actions necessary or reasonably requested by the Company to facilitate the implementation and consummation of the Transactions, including:

(i)            taking all commercially reasonable actions to support and complete the Transactions and all other actions contemplated in connection therewith and in this Agreement and under the Definitive Documents;

(ii)           [reserved;] and

(iii)          refraining from taking any actions inconsistent with, and not failing or omitting to take an action that is required by, this Agreement or the Definitive Documents;

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(b)          on a timely basis, negotiate in good faith the Definitive Documents with the Company and execute and deliver each Definitive Document to which it is to be a party;

(c)          use reasonable best efforts to close the Transactions by no later than December 11, 2024, or as soon as reasonably practicable thereafter;

(d)          provide all consents under any Existing Debt held by such Exchanging Party reasonably requested by the Company to effect or permit the consummation of the Transactions;

(e)          exchange or cause to be exchanged all of such Exchanging Party’s Existing 2025 Notes acquired prior to the Existing 2025 Notes Acquisition Deadline in the Private Exchange (including to the extent it serves (now or hereafter) as nominee, investment manager, or advisor for beneficial holders thereof), subject to Section 4(d) hereof, free and clear of all Encumbrances;

(f)           not (i) object to, delay or impede the Transactions or the implementation thereof or initiate any legal proceedings that are inconsistent with, or that would delay, prevent, frustrate, or impede the approval, solicitation, or consummation of, the Transactions, the Definitive Documents, or any other transactions outlined therein or in this Agreement, or take any other action that is barred by this Agreement; (ii) vote for, consent to, support or participate in the formulation of any other restructuring, exchange or settlement of any Existing 2025 Notes or other transaction that is inconsistent with this Agreement or the Transactions; or (iii) solicit, encourage, or direct any Person to undertake any action set forth in clauses (i) and (ii) of this subsection (f);

(g)          not to incur or suffer to exist any lien, charge, encumbrance, participation, security interest, adverse claim or any other restriction (an “Encumbrance”) on any Existing 2025 Notes held by such Exchanging Party that are subject to the Private Exchange (as determined by Section 4(d) hereof), except for such Encumbrances that would not prevent or delay such Exchanging Party’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed;

(h)          solely to the extent the Unutilized Amount is more than zero, to the extent such Exchanging Party is a Backstop Commitment Party, transfer the Backstop Commitment Amount to the Escrow Agent on the terms set forth in Section 7;

(i)           except to the extent prohibited by applicable law, notify the Company as promptly as reasonably possible (but in no event later than three (3) calendar days after the applicable occurrence) as to:

(i)            any event or circumstance that an officer of the Exchanging Party has actual knowledge that has occurred that could reasonably be expected to result in the termination of, or give rise to a right of any Party to terminate, this Agreement;

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(ii)           any material representation or statement made or deemed to be made by such Exchanging Party under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, to the extent actually known by such Exchanging Party; and

(iii)          any breach of any of its obligations or covenants set forth in this Agreement;

(j)            not instruct the Existing 2025 Trustee or any other persons to take any action, or to refrain from taking any action, that would be inconsistent in any respect with this Agreement or the Transactions;

(k)          execute and deliver a properly completed and executed (i) IRS Form W-9 or (ii) IRS Form W-BEN-E, IRS Form W-8BEN, or other applicable IRS form W-8, together with a certification and documentation claiming the “portfolio interest exemption” pursuant to Section 871(h) or 881(c) of the Code, as applicable, as would permit payments of interest on the Existing 2025 Notes and the Secured Notes to be made without withholding, in each case, at least three (3) Business Days prior to the Closing Date;

(l)           not, nor allow any of its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) or any other Person acting on its or their behalf to: (1) directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Secured Notes, Guarantees or Exchange Shares in a manner that would require registration under the Securities Act of the Secured Notes, Guarantees or Exchange Shares to be issued by the Company; (2) solicit offers for, or offer or sell, any Secured Notes, Guarantees or Exchange Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; (3) to take any other action that (A) could cause the offer and issuance of the Secured Notes, the Guarantees and the Exchange Shares to not be in compliance with an applicable exemption or exemptions from registration under the Securities Act (and shall, if applicable, (x) comply with any requirements of Regulation S in respect of such securities in any “distribution compliance period” under Regulation S, (y) not engage in hedging transactions involving the Common Shares unless in compliance with the Securities Act and (z) provide notice of the applicable restrictions under Regulation S), or that (B) could cause the Private Exchange to not comply with Section 14(e) of the Exchange Act and Regulation 14E thereunder; or (4) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Common Shares and all other securities of the Company entitled to vote in the election of directors of the Company; and

(m)            deliver to the Company such documents as may be reasonably requested by the Company on behalf of the Board of Trustees in connection with the Board of Trustees’ consideration of waivers, if any, to be granted by the Board of Trustees of the Company under the organizational documents of the Company in connection with the issuance of the Exchange Shares, including any representation letters with respect thereto.

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Commitments

7.            Backstop Commitment.

(a)          Each of the Backstop Commitment Parties, severally and not jointly, hereby commits to transfer to the Company an amount of cash equal to (i) the Backstop Commitment Percentage of such Backstop Commitment Party multiplied by (ii) the Unutilized Amount (with respect to each Backstop Commitment Party, the aggregate amount of cash that it is required to transfer to the Company pursuant to this Section 7(a) is referred to herein as its “Backstop Commitment Amount”). At least one (1) Business Day prior to the Closing Date, each Backstop Commitment Party agrees to transfer its respective expected Backstop Commitment Amount by wire transfer of immediately available funds pursuant to instructions in the Escrow Agreement, which amount shall be held by the Escrow Agent in an escrow fund, subject to the terms of the Escrow Agreement and this Agreement. The commitments of the Backstop Commitment Parties are several, not joint, obligations of the Backstop Commitment Parties, such that no Backstop Commitment Party shall be liable or otherwise responsible for the Backstop Commitment Amount of any other Backstop Commitment Party. Following the transfer of, and as consideration for, the Backstop Commitment Amount to the Escrow Agent as provided in this Section 7, on the Closing Date the Company shall issue and deliver to each of the Backstop Commitment Parties, for each $1,000 of Backstop Commitment Amount transferred to the Company and Escrow Agent as provided in this Section 7, free and clear of all Encumbrances (other than Encumbrances arising under applicable securities laws, the organizational documents of the Company, this Agreement or arising due to actions of the Exchanging Parties) (i) $1,308.82 in principal amount of Secured Notes via DTC, by delivering, or causing to be delivered, through such Backstop Commitment Party’s custodian(s) as specified to the Company in writing on or prior to the Existing 2025 Notes Acquisition Deadline, and (ii) 33.92 Common Shares, as adjusted for stock combinations, recapitalizations and similar type transactions prior to the Closing, through the facilities of the Company’s transfer agent for the Common Shares to the account of such Backstop Commitment Party as specified to the Company in writing on or prior to the Existing 2025 Notes Acquisition Deadline (collectively, the “Backstop Allocation”); provided, that any delay in such delivery by the Company as a result of transfer agent’s internal processes in issuing or delivering such Common Shares will not be a default under this Agreement so long as the Company is using its reasonable best efforts to effect the delivery and issuance of the Common Shares. Each Backstop Commitment Party agrees to use commercially reasonable efforts to provide any and all documentation reasonably requested by the New Trustee, DTC, the Company’s transfer agent for the Common Shares or the Company in order to effect the issuance of the Exchange Shares and Secured Notes comprising its portion of the Backstop Commitment (the provision of which such Backstop Commitment Party may condition on the Company agreeing to keep such documentation and information confidential to the extent permitted by law). For the avoidance of doubt, in the event that the escrow fund is underfunded by any Backstop Commitment Party for whatever reason, such Backstop Commitment Party will provide the underfunded amount to the Company as promptly as possible.

(b)          Prior to the Closing Date, the Company shall use commercially reasonable efforts to negotiate and enter into an Escrow Agreement with U.S. Bank Trust Company, National Association (or one of its Affiliates), or another escrow agent reasonably acceptable to each of the Company and the Initial Exchanging Parties, to act as escrow agent (the “Escrow Agent”), which shall be on customary terms and conditions that are consistent with this Agreement and provide for the release of the escrow funds to the Company concurrently with the occurrence of the Closing Date and otherwise on terms and conditions that are reasonably acceptable to the Company.

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(c)          As additional consideration for the commitments and agreements of the Backstop Commitment Parties hereunder, the Company shall pay or cause to be paid to each Backstop Commitment Party its portion of the Backstop Premium, which shall be allocated to each Backstop Commitment Party pro rata based on such Backstop Commitment Party’s Backstop Commitment Percentage, which Backstop Premium shall be due and payable on the Agreement Effective Date; provided, that, notwithstanding anything to the contrary herein, if this Agreement is (A) validly terminated by the Company pursuant to Section 8(b)(ii) or (B) is validly terminated pursuant to Section 8(a)(ii), Section 8(b)(i), Section 8(c) or Section 8(d)(i) when this Agreement is terminable by the Company pursuant to Section 8(b)(ii), then (i) the Backstop Premium will be deemed not to have been earned or payable, and (ii) each Backstop Commitment Party shall promptly (but no later than five (5) Business Days following such termination) repay to the Company its pro rata portion of the Backstop Premium, without any right by any such Backstop Commitment Party to set off any portion of its repayment of the Backstop Premium, in immediately available cash to one or more accounts identified in writing by the Company (the “Reimbursement”).

(d)          Each Exchanging Party and Backstop Commitment Party agrees that this Section 7 is a binding and enforceable agreement with respect to any Backstop Commitments.

(e)         As additional consideration for the Exchanging Parties’ agreeing to exchange Existing 2025 Notes for the Exchange Consideration, the Company shall pay or cause to be paid to each Exchanging Party its portion of the Support Premium (as allocated by the Initial Exchanging Parties as determined by them to be desirable to induce both the Initial Exchanging Parties and the Additional Exchanging Parties to exchange their Existing 2025 Notes in accordance with the terms of this Agreement), which Support Premium shall be paid by the Company to the Exchanging Parties on the earliest to occur of (i) the Closing Date, (ii) the valid termination of this Agreement (A) by the Exchanging Parties pursuant to Section 8(a)(i) or Section 8(a)(iii), (B) pursuant to Section 8(d)(i) (but only if this Agreement is not terminable by the Company pursuant to Section 8(b)(ii)) or (C) pursuant to Section 8(a)(ii), Section 8(b)(i) or Section 8(c) (but, in the case of this clause (C), only if the Agreement is also terminable by the Exchanging Parties pursuant to Section 8(a)(i) or Section 8(a)(iii)) or (iii) any date on which this Agreement has not been terminated and all of the Existing 2025 Notes outstanding as of the Agreement Effective Date are simultaneously redeemed in full or simultaneously repaid at the stated maturity thereof.

(f)           The failure by the Company to timely deliver the Secured Notes or Exchange Shares comprising the Backstop Commitment, Support Premium or the Exchange Consideration pursuant to the Private Exchange as set forth herein due to (x) a failure of a Backstop Commitment Party to provide reasonably requested information, (y) an inability to locate an Exchanging Party’s (including any Backstop Commitment Party’s) DWAC withdrawal or deposit request or (z) due to the failure of the Initial Exchanging Parties to identify the parties to receive the Support Premium or the amounts each such party is to receive, in each case shall not be deemed to be a breach of this Agreement by the Company.

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(g)          The number of Common Shares to be issued to each Exchanging Party (including any Backstop Commitment Party) in respect of the Private Exchange and, with respect to any Backstop Commitment Party, its Backstop Commitment shall be rounded down to the nearest whole share and the amount of Secured Notes to be issued to each Exchanging Party (including any Backstop Commitment Party) in respect of the Private Exchange and, with respect to any Backstop Commitment Party, its Backstop Commitment shall be rounded down to the nearest $1,000.

Termination

8.            Termination.

(a)          Termination by the Exchanging Parties. This Agreement may be terminated (as to all Parties) by the Initial Exchanging Parties upon three (3) days’ prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, an “Exchanging Parties Termination Event”):

(i)            a material breach by the Company of any of its representations, warranties, covenants, or obligations set forth in this Agreement (other than any obligations set forth in Section 32) or any other agreement to be entered into in connection with the Transactions that (if susceptible to cure) remains uncured for a period of five (5) calendar days after the receipt by the Company of notice of such breach; provided, that the notice and cure period contained in this Section 8(a)(i) shall run concurrently with the notice period contained in Section 8(a) hereof and require five (5) calendar days’ prior written notice, notwithstanding Section 8(a);

(ii)           the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transactions, which ruling or order has not been withdrawn or discharged after ten (10) calendar days; or

(iii)          the termination by the Company (without the consent of the Initial Exchanging Parties) of any engagement letters, fee reimbursement letters and/or fee letters entered into between the Company and the Ad Hoc Group Advisors.

(b)            Termination by the Company. This Agreement may be terminated (as to all Parties) by the Company upon three (3) days’ prior written notice thereof to all of the Parties, upon the occurrence of any of the following events (each, a “Company Termination Event”):

(i)            the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of or the initiation or threatened initiation of any legal action by any governmental authority seeking, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transactions, which legal action, threatened initiation of a legal action, ruling or order has not been withdrawn or discharged after ten (10) calendar days; provided, that the withdrawal period contained in this Section 8(b)(i) shall run concurrently with the notice period contained in Section 8(b) hereof; or

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(ii)           the occurrence of a breach by any Exchanging Party or Backstop Commitment Party of any of the representations, warranties, covenants or obligations applicable to such Exchanging Party or Backstop Commitment Party set forth in this Agreement that (if susceptible to cure) remains uncured (in the case of any failure by any Backstop Commitment Party, by such Backstop Commitment Party or any other Backstop Commitment Party or, in the case of any failure by any Exchanging Party, by such Exchanging Party or any other Exchanging Party) for a period of five (5) calendar days after the receipt by all of the Exchanging Parties of written notice of such breach (which notice periods shall run concurrently); provided, that the notice and cure period contained in this Section 8(b)(ii) shall run concurrently with the notice period contained in Section 8(b) hereof and require five (5) calendar days’ prior written notice, notwithstanding Section 8(b).

(c)          Mutual Termination. This Agreement may be terminated as to all Parties at any time by mutual written consent of the Company and the Initial Exchanging Parties (such consent, a “Mutual Termination Event”).

(d)          Automatic Termination. This Agreement will automatically terminate as to all Parties upon (the occurrence of any such event, an “Automatic Termination Event”):

(i)            5:00 p.m., New York City time, on February 1, 2025;

(ii)           (1) the Company or any of its material subsidiaries commencing insolvency proceedings, including (A) voluntarily commencing any case or filing any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect, (B) consenting to the institution of, or failing to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, (C) filing an answer admitting the material allegations of a petition filed against it in any such proceeding, (D) applying for or consenting to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official for the Company for a substantial part of its assets or (E) making a general assignment or arrangement for the benefit of creditors or (2) the entry of an order, judgment or decree adjudicating the Company or any of its material subsidiaries bankrupt or insolvent, including the entry of any order for relief with respect to any of the Company or any of its material subsidiaries under the Bankruptcy Code;

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(iii)          the taking of any binding corporate action by the Company or any of its respective subsidiaries in furtherance of any action described in the foregoing clause (ii); or

(iv)          the consummation of the Transactions.

(e)          Termination Date and Survival. The date on which this Agreement is terminated in accordance with this Section 8 shall be referred to as the “Termination Date” and the provisions of this Agreement shall terminate on the Termination Date; provided that, (x) in the event of an Automatic Termination Event pursuant to Section 8(d)(iv), the Reimbursement and Sections 1, 5(i), 7(a), 7(c), 7(d), 7(e), 8(e), 8(f), 11, 12, 13, 14, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30 and 31 hereof shall survive the Termination Date and (y) in the event of any other Termination Event, the Reimbursement and Sections 1, 7(c), 7(e), 8(e), 8(f), 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27 and 28 hereof shall survive the Termination Date.

(f)           Effect of Termination. Upon the Termination Date, this Agreement shall forthwith become null and void and have no further force or effect, each Party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement and there shall be no liability or obligation hereunder on the part of any Party hereto; provided that in no event shall any such termination relieve a Party hereto from (i) liability for its breach or non-performance of its obligations hereunder prior to such Termination Date, notwithstanding any termination of this Agreement by or with respect to any other Party, and (ii) obligations under this Agreement which expressly survive any such termination pursuant to Section 8(e). Upon any Termination Event, unless the Closing has occurred, any and all consents, surrenders, waivers, forbearances and votes delivered by an Exchanging Party in connection with the Transactions automatically shall be deemed, for all purposes, to be null and void ab initio. Notwithstanding the foregoing or anything herein to the contrary, neither the Company nor any Exchanging Party may exercise any of its respective termination rights as set forth in this Section 8 if the Company or any Exchanging Party, as the case may be, has failed to perform or comply in all material respects with the terms and conditions of this Agreement unless such failure to perform or comply arises as a result of another Party’s actions or inactions or would not otherwise give rise to a Termination Event in favor of the Company or the Exchanging Parties, as the case may be.

Transfers

9.            Transfer of Claims and Interests.

(a)          Subject to the terms and conditions of this Agreement, each Exchanging Party agrees, solely with respect to itself, as expressly identified and limited on its signature page, and not in any manner with respect to any Affiliates of such Exchanging Party, until the Closing Date, not to (i) sell, transfer, assign, hypothecate, pledge, grant an Encumbrance or a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest with respect to any of such Exchanging Party’s Existing 2025 Notes acquired on or prior to the Existing 2025 Notes Acquisition Deadline (the “Applicable Existing Debt”), in whole or in part, or (ii) deposit any of such Exchanging Party’s Applicable Existing Debt into a voting trust, or grant any proxies, or enter into a voting agreement with respect to any such Applicable Existing Debt (any of the actions described in clauses (i) and (ii) of this Section 9(a) is referred to herein as a “Transfer”; “Transferred” shall have a meaning correlative thereto; and the Exchanging Party making such Transfer is referred to herein as the “Transferor”), which shall include, for the avoidance of doubt, any Transfer to any Exchanging Party or any fund, account or client managed, advised or sub-advised by an investment manager of any Exchanging Party or any other entity, unless (A) such Transfer (other than any transfer to an Affiliate) is first consented to in writing by the Initial Exchanging Parties (which consent may be provided via email by Milbank LLP), (B) in the event that such transferee is not (i) an Exchanging Party, (ii) listed on Schedule 2 hereto, or (iii) a controlled Affiliate of any of the foregoing, such Transfer is first consented to by the Company (which consent may not be unreasonably withheld or delayed), and (C) in any event, such Person agrees in writing to be bound by the terms of this Agreement by executing and delivering to Wachtell Lipton and Millbank LLP a joinder agreement consented to by the Company in substantially in the form attached hereto as Exhibit A prior to the effectiveness of the relevant Transfer and at least one (1) Business Day prior to the Existing 2025 Notes Acquisition Deadline (any such transferee, a “Permitted Transferee”). Any Transfer in violation of this Section 9 shall be void ab initio. Notwithstanding anything to the contrary herein, the restrictions set forth on Transfers set forth in this Section 9(a) shall not apply to Transfers made pursuant to Section 9(f).

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(b)          Upon the consummation of a Transfer in accordance herewith, such Permitted Transferee shall be deemed to make all of the representations, warranties and covenants of an Exchanging Party, as applicable, as set forth in this Agreement, and shall be deemed to be a Party and an Exchanging Party for all purposes under this Agreement.

(c)          An Exchanging Party that Transfers Applicable Existing Debt to a Permitted Transferee in accordance with the terms of this Section 9 shall:

(i)            be deemed to relinquish its rights and be released from its obligations under this Agreement solely to the extent of such Transferred Applicable Existing Debt;

(ii)            not be liable to any Party to this Agreement for the failure of the Permitted Transferee to comply with the terms and conditions of this Agreement, provided that in no event shall any such Transfer relieve (x) an Exchanging Party hereto from liability for its breach or non-performance of its obligations hereunder prior to the date of such Transfer or (y) an Initial Exchanging Party or an Additional Exchanging Party from its obligations pursuant to Section 7 herein; and

(iii)          within two (2) Business Days of such Transfer, deliver written notice of the Transfer to Wachtell Lipton and Milbank LLP, which notice may be provided through counsel and shall include the amount and type of Applicable Existing Debt that was acquired.

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(d)          Subject to applicable law, this Agreement shall not limit, restrict, or otherwise affect in any way any right, authority, or power of any Exchanging Party to acquire additional Existing 2025 Notes after the Agreement Effective Date. To the extent any such acquired Existing 2025 Notes are acquired prior to the Existing 2025 Notes Acquisition Deadline, such Existing 2025 Notes shall automatically and immediately upon acquisition by the Exchanging Party be deemed to participate in the Private Exchange, as permitted by this Agreement, including Section 4(d) hereof. With respect to Existing 2025 Notes acquired prior to the Existing 2025 Notes Acquisition Deadline, upon the earlier of (x) the Existing 2025 Notes Acquisition Deadline, and (y) two (2) Business Days after of any acquisition (calculated based on the settled trade debt) of Existing 2025 Notes by an Exchanging Party from a Person that, to the acquiring party’s actual knowledge, is not an Exchanging Party (including any Qualified Marketmaker that is not a Exchanging Party, subject to Section 9(f)), such Exchanging Party shall deliver written notice of the acquisition to Wachtell Lipton and Milbank LLP, which notice may be provided through counsel and shall include (i) the amount of Existing 2025 Notes that were acquired and (ii) the total amount of Existing 2025 Notes held by such Exchanging Party.

(e)          Notwithstanding anything to the contrary herein, Applicable Existing Debt that is Transferred to or by an Exchanging Party pursuant to an Open Trade, or as part of a short transaction, entered into by such Exchanging Party prior to the Existing 2025 Notes Acquisition Deadline shall only be permitted to participate in the Transactions, to the extent such Exchanging Party (i) affirms that such Applicable Existing Debt may be exchanged in the Private Exchange and (ii) exchanges such Applicable Existing Debt in the Private Exchange.

(f)          Notwithstanding anything to the contrary herein, (i) a Qualified Marketmaker that acquires any Existing 2025 Notes subject to this Agreement held by an Exchanging Party with the purpose and intent of acting as a Qualified Marketmaker for such Existing 2025 Notes shall not be required to become a party to this Agreement as an Exchanging Party, if such Qualified Marketmaker transfers such Existing 2025 Notes (by purchase, sale, assignment, or other similar means) to a Permitted Transferee within three (3) Business Days after the Qualified Marketmaker acquires such Existing Debt; provided that a Qualified Marketmaker’s failure to comply with this Section 9(f) shall result in the Transfer of such Existing 2025 Notes to such Qualified Marketmaker being deemed void ab initio, and (ii) to the extent any Exchanging Party is acting solely in its capacity as a Qualified Marketmaker, it may acquire any ownership interests in Existing 2025 Notes from a holder of such Existing 2025 Notes that is not an Exchanging Party and may transfer such Existing 2025 Notes to a transferee that is not an Exchanging Party at the time of such transfer, in each case without the requirement that the transferee be a Permitted Transferee.

(g)          Notwithstanding anything to the contrary herein, each Backstop Commitment Party shall be permitted to transfer to any of its controlled Affiliates or to any other Backstop Commitment Party: (i) its obligation to transfer to the Company such Backstop Commitment Party’s Backstop Commitment Amount, (ii) its ability to receive such Backstop Commitment Party’s Backstop Allocation, (iii) all related rights and obligations arising from its status as a Backstop Commitment Party, including in respect of any reimbursement of any Backstop Premium paid in respect thereof and (iv) its pro rata portion of the Backstop Premium (any such transfer, a “Backstop Transfer”); so long as such transferee agrees in writing to be bound by the terms of this Agreement as a Backstop Commitment Party (to the extent not already bound) by executing and delivering to Wachtell Lipton and Millbank LLP a joinder agreement consented to by the Company in substantially in the form attached hereto as Exhibit A prior to the Existing 2025 Notes Acquisition Deadline. Notwithstanding anything to the contrary herein, no original Backstop Commitment Parties shall be relieved, released or novated from its obligations in respect its Backstop Commitment (including its obligation to transfer to the Company such Backstop Commitment Party’s Backstop Commitment Amount) in connection with any transfer contemplated by this Section 9(g).

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Representations and Warranties

10.          Representations and Warranties.

(a)          Each Party (severally and not jointly) represents and warrants to each other Party that:

(i)            such Party is duly organized or incorporated, validly existing, and in good standing (where such concept is recognized) under the laws of the jurisdiction of its organization or incorporation, and has all requisite corporate, partnership, limited liability company or other organizational power and authority to enter into this Agreement and to carry out the Transactions contemplated herein, and to perform its respective obligations under this Agreement and the Definitive Documents;

(ii)           the execution, delivery, and performance of this Agreement by such Party do not and shall not (A) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries (provided, that, in the case of the Company, the approval of the issuance of the Exchange Shares to any Investor Group that results in such Investor Group holding a Substantial Interest in the Company shall require the approval of the Board of Trustees of the Company, which approval has been obtained as of the Agreement Effective Date or will be obtained prior to the Closing Date (subject to the duties of the trustees of the Company)), or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under its organizational documents or any contractual obligations (including, in the case of the Company, without limitation any indentures, credit facilities or agreements under which the Company or any of its subsidiaries has issued debt securities or has outstanding indebtedness for borrowed money) to which it or any of its subsidiaries is a party (other than notice to or consent from the Nasdaq under the Company’s listing agreement with the Nasdaq in respect of the issuance of the Exchange Shares);

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(iii)          as of the Agreement Effective Date (or such later date that it delivers its signature page hereto to the other Parties), such Party has no actual knowledge of any event that, due to any fiduciary or similar duty to any other Person or entity, would prevent it from taking any action required of it under this Agreement; and

(iv)          this Agreement has been duly and validly executed and delivered by such Party, and this Agreement is a legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as may be limited by (A) the effects of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) (clauses (A) and (B), collectively, the “Enforceability Exceptions”).

(b)          Each Exchanging Party (severally and not jointly) represents and warrants to the Company that:

(i)            it (x) either (A) is the beneficial or record owner of the principal amount of the Existing 2025 Notes indicated on its respective signature page hereto (including any signature page delivered via a Joinder) and any other Existing 2025 Notes acquired pursuant to Section 9 (other than with respect to any Existing 2025 Notes that are subject to an Open Trade) (collectively, the “Acquired Existing 2025 Notes”) or (B) has sole investment or voting discretion with respect to the principal amount of the Acquired Existing 2025 Notes held by such Exchanging Party and has the power and authority to bind the beneficial owner of such Acquired Existing 2025 Notes to the terms of this Agreement, (y) has full power and authority to act on behalf of, vote, and consent to matters concerning such Acquired Existing 2025 Notes and to dispose of, exchange, assign, and transfer such Acquired Existing 2025 Notes and (z) has made no Transfer of such Acquired Existing 2025 Notes;

(ii)           other than pursuant to this Agreement, the Acquired Existing 2025 Notes with respect to which it is the beneficial or record owner or has sole investment or voting discretion are free and clear of any Encumbrance of any kind that could reasonably be expected to adversely affect in any way such Exchanging Party’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed;

(iii)          other than the Acquired Existing 2025 Notes, such Exchanging Party does not own any other Existing 2025 Notes (other than any Existing 2025 Notes that are subject to an Open Trade);

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(iv)          it has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, all information it deems necessary and appropriate for such Exchanging Party to evaluate the financial and other risks inherent in the Transactions and has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and the Transactions and of making an informed investment decision in connection therewith, and its decision to execute this Agreement and participate in any of the Transactions contemplated hereby has been based upon such of its own independent review and analysis of the business and affairs of the Company (and its respective subsidiaries) and the Transactions that it considers sufficient and reasonable for purposes of entering into this Agreement and the Transactions, and such decision is not in reliance upon any representations or warranties of any other Party, including, without limitation, with respect to any information relating to the Company or the Transactions available or provided to an Exchanging Party (or any such other Party’s financial, legal or other professional advisors (“Advisors”)), other than such express representations and warranties of the Parties contained herein;

(v)           [Reserved]; and

(vi)          any Common Shares owned by it or members of its Investor Group are set forth on its respective signature page hereto (it being understood that for the purposes of this representation it shall be deemed to own any Common Shares it or members of its Investor Group would be entitled to receive upon exercise or conversion of any warrants, options or convertible securities owned by the Investor Group) and it has not acquired any Common Shares since the Agreement Effective Date (other than any Common Shares that such Exchanging Party has purchased between the Agreement Effective Date and the Closing Date, of which Common Shares it has provided the Company a true, accurate and complete description at least one (1) Business Day prior to the Closing).

(c)           Each Exchanging Party represents and warrants to each other Party that (A) it is (i) a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, (ii) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act, or (iii) not a “U.S. person” as defined in Rule 902 under the Securities Act; (B) it understands that the securities contemplated by this Agreement and the Transactions have not been, and are not contemplated to be, registered under the Securities Act and may not be resold without registration under the Securities Act except pursuant to a specific exemption from the registration provisions of the Securities Act (other than pursuant to the registration rights set forth in Section 29 in respect of the Exchange Shares); (C) it is acquiring any securities of the Company in connection with the Transactions for investment and not with a view to distribution or resale in violation of the Securities Act; (D) it is not acquiring the securities contemplated by this Agreement and the Transactions as a result of any advertisement, article, notice or other communication regarding such securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement; and (E) if a non-U.S. Person, it is permitted to acquire and hold such securities under the applicable laws of the country of its organization as the Transactions are structured and purchasing in reliance on Regulation S (and not for the account or benefit of any U.S. Person).

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(d)          Each Exchanging Party agrees that (i) the Company and/or any other Exchanging Party may be in possession of information about the Company and its subsidiaries (which may include material non-public information) that may impact the value of the Existing 2025 Notes, the Common Shares and/or the Secured Notes, and may not be included in the information available to such Exchanging Party and (ii) notwithstanding any such informational disparity, such Exchanging Party has independently evaluated the risks and merits regarding the transactions contemplated by this Agreement (including, for the avoidance of doubt, with respect to the Private Exchange and the Secured Notes and Common Shares) and wishes to enter into this Agreement and consummate the transactions contemplated hereby in accordance with its terms.

(e)          Each Exchanging Party that is a managed account (or portion thereof) (severally and not jointly) represents and warrants to the Company that the manager or investment adviser executing this Agreement on behalf of such Party has the authority to execute, on behalf of such Party, this Agreement and any transactions that this Agreement requires such Party to execute, and each Party that has entered into this Agreement in its capacity as a trustee represents and warrants that it has the authority in such capacity to execute and perform this Agreement and any transactions that this Agreement requires such Party to execute.

(f)           The Company represents and warrants to each Exchanging Party that:

(i)            the Secured Notes to be issued by the Company to the Exchanging Parties pursuant to the New Indenture will, upon issuance thereof, have been duly authorized for issuance and sale pursuant to this Agreement and the New Indenture and, upon issuance thereof in accordance with the terms of this Agreement, will have been duly executed by the Company, and, when authenticated in the manner to be provided for in the New Indenture and delivered in exchange for the Existing 2025 Notes, will constitute valid and binding obligations of the Company, enforceable against the Company, as applicable in accordance with their respective terms, except as may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the New Indenture;

(ii)           the New Indenture (including the Guarantees set forth therein) and each other Definitive Document to be entered into on the Closing Date, will be duly authorized by the Company and the Guarantors, as applicable, and will constitute a valid and binding agreement of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors in accordance with its terms, except as may be limited by the Enforceability Exceptions;

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(iii)          on the Closing Date (or as of such later time as such Security Documents are permitted to be delivered pursuant to the New Indenture and/or the other Security Documents), the Security Documents will have been duly executed and delivered by the Company and the Guarantors, as applicable, and will constitute a valid and binding agreement of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as applicable, in accordance with their terms, subject to the Enforceability Exceptions;

(iv)          assuming the accuracy of the representations and warranties of the Exchanging Parties and the compliance with by the Exchanging Parties with the covenants contained herein, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including commencement and consummation of the Private Exchange, do not and will not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to (with or without due notice, lapse of time, or both), any governmental authority, other than (i) Current Reports on Form 8-K filed or furnished by the Company with respect to the Private Exchange and the filing of an automatic shelf registration statement or other registration statement as contemplated by Section 29, (ii) such as have been made or obtained and are in full force and effect, (iii) filings of Uniform Commercial Code financing statements and other registrations or filings in connection with the perfection of security interests granted pursuant to the Security Documents, (iv) notice to or consent from Nasdaq under the Company’s listing agreement with Nasdaq in respect of the issuance of the Exchange Shares and (v) such registrations, filings, consents, approvals, notices or other actions that, if not obtained or made, would not reasonably be likely to have a material adverse effect on the ability of the Company to perform their respective obligations under this Agreement or the transactions contemplated hereby;

(v)          assuming the accuracy of the representations and warranties of the Exchanging Parties and the compliance with by the Exchanging Parties with the covenants contained herein, the Secured Notes, the Guarantees and the Exchange Shares will be issued pursuant to and in compliance with an applicable exemption or exemptions from registration under the Securities Act and the Private Exchange will comply with Section 14(e) of the Exchange Act and Regulation 14E thereunder;

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(vi)          following the Public Disclosure, the Company shall have disclosed all material, non-public information regarding the Company and its subsidiaries (if any) provided or made available to the Initial Exchanging Parties by the Company or any of its representatives in connection with the Transactions on or prior to the date hereof (the “Confidential Information”). Notwithstanding anything contained in this Agreement to the contrary, following the Public Disclosure and subject to Section 26(a) the Company expressly acknowledges and agrees that the Exchanging Parties and their affiliates shall not have any separate duty of trust or confidence (other than as expressly provided in any confidentiality agreement or non-disclosure agreement) with respect to, or a duty not to trade on the basis of, any information regarding the Company and its subsidiaries provided on or prior to the date of such Public Disclosure in connection with the Transactions;

(vii)         the Exchange Shares have been duly authorized and, upon delivery, will be fully paid and non-assessable; and the Exchange Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Upon delivery of such Exchange Shares to the Exchanging Parties pursuant to the Private Exchange, such Exchange Shares shall be free and clear of all Encumbrances other than Encumbrances arising under applicable securities laws, the organizational documents of the Company, this Agreement or arising due to actions of the Exchanging Parties;

(viii)        assuming the accuracy of the representations and warranties of the Exchanging Parties and the compliance with by the Exchanging Parties with the covenants contained herein, no stockholder approval is required in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, including any stockholder approval that would be necessary to remain in compliance with the rules of Nasdaq or required under the rules and regulations of the SEC; and

(ix)          as of the date hereof, 57,956,685 Common Shares and $453,600,000 aggregate principal amount of Existing 2025 Notes are issued and outstanding.

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Releases

11.           Releases.

(a)           Company Released Claims. Subject to the occurrence of, and effective from and after, the Closing Date, in exchange for entering into the Transactions by the Exchanging Parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company (on behalf of itself and its predecessors, successors, assigns, agents, subsidiaries, Affiliates, and representatives (and in turn on behalf of the predecessors, successors, assignees, agents, subsidiaries and representatives of any such Persons)) hereby finally and forever releases and discharges the Other Released Parties and their respective property, to the fullest extent permitted under applicable law, from any and all causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law, at equity, or otherwise, sounding in tort, contract, or based on any other legal or equitable principle, including violation of any securities law (federal, state or foreign), misrepresentation (whether intended or negligent), breach of duty (including any duty of candor), or any domestic or foreign law similar to the foregoing, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstance taking place, being omitted, existing or otherwise arising prior to the occurrence of or before the Closing Date arising from, relating to, or in connection with the (x) Existing 2025 Notes and the Existing 2025 Indenture, (y) the Transactions, or (z) the negotiation, formulation, or preparation of this Agreement, the Definitive Documents or the related guarantees, security documents, agreements, amendments, instruments, or other documents, including, in each case, those that the Company and its subsidiaries or any holder of a claim against or interest in the Company, its subsidiaries or any other entity could have been legally entitled to assert derivatively or on behalf of any other entity, and including any claim based upon or alleging a failure to comply with any such agreement or document (collectively, the “Company Released Claims”). Further, subject to the occurrence of, and effective from and after, the Closing Date, the Company (on behalf of itself and each of its subsidiaries) hereby covenants and agrees not to, directly or indirectly, bring, maintain, or encourage any cause of action or other claim or proceeding against an Other Released Party relating to or arising out of any Company Released Claim. The Company (on behalf of itself and each of its subsidiaries) further stipulates and agrees with respect to all Company Released Claims, that, subject to the occurrence of, and effective from and after, the Closing Date, it hereby waives any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, any foreign law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Company Released Claims pursuant to this Section 11(a).

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(b)          Exchanging Party Released Claims. Subject to the occurrence of, and effective from and after, the Closing Date, in exchange for entering into the Transactions by the Company and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Exchanging Party (on behalf of itself and each of its predecessors, successors, assigns, agents, subsidiaries (except in the case of any Exchanging Party that is a bona fide commercial bank), Affiliates (except in the case of any Exchanging Party that is a bona fide commercial bank), and representatives (and in turn on behalf of the predecessors, successors, assignees, agents, subsidiaries and representatives of any such Persons)) hereby finally and forever release and discharge (i) the Company Released Parties and their respective property and (ii) the Other Released Parties and their respective property, in each case, to the fullest extent permitted under applicable law, from any and all causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, in law, at equity, or otherwise, sounding in tort, contract, or based on any other legal or equitable principle, including violation of any securities law (federal, state or foreign), misrepresentation (whether intended or negligent), breach of duty (including any duty of candor), or any domestic or foreign law similar to the foregoing, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstance taking place, being omitted, existing or otherwise arising prior to the occurrence of or before the Closing Date arising from, relating to, or in connection with the (x) Existing 2025 Notes (including any claims based upon alleged defaults or Event of Defaults in connection with such Existing 2025 Notes), the Existing 2025 Indenture, (y) the Transactions, or (z) the negotiation, formulation, or preparation of this Agreement, the Definitive Documents or the related guarantees, security documents, agreements, amendments, instruments, or other documents, including, in each case, those that an Exchanging Party or any holder of a claim against or interest in such Exchanging Party or any other entity could have been legally entitled to assert derivatively or on behalf of any other entity, and including any claim based upon or alleging a breach, default, Event of Default, or failure to comply with any such agreement or document (collectively, the “Exchanging Party Released Claims”). For the avoidance of doubt, Exchanging Party Released Claims encompass and include any and all claims or causes of action relating to or challenging the Transactions themselves (other than claims or causes of action to enforce the Definitive Documents in accordance with their terms), including any and all claims or causes of action alleging or contending that any aspect of the Transactions violates any Existing Document or other agreement, or that cooperation with, participation in, or entering into the Transactions violates any statute or other law, it being understood that the Exchanging Parties are ratifying and approving all such Transactions to the maximum extent possible under applicable law. In addition, for the avoidance of doubt, the releases and discharges granted hereunder by each of the Exchanging Parties are not limited to the loans, securities or other interests or positions that they hold as of Agreement Effective Date or as to which Exchanging Parties vote in favor of or otherwise exchange in the Transactions, but are granted by the Exchanging Parties in all capacities and with respect to all Existing 2025 Notes held or acquired at any time prior to the Closing Date. Further, subject to the occurrence of, and effective from and after, the Closing Date, each Exchanging Party (on behalf of itself and each of its subsidiaries and Affiliates) hereby covenants and agrees not to, directly or indirectly, bring, maintain, or encourage any cause of action or other claim or proceeding against any Company Released Party or any other Exchanging Party relating to or arising out of any Exchanging Party Released Claim. Each Exchanging Party further stipulates and agrees with respect to all Exchanging Party Released Claims, that subject to the occurrence of, and effective from and after, the Closing Date, it hereby waives any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, any foreign law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Exchanging Party Released Claims pursuant to this Section 11(b).

(c)          [Reserved].

(d)          Each of the Exchanging Parties and the Company acknowledges that it is aware that it or its attorneys may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to either the subject matter of this Agreement or any party hereto, but hereto further acknowledges that it is the intention of the Company and each Exchanging Party to hereby fully, finally, and forever settle and release all Claims among them to the extent provided in this Agreement, whether known or unknown, suspected or unsuspected, which now exist, may now exist, or heretofore have existed. The releases herein shall include releases of claims that are not known or suspected, notwithstanding section 1542 of the California Civil Code or any law of any jurisdiction that is similar, comparable or equivalent thereto (which shall conclusively be deemed waived).

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(e)          Notwithstanding the foregoing Sections 11(a) and 11(b), nothing in this Agreement is intended to, and shall not, (i) release any Party’s rights and obligations under this Agreement (including the indemnification contained in Section 12), any of the Definitive Documents or any confidentiality agreements entered into in connection herewith or therewith (including prior to the date hereof), (ii) bar any Party from seeking to enforce or effectuate this Agreement or any of the Definitive Documents, (iii) release any payment obligation of the Company (or its subsidiaries) under the Existing Documents (except with respect to the Existing 2025 Notes exchanged pursuant to this Agreement) or (iv) release any causes of action and any other claims, debts, obligations, duties, rights, suits, damages, actions, derivative claims, remedies, or liabilities arising out of or resulting from any act or omission of a Party first arising after the Closing Date that constitutes intentional common-law fraud, willful misconduct or gross negligence, each solely to the extent as determined by a final order of a court of competent jurisdiction.

Miscellaneous

12.           Indemnification(a). The Company hereby agrees to indemnify, pay and hold harmless each current or former Exchanging Party and each of their respective Affiliates and all of their respective officers, directors, members, managers, partners, employees, shareholders, advisors, agents, and other representatives of each of the foregoing and their respective successors and permitted assigns (each, an “Indemnified Party”), from and against any and all actual losses, claims, damages, actions, judgments, suits and reasonable and documented costs or expenses (including the reasonable and documented out-of-pocket fees and disbursements of counsel for any Indemnified Party, and including any out-of-pocket costs associated with any discovery or other information requests), whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations) on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any Indemnified Party by any beneficial holder of the Existing 2025 Notes or by the Existing 2025 Trustee, to the extent arising out of, in connection with, or as a result of any actual or threatened actions, litigations, investigations or proceedings by a party other than an Indemnified Party in connection with (i) this Agreement, the Transactions, the Definitive Documents or any related guarantees, security documents, agreements, instruments or other documents or (ii) the negotiation, formulation, preparation, execution, delivery or performance of the foregoing, including legal fees and expenses incurred in connection with any dispute between the Company and any Indemnified Party, and fees and expenses incurred in connection with enforcing this Section 12 (but limited, in the case of legal fees and expenses, to (x) those of Milbank LLP and one local counsel in any relevant material jurisdiction, and (y) in the case of an actual conflict of interest where the Indemnified Parties affected by such conflict inform the Company of such conflict and thereafter retain their own counsel with the Company’s prior written consent (not to be unreasonably withheld or delayed), additional counsel to such affected Indemnified Parties (and, if necessary, solely in the case of any such actual conflict of interest, additional local counsel to such affected Indemnified Parties, in each such relevant material jurisdiction)) (such foregoing amounts, “Losses” and such Company obligation, the “Indemnification Obligations”); provided, that it is acknowledged and agreed that taxes (other than Transfer Taxes that the Company is obligated to pay hereunder and any taxes that represent losses, claims or damages arising primarily from any non-tax claim) shall not constitute Losses. The Company shall reimburse each Indemnified Party reasonably promptly following written demand therefor (together with reasonable backup documentation supporting such reimbursement request) for their reasonable and documented out-of-pocket costs and expenses (but limited, in the case of legal fees and expenses, to (x) those of Milbank LLP and local counsel and (y) any conflicts counsel or local counsel retained by an Indemnified Party in accordance with the preceding sentence). No Indemnified Party shall be entitled to indemnity hereunder in respect of any Losses to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such Losses arise from (i) the fraud, bad faith, gross negligence or willful misconduct by such Indemnified Party (or any of its Related Parties), (ii) the material breach of this Agreement by such Indemnified Party (or any of its Related Parties) or (iii) any disputes to the extent among Indemnified Parties. Promptly after receipt by an Indemnified Party under this Section 12 of notice of the commencement of or the threat (to the extent such threat is in writing) of any action, claim, litigation or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Company under this Section 12, notify the Company in writing of the commencement or threat (to the extent such threat is in writing) thereof, but failure to so notify the Company will not relieve the Company from any liability it may have to such Indemnified Party hereunder except to the extent that the Company is actually prejudiced by such failure. The Company shall not be liable for any settlement of any action, claim, litigation or proceeding effected without its written consent (such consent not to be unreasonably withheld, conditioned or delayed).

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13.           Tax Matters.

(a)           Transfer Taxes; Withholding. If any Exchanging Party instructs the Company to register Secured Notes or Common Shares in the name of, or deliver Secured Notes, Common Shares or amounts payable pursuant to this Agreement to a Person other than such Exchanging Party, such Exchanging Party will be responsible for the payment of any transfer, documentary, court, stamp or similar taxes (“Transfer Taxes”) imposed with respect thereto and the Company shall not be required to register or deliver such Secured Notes, Common Shares or amounts payable pursuant to this Agreement until such Exchanging Party has provided evidence to the reasonable satisfaction of the Company that any such Transfer Taxes have been paid or that no such Transfer Taxes are applicable. Any Transfer Taxes imposed in connection with the transactions contemplated by this Agreement, other than to the extent described in the preceding sentence, shall be paid by the Company. The Company and any other applicable withholding agent shall be entitled to deduct and withhold such amounts as are required to be deducted and withheld under applicable U.S. federal, state, local, foreign and other tax law (including U.S. federal backup withholding) with respect to (i) any payments or the transactions contemplated by this Agreement or (ii) any payments on the Secured Notes or the Common Shares; provided that, except as required by a change in law after the date hereof, the Company shall not withhold any such taxes with respect to payments of the Backstop Premium, the Support Premium, or any accrued and unpaid interest on the Privately Exchanged Notes held by the Exchanging Parties, provided that the applicable Exchanging Party or other recipient has provided the forms set forth in Section 6(k) on which the Company is entitled to rely for withholding purposes under applicable law. For the avoidance of doubt, to the extent any amounts are required to be deducted and withheld with respect to the transactions contemplated by this Agreement, the Company and any other applicable withholding agent shall be entitled to sell Secured Notes or Common Shares that would otherwise be issued to the applicable Exchanging Party if necessary to generate cash sufficient to satisfy any such deduction or withholding obligation and related remittance of such amounts to the applicable taxing authority. To the extent any amounts (including any Secured Notes and Common Shares) are so deducted and withheld and paid over to the applicable taxing authority, such amounts shall be treated for all purposes of this Agreement as having been made (or issued) to the Person in respect of whom such deduction and withholding was made. Notwithstanding anything to the contrary in this Agreement, in the event of any inconsistency, difference, or conflict between this Section 13 and any other provision in this Agreement, this Section 13 shall control.

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(b)           Tax Treatment. For all U.S. federal, state and local income tax purposes, the Company, the Initial Exchanging Parties, the Backstop Commitment Parties and the Exchanging Parties agree to (i) treat the Support Premium, (A) if the Support Premium is payable upon the Closing of the Transactions pursuant to clause (i) of Section 7(e), as additional consideration paid by the Company to the applicable Exchanging Parties in exchange for their Existing 2025 Notes tendered and accepted for exchange pursuant to this Agreement (in addition to the issuance of the Secured Notes and the Common Shares pursuant to this Agreement), and (B) if the Support Premium is payable upon (x) a valid termination of this Agreement by the Exchanging Parties pursuant to clause (ii) of Section 7(e) or (y) the redemption or repayment of the Existing 2025 Notes pursuant to clause (iii) of Section 7(e), as a termination payment payable by the Company to the applicable Exchanging Parties and subject to Section 1234A of the Code, (ii) treat the Backstop Commitment as an option granted to the Company to cause the Backstop Commitment Parties to acquire Secured Notes and Common Shares on the terms and conditions set forth in this Agreement in exchange for an amount of cash equal to the Exchange Cap (the “Backstop Purchase Price” and such option, the “Backstop Option”), (iii) allocate the Backstop Premium between the exercised portion of the Backstop Option (if any) and the unexercised portion of the Backstop Option (if any), on a pro rata basis based on the amount of cash actually paid by the Backstop Commitment Parties pursuant to the Backstop Commitment in exchange for Secured Notes and Common Shares, relative to an amount equal to the Backstop Purchase Price, (iv) further allocate the Backstop Premium allocable to the exercised portion of the Backstop Option (if any) between (A) the portion of the Backstop Option attributable to the option to cause the Backstop Commitment Parties to acquire Secured Notes and (B) the portion of the Backstop Option attributable to the option to cause the Backstop Commitment Parties to acquire Common Shares, in such manner as may reasonably be determined by the Company, (v) treat any portion of the Backstop Premium allocated to the exercised portion of the Backstop Option in accordance with clauses (iii) and (iv) above, if any, as reducing the cash purchase price for the Secured Notes and Common Shares, as applicable, actually acquired pursuant to the Backstop Commitment for cash and (vi) treat any portion of the Backstop Premium allocated to the unexercised portion of the Backstop Option in accordance with clause (iii) above, if any, as attributable to a lapsed option and resulting in capital gain to the Backstop Commitment Parties upon such lapse (collectively, the “Intended Tax Treatment”). The Company, the Initial Exchanging Parties, the Backstop Commitment Parties and the Exchanging Parties shall (and shall cause their respective Affiliates to) prepare all tax returns in a manner consistent with the Intended Tax Treatment and, except to the extent otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code (or any similar provision of state or local law), none of the Company, the Initial Exchanging Parties, the Backstop Commitment Parties and the Exchanging Parties shall (and each shall cause its Affiliates not to) take any position inconsistent with the Intended Tax Treatment in connection with any tax proceeding or otherwise.

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14.           Entire Agreement; Prior Negotiations. This Agreement, including all of the Exhibits, and Schedules attached hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior negotiations, agreements and understandings, whether written, oral, or implied, among the Parties with respect to the subject matter of this Agreement prior to the date of this Agreement; provided, that (x) any confidentiality agreement or non-disclosure agreement executed by any Party shall survive this Agreement and shall continue in full force and effect, subject to the terms thereof; provided, however that Section 26 shall control with respect to the timing and requirements for any disclosure of any matters under such confidentiality agreement or non-disclosure agreement (including the “Disclosure Trigger” thereunder, if applicable), and (y) any engagement letters, fee reimbursement letters and/or fee letters entered into with the Company by advisors of Exchanging Parties prior to the date hereof shall continue in full force and effect, irrespective of the terms hereof. This Agreement is the result of the Parties’ joint efforts, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and therefore there shall be no construction against any Party based on any presumption of that Party’s involvement in the drafting thereof.

15.           Reservation of Rights. If the Transactions contemplated herein are not consummated, or if this Agreement is terminated in accordance with its terms (except as a result of the occurrence of the Closing), nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights, remedies or defenses and the Parties expressly reserve any and all of their respective rights, remedies or defenses.

16.           FRE 408. To the extent provided in Federal Rule of Evidence 408 and any other applicable rules of evidence in any applicable jurisdiction, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

17.           Counterparts; Execution; Capacity. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute one and the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (PDF) or by DocuSign. This Agreement may be executed on behalf of one or more Exchanging Parties by such Exchanging Party’s investment manager or advisor, which is a signatory hereto solely in its capacity as the investment manager or advisor of such Exchanging Party.

18.           Amendments and Waivers.

(a)           Except as otherwise provided herein, this Agreement may not be modified, amended, or supplemented, and no provision of this Agreement may be waived, without the prior written consent of the Company and the Initial Exchanging Parties; provided that any modification of or amendment to the Backstop Premium, including Section 7(e) and related definitions, and any modification or amendment to the definition of “Backstop Commitment Parties” or Schedule 1 hereto shall require the consent of the Company and each Backstop Commitment Party.

(b)           No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision of this Agreement, whether or not such provisions are similar, nor shall any waiver of a provision of this Agreement be deemed a continuing waiver of such provision.

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19.          Headings. The headings of the sections, paragraphs, and subsections of this Agreement are included for convenience only and shall not affect the interpretation of the provisions contained herein.

20.          Acknowledgments; Obligations Several. Notwithstanding that this Agreement is being executed by multiple Exchanging Parties, the obligations of the Exchanging Parties under this Agreement are several and neither joint nor joint and several. None of the Exchanging Parties shall have any fiduciary duty or other duties or responsibilities in any kind or form to each other or any of the Company’s other lenders, noteholders or stakeholders as a result of this Agreement or the transactions contemplated hereby. Each Exchanging Party acknowledges that no other Exchanging Party will be acting as agent of such Exchanging Party in connection with monitoring such Exchanging Party’s investment or enforcing its rights under this Agreement, the Definitive Documents, or any other documents to be entered into in connection with the consummation of the Transactions. Each Exchanging Party acknowledges that: (a) the Transactions described herein are arm’s-length commercial transactions between the Company and the Company’s Affiliates, on the one hand, and each Exchanging Party, on the other hand, (b) it has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate, (c) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the Transactions contemplated hereby, and (d) the Exchanging Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the other Exchanging Parties, the Company and the Company’s Affiliates or the Affiliates of other Exchanging Parties, and the Exchanging Parties have no obligation to disclose any of such interests to any other Exchanging Party or the Affiliates of other Exchanging Parties. Each Exchanging Party acknowledges that it has, independently and without reliance upon any other Exchanging Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and that it has not relied on the credit analysis and decision or due diligence investigation of any other Exchanging Party. The Exchanging Parties have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any Common Shares or other capital stock of the Company and are not intended to be, and shall not be deemed to be, a “Group” for purposes of Section 13(d) of the Exchange Act.

21.          Exchanging Party Enforcement. An Exchanging Party may only enforce this Agreement against the Company and not against another Exchanging Party.

22.          Specific Performance; Damages. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach of this Agreement, including, a court of competent jurisdiction requiring any Party to comply promptly with any of its obligations in this Agreement. Notwithstanding anything to the contrary in this Agreement, in no event shall any Party or its respective representatives be liable to any other Party hereunder for any punitive, incidental, consequential, special or indirect damages, including the loss of future revenue or income or opportunity, relating to the breach or alleged breach of this Agreement.

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23.          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any choice of law provision that would require the application of the laws of another jurisdiction. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under or out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding may be brought in either a state or federal court of competent jurisdiction in the State and County of New York, Borough of Manhattan. By the execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit, or proceeding. By executing and delivering this Agreement, each of the Parties hereto irrevocably and unconditionally submits to the personal jurisdiction of each such court described in this Section 23, solely for purposes of any action, suit, or proceeding arising out of or relating to this Agreement or for the recognition or enforcement of any judgment rendered or order entered in any such action, suit, or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING REFERRED TO ABOVE. Each Party (a) certifies that no representative, agent, or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 23. Each Party hereto agrees that service of any process, summons, notice or document by registered mail addressed to such Person shall be effective service of process against such Person for any suit, action or proceeding arising out of or relating to this Agreement brought in any such court.

24.          Notices. All notices (including any notice of termination as provided for herein) and other communications from any Party given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person by courier service or messenger, (b) on the next Business Day if transmitted by international overnight courier or (c) when transmitted via electronic mail to the e-mail address set out below (provided that no automatic error message is generated), in each case, as follows. All communications shall be sent:

(a)          If to the Company:

Office Properties Income Trust

Two Newton Place, 255 Washington Street
Suite 300

Newton, Massachusetts 02458

Attention:	Jennifer Clark
Brian Donley
Email:	jclark@rmrgroup.com
bdonley@rmrgroup.com

With copies to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	John R. Sobolewski
Mark A. Stagliano
Email:	JRSobolewski@wlrk.com
MAStagliano@wlrk.com

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(b)          If to the Exchanging Parties, as set forth on the signature page such Exchanging Party or joinder agreement for such Exchanging Party, with copies to:

Milbank LLP
55 Hudson Yards
New York, NY 10001
Attention:	Abhi Raval
Michael Price
Casey Fleck
Email:	ARaval@milbank.com
MPrice@milbank.com
CFleck@milbank.com

(c)          If to any other Party, as set forth on the signature page for such Party or joinder agreement for such Party.

25.          No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other Person shall be a third-party beneficiary hereof; provided that it is acknowledged and agreed that (a) each Other Released Party is a third party beneficiary with respect to Section 11(a) hereof and shall be permitted to enforce such provision in accordance with its terms and (b) each Company Released Party is a third-party beneficiary with respect to Section 11(b) hereof and shall be permitted to enforce such provision in accordance with its terms.

26.          Publicity; Non-Disclosure.

(a)          Notwithstanding anything to the contrary in any confidentiality agreement or non-disclosure agreement between the Company and any Exchanging Party, the Company will disclose its entry into this Agreement, the material terms thereof and any Confidential Information no later than one Business Day following execution by publicly filing a Form 8-K or any periodic report required or permitted to be filed by the Company under the Exchange Act with the SEC or, if the SEC’s EDGAR filing system is not available, on a press release that results in prompt public dissemination of such information (the “Public Disclosure”). The Company will deliver drafts to the Ad Hoc Group Advisors of such Public Disclosure at least one (1) calendar day before making any such disclosure. The Company will consider in good faith any comments to any Public Disclosure made by the Initial Exchanging Parties.

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(b)          Subject to Section 26(a), other than as may be required by applicable law and regulation or by any governmental or regulatory authority as determined by a Party based on reasonable advice of counsel, no Party (other than the Company) shall issue any press release, make any filing with the SEC or make any other public announcement with respect to this Agreement or the Transactions without the consent of the Company, which consent shall not be unreasonably delayed, conditioned, or withheld; provided that no Party shall make any Public Disclosure of any kind that would disclose either: (a) the holdings (including the individual holdings of the Exchanging Parties) of any current or former Exchanging Party (including on the signature pages of the Exchanging Parties, which shall not be publicly disclosed or filed) of any Existing 2025 Notes, or of any other debt obligations of the Company, whether prior to or after the consummation of the Transactions or (b) the identity of any current or former Exchanging Party, in each case without the prior written consent of such Exchanging Party or as required by applicable law or regulation or the rules of any applicable stock exchange or regulatory body; provided further that the Company shall not be required to keep confidential the aggregate holdings of all Exchanging Parties, and each Exchanging Party hereby consents to the disclosure of the execution of this Agreement by the Company, and the terms and contents hereof (other than the individual holdings of the Exchanging Parties), to the administrative agents, collateral agents, or trustees under the Existing Documents, and in any filings required by applicable law or regulation or the rules of any applicable stock exchange or regulatory body. For the avoidance of doubt, each Party shall have the right, without any obligation to any other Party, to decline to comment to the press with respect to this Agreement.

27.          Successors and Assigns; Severability.

(a)          This Agreement and any rights hereunder may not be assigned by any Party by operation of law or otherwise except as expressly provided in Section 9 or with the prior written consent of the Company. Subject to the foregoing, this Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, estates, administrators, and representatives.

(b)          The invalidity or unenforceability at any time of any provision hereof in any jurisdiction shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof or the continuing validity and enforceability of such provision in any other jurisdiction; provided that, after excluding the provision that is declared to be invalid or unenforceable, the remaining terms provide for the consummation of the Transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date hereof and the date this Agreement was last amended.

28.          Joinder. Additional holders of Existing 2025 Notes and/or investment advisors, sub-advisors, or managers of funds, clients and discretionary accounts (together with their respective successors and permitted assigns) that hold Existing 2025 Notes and that have authority to bind the beneficial owners of such Existing 2025 Notes to the terms of this Agreement, as applicable, may become party to this Agreement from time to time (with the consent of the Initial Exchanging Parties (which consent may be provided via email by Milbank LLP) and, in the event that such holder is not included in Schedule 2 hereto, a controlled Affiliate thereof or an affiliate of an Exchanging Party, with the consent of the Company (which may not be unreasonably withheld or delayed)) by agreeing in writing to be bound by the terms of this Agreement (any such Person, an “Additional Exchanging Party”) by executing and delivering to Wachtell Lipton and Milbank LLP a joinder agreement substantially in the form attached hereto as Exhibit B (a “Joinder”). Upon the valid execution and delivery of such joinder agreement, such Additional Exchanging Party shall be deemed to make all of the representations, warranties, and covenants of an Exchanging Party, as applicable, as set forth in this Agreement, and shall be deemed to be a Party and an Exchanging Party for all purposes under this Agreement as if they were originally party hereto.

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29.          Registration Rights.

(a)           The Company shall use reasonable best efforts to prepare and file, as soon as reasonably practicable (and no more than ten (10) Business Days after the Closing Date), with the SEC a prospectus supplement to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-265997) (the “Existing Registration Statement”) (or, if such registration statement is no longer effective at such time, another registration statement to be filed with, and declared effective by, the SEC) for the offer and resale of the Exchange Shares by the Exchanging Parties as selling shareholders thereunder; provided, that each Exchanging Party shall:

(i) have provided such information as is reasonably requested by the Company in connection therewith,

(ii) be solely responsible for its fees and expenses relating to or arising from the foregoing and its sale of the Exchange Shares and its legal fees in connection with this Section 29 (it being understood that the Company shall bear (A) the SEC filing fees associated with the filing of such registration statement, (B) any fees of Nasdaq, the Financial Industry Regulatory Authority, Inc. or state securities or “blue sky” regulatory agencies in connection with the filing of such registration statement, (C) fees incurred in connection with the listing, or the maintaining of any listing, of any Exchange Shares on any national securities exchange or inter-dealer quotation system and (D) all expenses of preparing or assisting in preparing, word processing, printing and distributing any registration statement, any prospectus, any free writing prospectus and any amendments or supplements thereto (other than as contemplated by the language immediately preceding this parenthetical)) and

(iii) otherwise take any and all actions necessary or reasonably requested by the Company to effect the registration of the Exchange Shares in compliance with applicable law or regulation or as required by any governmental or regulatory authority.

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(b)           Without limiting the foregoing, if there occurs or exists any pending corporate development, filing with the SEC or other event, and, in each case, the Company determines, acting in good faith and on the advice of legal counsel, that (1) the failure to publicly disclose material non-public information regarding such development, filing or other event would cause the prospectus, as of its date, to contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (2) the Company has a bona fide business purpose for keeping such information confidential such that it would be appropriate to suspend the availability of the such registration statement (a “Blackout Event”), then: (w) the Company will promptly send notice (a “Blackout Commencement Notice”) to each Exchanging Party of such suspension (without setting forth therein any material non-public information, and including, to the extent reasonably practicable, an approximation of the anticipated length of such suspension), (x) upon its receipt of such Blackout Commencement Notice, each Exchanging Party agrees to (A) not effect any sale or other transfer of Exchange Shares pursuant to the registration statement, until such Exchanging Party has received a subsequent Blackout Termination Notice, and (B) keep the delivery of such Blackout Commencement Notice confidential (except as required by applicable law or regulation or as required by any governmental or regulatory authority), (y) upon the Company’s determination, acting in good faith and on the advice of legal counsel, that there no longer is a Blackout Event occurring, the Company will promptly send notice to each Exchanging Party (a “Blackout Termination Notice,” and the period from, and including, the date the Company sends such Blackout Commencement Notice to, and including, the date the Company sends such Blackout Termination Notice, a “Blackout Period”) to each Exchanging Party of the termination of such suspension (without setting forth any material non-public information), and (z) no single Blackout Period can extend beyond four (4) weeks and the total number of calendar days in all Blackout Periods cannot exceed an aggregate of ninety (90) calendar days in any period of twelve (12) full calendar months. If any Exchange Shares (whether represented by a certificate or in book-entry form) bear notations or a legend referring to transfer restrictions under the Securities Act, then the Company will, if such transfer restrictions are no longer applicable or otherwise appropriate, use commercially reasonable efforts to cause such restrictions to be removed. Each Exchanging Party agrees that, without the prior written consent of the Company, it will not offer or sell any Exchange Shares pursuant to the registration statement by means of any written communication other than the latest prospectus or prospectus supplement provided to such Exchanging Party by the Company (or on file on SEC’s EDGAR system (or any successor thereto)) relating to the registration statement, and any related “Company free writing prospectus” (as defined in Rule 433 under the Securities Act) authorized for such use by the Company.

(c)            If, following the occurrence of the Closing Date, (i) the Company registers the Exchange Shares on the Existing Registration Statement and (ii) the Existing Registration Statement is no longer effective prior to its expiration on July 1, 2025, then the Company shall use reasonable best efforts to file as promptly as reasonably practicable, and cause to become effective, with the SEC another registration statement on Form S-3 (or any successor form, or such form as the Company is permitted to file) to register the offer and resale of the Exchange Shares by the Exchanging Parties as selling shareholders thereunder.

30.          Additional Covenants.

(a)          Within 10 Business Days after the Closing Date, the Company shall use its best efforts to cause information regarding the Secured Notes (including the maturity date, interest payment dates, interest record dates and amortization schedule of the Secured Notes) to be reflected on the systems of Bloomberg LP, including the Bloomberg platform.

(b)          The Company shall cause the Secured Notes to be rated by Moody’s and S&P no later than 60 days after the Closing Date.

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(c)          From time to time the Company shall reasonably cooperate with the Exchanging Parties and secondary market participants as reasonably requested by any of the Initial Exchanging Parties, including by reasonably cooperating with sell-side research and sales and trading desks to facilitate post-issuance market-making in the Secured Notes. In connection with the foregoing, the Company will, upon reasonable request, make available members of the management team from time to time to attend and make electronic or virtual presentations regarding the business and prospects of the Company and its subsidiaries via one or more calls, meetings or other communication; provided, that (x) the Company shall not be required to make its management available more than twice (2) a financial quarter, (y) the Company shall not be required to make available any non-public information or make any presentations during any Blackout Period (as defined below) and (z) any cooperation under this Section 30 shall be subject to applicable law.

31.          Error; Ambiguity. Notwithstanding anything to the contrary herein, to the extent counsel to the Company or the Ad Hoc Group Advisors identify, prior to the filing of the Form 8-K required by Section 26(a), any clear errors, material ambiguities or internally inconsistent provisions within or among this Agreement, each Party hereto covenants and agrees that it will endeavor in good faith to enter into reasonable and mutually satisfactory modifications to this Agreement to remedy such errors, ambiguities, or inconsistent provisions.

32.          Existing 2025 Notes. In connection with the consummation of the Private Exchange, the Company intends to use the proceeds, if any, from the issuance of the Exchange Consideration to the Backstop Commitment Parties, together with other cash, to redeem, repurchase or repay the Existing 2025 Notes that remain outstanding after giving effect to the Transactions. The failure by the Company to comply with this Section 32 shall not be a breach of this Agreement by the Company.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers, all as of the day and year first written above.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

EXCHANGING PARTIES: [Remaining Signature Pages on File]

[Signature Page to Exchange Agreement]

SCHEDULE 1

Backstop Commitment Parties

On file.

SCHEDULE 2

Additional Exchanging Parties List

On file.

EXHIBIT A

FORM OF PERMITTED TRANSFEREE JOINDER

The undersigned (the “Transferee”) hereby (a) acknowledges that it has read and understands the Exchange Agreement (together with the exhibits and attachments thereto), as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), dated as of November 24, 2024, entered into by and among (i) Office Properties Income Trust, a Maryland real estate investment trust (the “Company”), (ii) [Transferor’s Name] (the “Transferor”) and (iii) certain other holders of Existing 2025 Notes (as defined in the Agreement); and (b) with respect to the Applicable Existing Debt to be acquired from the Transferor, agrees from and after such acquisition to be bound to the terms and conditions of the Agreement to the extent that Transferor was thereby bound, without modification, and shall be deemed a “Exchanging Party” under the terms of the Agreement. The Transferee hereby makes as of the date hereof all representations and warranties made therein by all other Exchanging Parties. All Existing 2025 Notes held by the Transferee (now or hereafter) shall be subject in all respects to the Agreement. All notices and other communications given or made pursuant to the Agreement shall be sent to the Transferee at the address set forth below in the Transferee’s signature below.

The undersigned Transferee represents that it has not been solicited by the Transferor to purchase the Applicable Existing Debt, Secured Notes or Common Shares in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

Date Executed: _____________, [•]

[Name of Transferee]

By:
Name:
Title:

Notice Information & Email:

[Acknowledged and agreed
to by:

Office Properties Income Trust

By:
Name:
Title:	][4]

Holdings:

Tranche	Beneficial/ Record Ownership		Open Trade Acquisitions		Open Trade Sales		Amount Eligible to Participate in Transactions	Account Information
	$	[___]	$	[___]	$	[___]

4 To the extent required by the Agreement.

EXHIBIT B

FORM OF ADDITIONAL EXCHANGING PARTY JOINDER

The undersigned (the “Additional Exchanging Party”) hereby:

(a) acknowledges that it has read and understands the Exchange Agreement (together with the exhibits and attachments thereto), as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), dated as of November 24, 2024, entered into by and among Office Properties Income Trust, a Maryland real estate investment trust, and certain holders of Existing 2025 Notes (as defined in the Agreement),

(b) represents that it either (A) is the beneficial or record owner of the principal amount of Existing 2025 Notes indicated on its respective signature page hereto or (B) has sole investment or voting discretion with respect to the principal amount of Existing 2025 Notes indicated on its respective signature page hereto and has the power and authority to bind the beneficial owner of such Existing 2025 Notes to the terms of this Agreement,

(c) represents that it has not been solicited to purchase the Applicable Existing Debt, Secured Notes or Common Shares in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S, and

(d) with respect to the Existing 2025 Notes held by such Additional Exchanging Party, agrees from and after the date of this joinder to be bound to the terms and conditions of the Agreement, and that it shall be deemed a “Exchanging Party” under the terms of the Agreement.

The Additional Exchanging Party hereby makes as of the date hereof all representations and warranties made therein by all other Exchanging Parties.

All Existing 2025 Notes held by the Additional Exchanging Party (now or hereafter) shall be subject in all respects to the Agreement.

All notices and other communications given or made pursuant to the Agreement shall be sent to the Additional Exchanging Party at the address set forth below in the Additional Exchanging Party’s signature below.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

Date Executed: _____________, [•]

[Name of Additional Exchanging Party]

By:
Name:
Title:

Notice Information & Email:

[Acknowledged and agreed
to by:

Office Properties Income Trust

By:
Name:
Title:	][5]

Holdings:

Beneficial/Record Ownership	Open Trade Acquisitions	Open Trade Sales	Amount Eligible to Participate in Transactions	Account Information

5 To the extent required by the Agreement.

EXHIBIT C

FORM OF NEW INDENTURE

Attached.

OFFICE PROPERTIES INCOME TRUST

THE SUBSIDIARY GUARANTORS NAMED HEREIN

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

Dated as of [ ], 2024

$[445,000,000] 3.250% Senior Secured Notes due 2027

TABLE OF CONTENTS

Page

ARTICLE One

Appendix

Appendix A – Provisions Relating to the Notes

Exhibits

Exhibit A – Form of Note

Exhibit B – Form of Transferee Letter of Representation

Exhibit C – Form of Supplemental Indenture

Exhibit D – Form of Mortgage

Schedules

Schedule A – First Lien Collateral Properties

Schedule B – Second Lien Collateral Properties

Schedule C – Certain Excluded Subsidiaries

Schedule D – First Lien Guarantors

Schedule E – Second Lien Guarantors

Schedule F – Specified Guarantors

Schedule G – March 2029 Notes Unsecured Guarantors

INDENTURE, dated as of [•], 2024, among Office Properties Income Trust, a real estate investment trust organized and existing under the laws of the State of Maryland (the “Company”) having its principal office at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, the other entities (other than the Trustee (as defined below)) listed on the signature pages hereto (the “Initial Subsidiary Guarantors”) and U.S. Bank Trust Company, National Association, a national banking organization organized and existing under the laws of the United States, as Trustee (in such role, the “Trustee”) and Collateral Agent (in such role, “Collateral Agent”).

RECITALS

WHEREAS, the Company has duly authorized the creation and issuance of $[445,000,000] aggregate principal amount of 3.250% Senior Secured Notes due 2027; and

WHEREAS, the Company and the Initial Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture (as defined herein).

NOW, THEREFORE, THIS INDENTURE WITNESSETH for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE One

Definitions and Other Provisions of General Application

Section 1.01.         Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)            all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

(d)            unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles;

(e)            unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(f)             the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“20 Massachusetts Ave Property” has the meaning provided in Section 10.11(a).

“20 Massachusetts Ave Sale” has the meaning provided in Section 10.11(a).

“2029 Exchange Notes” means (i) the Company’s 9.000% Senior Secured Notes due 2029, issued pursuant to the 2029 Exchange Notes June Indenture and (ii) the Company’s 9.000% Senior Secured Notes due 2029, issued pursuant to the 2029 Exchange Notes October Indenture.

“2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issue Date, by and among the 2029 Exchange Notes Trustees, the Trustee, the Company and certain other Subsidiaries of the Company from time to time party thereto.

“2029 Exchange Notes June Indenture” means that certain Indenture, dated as of June 20, 2024, among the Company, certain other Subsidiaries of the Company from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “2029 Exchange Notes June Trustee”), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“2029 Exchange Notes October Indenture” means that certain Indenture, dated as of October 8, 2024, among the Company, certain other Subsidiaries of the Company from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “2029 Exchange Notes October Trustee”), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“2029 Exchange Notes Trustees” means the 2029 Exchange Notes June Trustee and the 2029 Exchange Notes October Trustee.

“Acceptable Junior Intercreditor Agreement” means a senior priority/junior priority intercreditor agreement with (together with other relevant Persons) the lender(s) (or any collateral agent and/or other authorized representative with respect thereto) with respect to any Debt which is by its terms secured by Permitted Junior Liens and so long as such Debt is not prohibited to be incurred and so secured by the terms of this Indenture, which intercreditor agreement shall provide for the subordination of such Permitted Junior Liens to the Liens securing the Notes and the related Guarantees on terms that are substantially similar to the provisions of the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement (except with the Notes and the related Guarantees treated as the senior Debt) and otherwise reasonably customary for intercreditor arrangements of such type (as determined in good faith by the Company).

“Acceptable Senior Intercreditor Agreement” means a senior priority/junior priority intercreditor agreement with (together with other relevant Persons) the lender(s) (or any collateral agent and/or other authorized representative with respect thereto) with respect to the 2029 Exchange Notes (or any other Debt secured by Permitted Senior Liens not in violation of this Indenture), which intercreditor agreement shall (i) provide for the subordination of the Liens securing the Notes and the related Guarantees on some or all of the Second Lien Collateral to the Liens securing the 2029 Exchange Notes (or any other Debt secured by Permitted Senior Liens not in violation of this Indenture) and (ii) grant to the holders of the Notes and the related Guarantees only a residual interest in any remaining value of such Second Lien Collateral following repayment in full of all obligations and the termination of all commitments under such Debt, in each case on terms that are substantially similar to the terms of the Exchange Notes First Lien/Second Lien Intercreditor Agreement and otherwise reasonably customary for intercreditor arrangements of such type (as determined in good faith by the Company).

“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Guarantor” means any direct or indirect Subsidiary of the Company that either (a) is formed or acquired after the Issue Date and is not an Excluded Subsidiary or (b) is, as of the Issue Date or any future date, an Excluded Subsidiary and subsequently ceases to be an Excluded Subsidiary and that, in the case of either (a) or (b), delivers a Guarantee of the Notes Obligations in accordance with Section 14.03.

“Adjusted Total Assets” has the meaning provided in Section 10.07(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For the avoidance of doubt, for so long as RMR is the sole business manager of the Company, any Person under the direct or indirect control of, or that is controlled by or under direct or indirect common control with, RMR shall be considered to be an Affiliate of the Company.

“Annual Debt Service” as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries, excluding amortization of debt discounts and deferred financing costs.

“Asset Sale” means the sale, conveyance, transfer, investment or other disposition (including any net lease or sale-leaseback of an entire real property (including the improvements thereon)) of any First Lien Collateral, Second Lien Collateral or Non-Collateral Assets by the Company or any of its Subsidiary Guarantors; but expressly excluding the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and the Subsidiary Guarantors taken as a whole (which is governed by Section 8.01).

Notwithstanding the preceding provisions, none of the following will be deemed to be an Asset Sale:

(i)              a sale, lease, conveyance or other disposition of assets between or among the Company or any Subsidiary, on the one hand, and any other Subsidiary, on the other hand; provided that any such sale, lease, conveyance or other disposition of Collateral is made subject to any Mortgage securing such Collateral and in the case of any such sale, lease, conveyance or other disposition of Collateral to a Subsidiary other than a Subsidiary Guarantor, concurrently with such sale, lease, conveyance or other disposition, such Subsidiary becomes a Subsidiary Guarantor and expressly assumes all obligations as a Subsidiary Guarantor under the Note Documents pursuant to a supplemental indenture or other documents or instruments in a form reasonably satisfactory to the Trustee;

(ii)             any transfer, assignment or other disposition deemed to occur in connection with the creation or granting of Liens not prohibited by Section 10.09;

(iii)            sales, leases, conveyances or other dispositions of property or assets subject to foreclosure proceedings, an Event of Loss or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind with respect to property or assets; provided that to the extent any of the foregoing is entered into with an Affiliate of the Company (other than the Company or a Subsidiary Guarantor), such transaction is at, or more favorable to the Company or the applicable Subsidiary than, Fair Market Value;

(iv)            any lease, sublease, license, sublicense, easement, space lease, right to use or occupy, or other right to operate or conduct business or any other similar arrangement of any kind in the ordinary course of business (including, for the avoidance of doubt, the amendment or recast of any of the foregoing in effect on the Issue Date); provided that, to the extent any of the foregoing is entered into with an Affiliate of the Company (other than the Company or a Subsidiary Guarantor), such transaction is at, or more favorable to the Company or the applicable Subsidiary than, Fair Market Value;

(v)            dispositions (other than any dispositions to any Affiliate of the Company (other than the Company or a Subsidiary Guarantor) that are not at or greater than Fair Market Value) and/or termination of leases, subleases, licenses or sublicenses;

(vi)           expirations of any option agreement in respect of real or personal property; and

(vii)          any JV Transaction in connection with any JV Property; provided that, for the avoidance of doubt, any sale, lease, conveyance or other disposition of a JV Interest shall be deemed an Asset Sale.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate the Notes.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board” means either the board of trustees of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by a Secretary or Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated, whether voting or non-voting) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

“Cash Equivalents” means demand deposits, certificates of deposit or repurchase agreements with banks or other financial institutions, marketable obligations issued or directly and fully guaranteed as to timely payment by the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, “P-2” (or its equivalent) or better by Moody’s or “A-2” (or its equivalent) or better by Standard & Poor’s.

“Change of Control” means the occurrence of any of the following:

(1)   Any “person” or “group” (as such terms are used in Sections 13(d)  and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25.0% of the total voting power of the then-outstanding voting stock of the Company;

(2) During any period of 12 consecutive months ending after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Company (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Company then in office; or

(3) RMR shall cease for any reason to act as the sole business manager for the Company.

“Change of Control Offer” has the meaning provided in Section 11.09(a).

“Change of Control Payment” has the meaning provided in Section 11.09(a).

“Change of Control Payment Date” has the meaning provided in Section 11.09(b).

“Collateral” means all of the Collateral Property and the Pledged Collateral, in each case, pledged as collateral to secure the Notes Obligations pursuant to the terms of the Security Documents.

“Collateral Property” means any First Lien Collateral Property or Second Lien Collateral Property.

“Commission” means the Securities and Exchange Commission.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by a Managing Trustee, its Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

(i) interest on Debt of the Company and its Subsidiaries,

(ii) provision for taxes of the Company and its Subsidiaries based on income,

(iii) amortization of debt premium/discount and deferred debt issuance costs,

(iv) provisions for gains and losses on properties and property depreciation and amortization,

(v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and

(vi) amortization of deferred charges.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which on the date hereof is located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

“corporation” means a corporation, association, partnership, limited liability, joint-stock or other company, real estate investment trust or business trust.

“Covenant Defeasance” has the meaning specified in Section 13.03.

“Credit Facility” means the credit facilities under, collectively,

(i) the Second Amended and Restated Credit Agreement, dated as of January 29, 2024 (as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Debt under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, the “Credit Agreement”), among the OPI WF Borrower LLC, OPI WF Holding LLC, the Company, the guarantors named therein, the financial institutions named therein, and Wells Fargo Bank, National Association, as administrative agent; and/or

(ii) whether or not the agreements referred to in clause (i) remain outstanding, if designated by the Company to be included in the definition of “Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), and/or (C) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers, guarantors or issuers or lenders or group of lenders, and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Debt” of the Company or any Subsidiary means, without duplication, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of:

(i)              borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(ii)             borrowed money secured by any Lien existing on property owned by the Company or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the Fair Market Value of the property subject to such Lien;

(iii)            the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Company or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;

(iv)           the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock; or

(v)            any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company’s consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles, to the extent, in the case of items of indebtedness under (i) through (v) above, that any such items (other than letters of credit) would be properly classified as a liability on the Company’s consolidated balance sheet in accordance with generally accepted accounting principles. Debt (1) excludes any indebtedness (A) with respect to which a defeasance or covenant defeasance or discharge has been effected (or an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, the applicable maturity date or redemption date, and any premium or otherwise as provided in the terms of such indebtedness) in accordance with the terms thereof or which has been repurchased, retired, repaid, redeemed, irrevocably called for redemption (and an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, such redemption date, and any premium) or otherwise satisfied or (B) that is secured by cash or Cash Equivalents irrevocably deposited with a trustee in an amount, in the case of this clause (B), at least equal to the outstanding principal amount of such indebtedness and the remaining scheduled payments of interest thereon and (2) includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Defaulted Interest” has the meaning specified in Section 3.07.

“Defeasance” has the meaning specified in Section 13.02.

“Depositary” means, with respect to Notes issuable in whole or in part in the form of one or more Global Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Notes as contemplated by the Indenture. The Depositary shall initially be The Depositary Trust Company, its nominees and their respective successors.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise,

(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt),

(ii) is convertible into or exchangeable or exercisable for Debt (other than Subordinated Debt or Disqualified Stock), or

(iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), in each case on or prior to the Stated Maturity of the principal of the Notes.

“Earnings from Operations” for any period means

(i) net earnings, excluding

(1) gains and losses on sales of investments,

(2) extraordinary items,

(3) gains and losses on early extinguishment of debt,

(4) property valuation losses, and

(5) equity in the earnings and losses of Equity Method Investments, plus

(ii) to the extent not included in net earnings, cash distributions received by the Company or its Subsidiaries from Equity Method Investments, in each case as reflected in the financial statements of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles.

“ECF Collateral Property NOI” means, for all First Lien Collateral Properties in the aggregate at any date of its determination (without duplication): (a) rents and other revenues received from such First Lien Collateral Properties (including proceeds from rent loss or business interruption insurance (but not in excess of the actual rent otherwise payable) but excluding Lease Termination Payments), minus (b) all expenses paid related to the ownership, operation or maintenance of such First Lien Collateral Properties, including but not limited to, ground rents, property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, property management fees, and general and administrative expenses, in each case, which are the responsibility of the applicable First Lien Guarantor that are not paid directly by the applicable tenant.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Method Investments” means equity securities that at the time of determination:

(i)  are part of a class of equity securities that is traded on a national or regional securities exchange or a recognized over-the-counter market;

(ii) are issued by an entity (a) to which the Company’s manager at such time or an Affiliate of the Company’s manager at such time provides management services, (b) that operates in a manner intended to qualify such entity for taxation as a “real estate investment trust” under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended, and (c) that is not a consolidated Subsidiary of the Company; and

(iii) are or in any prior period were accounted for in the consolidated financial statements of the Company using the equity method of accounting.

“Event of Default” has the meaning specified in Section 5.01.

“Event of Loss” means with respect to the Collateral any (i) casualty, loss, damage, destruction or other similar loss, (ii) condemnation, taking or seizure by a governmental authority of assets or property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or (iii) settlement in lieu of clause (ii) above.

“Event of Loss Redemption” has the meaning specified in Section 10.11(c).

“Excess Cash Flow Period” shall mean each fiscal year of the Company commencing with the fiscal year of the Company ending December 31, 2025.

“Excess Proceeds” means the aggregate amount of Net Proceeds in excess of $150,000,000 received by the Company or any Subsidiary of the Company on or after October 1, 2024 in respect of Asset Sales of Non-Collateral Assets held thereby; provided that Net Proceeds which are used to voluntarily redeem, repay or otherwise repurchase Notes, but for the avoidance of doubt, not pursuant to any Mandatory Amortization or Quarterly Amortization payment, shall constitute “Excess Proceeds”.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Excluded Subsidiary” means any direct or indirect Subsidiary of the Company that: (a) is prohibited or restricted by applicable law from guaranteeing the Notes Obligations, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee, unless such consent, approval, license or authorization has been received, (b) is a non-wholly owned Subsidiary of the Company that exists for bona fide business purposes pursuant to joint venture arrangements customary for the industry in which such Subsidiary operates, (c) is prohibited or restricted from guaranteeing the Notes Obligations by any contractual obligation not entered into in contemplation thereof, (d) holds no more than a de minimis amount of assets, (e) is a non-U.S. Subsidiary with respect to which a Guarantee by it of the Notes Obligations would result in a material adverse tax consequence to the Company or any of its Subsidiaries or direct or indirect equity owners (including, without limitation, Section 956 of the Code or as a result of any law or regulation in any applicable jurisdiction similar to Section 956 of the Code), in each case, as reasonably determined by the Company, (f) OPI WF Borrower LLC, OPI WF Holding LLC, and the guarantors under the Credit Agreement, in each case, for so long as the Credit Agreement restricts such Subsidiaries from Guaranteeing the Notes, or (g) is listed on Schedule C attached hereto; provided that, notwithstanding anything to the contrary herein, any Subsidiary that is an obligor under the 2029 Exchange Notes shall not constitute an Excluded Subsidiary hereunder.

“Existing Mortgage Notes” means, collectively (i) that certain Loan Agreement, dated as of September 13, 2023, by and among UBS AG, as lender, and CLAY AVE WACO LLC and PRIMERICA PKWY GA LLC, as borrowers; (ii) that certain Loan Agreement, dated as of June 23, 2023, between JPMorgan Chase Bank, National Association, as lender, and STERLING PARK LLC, as borrower; (iii) that certain Loan Agreement, dated as of June 30, 2023, between JPMorgan Chase Bank, National Association, as lender, and RIO ROBLES CA LLC, as borrower; (iv) that certain Loan Agreement, dated as of May 25, 2023, between JPMorgan Chase Bank, National Association, as lender, and 3300 75TH AVENUE LLC, as borrower; (v) that certain Loan Agreement, dated as of June 27, 2023, between JPMorgan Chase Bank, National Association, as lender, and EWING BOULEVARD LLC, as borrower; and (vi) that certain Loan Agreement, dated as of August 8, 2023, between JPMorgan Chase Bank, National Association, as lender, and ECHELON PKWY MS LLC, as borrower (in each case, as amended, restated, replaced, supplemented or otherwise modified from time to time).

“Existing Mortgaged Properties” means the real properties that, as of the Issue Date, are subject to a Lien in favor of the lenders or agents under the Existing Mortgage Notes.

“Expiration Date” has the meaning specified in Section 1.04.

“Fair Market Value” means (i) solely as used in the definition of “Debt” in connection with Sections 10.07(a), 10.07(b), 10.07(c) and 10.08 and any definitions directly or indirectly used therein, the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by the Company in good faith and (ii) otherwise, the price that would be paid in an arm’s-length transaction between an informed and willing third-party seller under no compulsion to sell and an informed and willing third-party buyer under no compulsion to buy, as unanimously determined by the independent members of the Board of Trustees of the Company.

“Fair Value” means, for an Equity Method Investment, the lower of: (i) the original cost of such investment; or (ii) last reported sale price on the exchange or market on which the class of equity securities of which the investment is a part is primarily traded at the time of valuation.

“First Lien Collateral” means all of the First Lien Collateral Properties and the First Lien Pledged Collateral, in each case, pledged as collateral to secure the Notes Obligations pursuant to the terms of the Security Documents.

“First Lien Collateral Asset Sale Redemption” has the meaning specified in Section 10.11(b).

“First Lien Collateral Excess Cash Flow” means, for any period, the sum of (a) the ECF Collateral Property NOI for the First Lien Collateral Properties for such period, less (b) principal, interest, fees and any costs and expenses of the trustee, paying agent or holders actually paid directly or indirectly by the Company in respect of the Notes Obligations or in respect of any Debt secured by Liens during such period, less (c) certain renovations, improvements and capital expenditures solely in respect of the First Lien Collateral Properties, in each such case of the foregoing (b) and (c), which may be funded from any source.

“First Lien Collateral Properties” means each of the fee-owned real properties identified on Schedule A that has not been released from the Liens securing the Notes Obligations in accordance with the provisions of this Indenture.

“First Lien Collateral Property Release” has the meaning specified in Section 14.04(c).

“First Lien Guarantors” means the entities set forth on Schedule D attached hereto or any Subsidiary of the Company that acquires and directly holds one or more First Lien Collateral Properties that are Collateral subject to Liens securing the Notes.

“First Lien Pledged Collateral” has the meaning specified in the Pledge Agreement.

“Funded Debt” means Debt for borrowed money or any obligation to be liable for, or to pay, as obligor, guarantor or otherwise, such Debt for borrowed money.

“generally accepted accounting principles” means, solely for purposes of determining compliance with any provision of Sections 10.07 and 10.08 which requires the calculation of any financial ratio or percentage, generally accepted accounting principles in the United States of America, which were in effect on July 20, 2017. For all other purposes, “generally accepted accounting principles” means generally accepted accounting principles in the United States of America in effect from time to time.

“Government Obligations” has the meaning specified in Section 13.04(a).

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person or any obligation, direct or indirect, contingent or otherwise, of such Person:

(i)              to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(ii)             entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a Person in whose name a Note is registered in the Security Register; provided that solely for purposes of the third paragraph of Section 1.04, “Holder” shall include the “beneficial owner” of an interest in a Note.

“Indenture” means this indenture as may be amended, restated, supplemented, modified, renewed, refunded, increased, extended, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Initial Default” has the meaning specified in Section 5.02.

“Initial Subsidiary Guarantors” has the meaning specified in the recitals.

“Intercreditor Agreements” means the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement, any Acceptable Junior Intercreditor Agreement and/or any Acceptable Senior Intercreditor Agreement.

“Interest Payment Date” has the meaning specified in Section 2.01(a).

“Issue Date” means [ ], 2024.

“Joint Venture Interests” means assets of the Company and its Subsidiaries constituting an equity investment in real estate assets or other properties, or in an entity holding real estate assets or other properties, jointly owned by the Company and its Subsidiaries, on the one hand, and one or more other Persons not constituting Affiliates of the Company, on the other, excluding any entity or properties (i) which is a Subsidiary or are properties if the co-ownership thereof (if in a separate entity) would constitute or would have constituted a Subsidiary, or (ii) to which, at the time of determination, the Company’s manager at such time or an Affiliate of the Company’s manager at such time provides management services. In no event shall Joint Venture Interests include equity securities that are part of a class of equity securities that are traded on a national or regional securities exchange or a recognized over-the-counter market or any investments in debt securities, mortgages or other Debt or Equity Method Investments.

“Junior Priority Lien” means any Lien on an asset securing principal obligations in respect of Funded Debt that ranks junior in priority, pursuant to an intercreditor agreement establishing such priority, to one or more other Liens on such asset securing principal obligations in respect of other Funded Debt.

“JV Grid” means the table set forth immediately below:

Property Address	Release Price (millions)
8800 Tinicum Boulevard	$22.500
299 Jefferson Road	$10.000
20 Massachusetts Avenue NW	$80.000
8675,8701-8711 Freeport Pkwy and 8901 Esters Blvd	$22.166

“JV Interest” has the meaning specified in Section 10.11(e)(ii).

“JV Property” means any property identified in the column “Property Address” in the JV Grid.

“JV Redemption” has the meaning specified in Section 10.11(e)(i).

“JV Release Price” means, for any JV Property, the corresponding dollar amount set forth in the column “Release Price (millions)” in the JV Grid.

“JV Transaction” means a transaction entered into with one or more other Persons not constituting the Company or a Subsidiary of the Company pursuant to which less than all of the Capital Stock or real property of a subsidiary of the Company is sold to one or more other Persons not constituting the Company or a Subsidiary of the Company.

“KPIs” has the meaning specified in Section 10.10(b).

“Latest Completed Fiscal Quarter” has the meaning specified in Section 10.07(a)(i).

“Lease Termination Payment” means all sums, howsoever described, paid with respect to any rejection, termination, surrender or cancellation of any lease (including in any bankruptcy case) or any lease buy-out or surrender payment from any tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions).

“Lien” means, with respect to any asset, any mortgage, lien, charge, pledge, security interest or other encumbrance of any kind.

“Major Lease” means any Lease of a First Lien Collateral Property which demises equal to or greater than 200,000 square feet of gross leasable area.

“Mandatory Amortization” has the meaning specified in Section 11.03(a).

“March 2029 Notes” means Company’s $300,000,000 in aggregate principal amount of 9.000% Senior Secured Notes due March 31, 2029, issued pursuant to the March 2029 Notes Indenture.

“March 2029 Notes Indenture” means that certain Indenture, dated as of February 12, 2024, among the Company, certain other Subsidiaries of the Company from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“March 2029 Notes Unsecured Guarantors” means the entities set forth on Schedule G attached hereto.

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a material adverse effect on (a) the business, assets, liabilities, results of operations or financial condition of the Company and the Subsidiary Guarantors, taken as a whole, (b) the ability of the Company and the Subsidiary Guarantors, taken as a whole, to perform their payment obligations under this Indenture or (c) the rights and remedies of the Holders.

“Maturity,” when used with respect to the Notes, means the date on which the principal of such Notes or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, but shall not include any date on which the payment of principal of such security is due and payable as a result of any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereof.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Trustee and the Holders of the Notes, on any Collateral Property substantially in the form of the mortgage attached hereto as Exhibit D or such other form sufficient to convey or evidence a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Trustee and the Holders of the Notes, on any Collateral Property (in each case, as determined in good faith by the Company).

“Net Proceeds” means, with respect to any Asset Sale of any First Lien Collateral, Second Lien Collateral or Non-Collateral Assets or Event of Loss of any First Lien Collateral, the cash proceeds (including Cash Equivalents and cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of:

(i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Company’s good-faith estimate of any income (however, denominated), gross receipts, and franchise or similar taxes paid or payable by the Company or a Subsidiary Guarantor or any of their respective Subsidiaries or joint ventures (including pursuant to tax sharing arrangements or any tax distributions) in connection with such sale, lease, conveyance or other disposition),

(ii) amounts provided as a reserve in accordance with generally accepted accounting principles against any liabilities under any indemnification obligation or purchase price adjustment associated with such Asset Sale or Event of Loss (provided that to the extent and at the time any such amounts are released from such reserve (other than in connection with a payment in respect of such liability), such amounts shall constitute Net Proceeds),

(iii) the principal amount, premium or penalty, if any, interest and other amounts on any Debt (other than the Notes) which is directly or indirectly secured by the asset sold in such Asset Sale or subject to the Event of Loss and which is required to be repaid or otherwise comes due as a result of such Asset Sale or Event of Loss and is repaid (other than any such Debt that is assumed by the purchaser of such asset); provided that if such asset is Collateral, such Debt is secured by a Lien on such asset that is (and is permitted to be pursuant to the terms of this Indenture) senior to the Lien on such asset securing the Notes Obligations,

(iv) [Reserved],

(v) cash escrows (until released from escrow to the Company or any Subsidiary) of funds received pursuant to an Asset Sale or Event of Loss and

(vi) any charges, payments or expenses incurred in connection with an Event of Loss (including, without limitation, (A) any exit or disposal costs, (B) costs to replace, repair or reconstruct damaged assets subject to the Event of Loss or any associated environmental remediation costs, charges or payments, (C) any penalties or fines, (D) any continuing or unsatisfied obligations of the Company or any Subsidiary to tenants, operators or managers of such assets and (E) any fees, settlement payments or other charges related to any litigation or administrative proceeding resulting from such Event of Loss).

To the extent the amounts that must be netted against any cash proceeds and Cash Equivalents cannot be reasonably determined by the Company with respect to any Event of Loss, such cash proceeds and Cash Equivalents shall not be deemed received until such amounts to be netted are known by the Company.

“Non-Collateral Assets” has the meaning specified in 10.11(h).

“Non-Collateral Asset Sale Redemption” has the meaning specified in 10.11(i).

“Note Documents” means this Indenture, the Notes, the related Guarantees, the Security Documents and the Intercreditor Agreements.

“Notes” means the Company’s 3.250% Senior Secured Notes due 2027, issued under this Indenture, as amended or supplemented from time to time.

“Notes Obligations” means all obligations for principal, premium (if any), interest, if any, penalties, fees, indemnifications, reimbursements, damages, liabilities and other amounts payable of the Company and the Subsidiary Guarantors under the Note Documents.

“Notice” has the meaning specified in Section 1.17.

“Notice of Default” means a written notice of the kind specified in Sections 5.01(d) and 5.01(g).

“Officer’s Certificate” means a certificate signed on behalf of the Company by a Managing Trustee, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Controller, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel addressed to the Trustee. The counsel may be an employee of or counsel to the Company or any Affiliate.

“Optional Redemption” has the meaning specified in Section 11.01(a).

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)              Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)             Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)            Notes as to which Defeasance has been effected pursuant to Section 13.02 or satisfaction and discharge has been effected pursuant to Article Four; and

(iv)            Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that solely in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, or whether a quorum is present at a meeting of Holders of Notes, (A) the principal amount of Notes which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof, (B) if, as of such date, the principal amount payable is not determinable, the principal amount of Notes which shall be deemed to be Outstanding shall be the principal amount which would be due and payable at the Stated Maturity and (C) Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, or upon any such determination as to the presence of a quorum, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal (and premium, if any) plus any interest on the Notes on behalf of the Company.

“Permitted Credit Facility Liens” means any Lien on all or a portion of any Collateral (as defined in the Credit Agreement as in effect on the Issue Date).

“Permitted Junior Lien” means any Lien on all or a portion of any First Lien Collateral that ranks junior in priority to the Liens on the First Lien Collateral securing the Notes and the related Guarantees in accordance with the terms of an Acceptable Junior Intercreditor Agreement.

“Permitted Liens” means:

(i)              Liens securing the Notes Obligations and any other Liens existing on the Issue Date (other than any Liens permitted by clauses (x), (xi), (xii) or (xiii) of this definition);

(ii)             Liens securing (1) taxes, assessments and other charges or levies imposed by any Governmental Authority (x) which are not then due and payable or (y) if due and payable, which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of such Person in accordance with generally accepted accounting principles or (2) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals or other Charges (as defined in the Form of Mortgage attached hereto as Exhibit D) incurred in the ordinary course of business, in each case, (x) the failure of which to pay would not reasonably be expected to result in a Material Adverse Effect or (y) if such Lien is the responsibility of a financially responsible tenant, mortgagor or manager to discharge;

(iii)            with respect to any Property, Liens that are easements, covenants, conditions, rights-of-way, zoning restrictions, encroachments, encumbrances, and rights or restrictions of record on the use of real property and other similar matters of record affecting title that do not (1) secure obligations for the payment of money or (2) in the aggregate, materially impair the use of the affected property for its intended purpose by the Company or any Subsidiary Guarantor in the normal conduct of such Person’s business;

(iv)            Liens granted by any tenant on its leasehold estate in a Property;

(v)             the interests of tenants, operators or managers of Properties;

(vi)            judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default hereunder;

(vii)          non-exclusive licenses of intellectual property rights in the ordinary course of business (other than any such transactions with any Affiliate of the Company (other than the Company or any Subsidiary Guarantor) that are not at least for Fair Market Value);

(viii)         matters disclosed in any title report, commitment or policy provided to or obtained by Collateral Agent on or before Issue Date;

(ix)            with respect to First Lien Collateral, Permitted Junior Liens;

(x)             with respect to Second Lien Collateral, Permitted Senior Liens, which, for the avoidance of doubt, may be senior in all respects to the Liens securing the Notes, securing Debt in an aggregate principal amount outstanding on the Issue Date not to exceed (x) $610,000,000 plus (y) the amount of closing fees, expenses, discounts and other amounts paid in connection therewith;

(xi)             Permitted Credit Facility Liens securing any Credit Facilities in an aggregate principal amount at any time outstanding not to exceed (x) $425,000,000 plus (y) the amount of customary closing fees, expenses and other amounts to be paid in connection with the replacement or refinancing of any Credit Facility;

(xii)             Liens securing all obligations under the Existing Mortgage Notes (or any Permitted Refinancing Indebtedness thereof) and the other related documentation in an aggregate principal amount at any time outstanding not to exceed (x) $177,400,000 plus (y) the amount of closing fees, expenses, discounts and other amounts paid in connection therewith;

(xiii)            Liens securing all obligations under the March 2029 Notes (or any Permitted Refinancing Indebtedness in respect thereof) and the other related documentation in an aggregate principal amount at any time outstanding not to exceed (x) $300,000,000 plus (y) the amount of closing fees, expenses, discounts and other amounts paid in connection therewith; or

(xiv)            Liens arising in connection with any JV Transaction not prohibited by this Indenture.

“Permitted Refinancing Indebtedness” means Debt of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to, or which serves to, extend, refinance, modify, renew, replace, defease, discharge or refund other Debt of the Company or any of its Subsidiaries (other than intercompany Debt); provided that:

(A) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Debt so extended, refinanced, modified, renewed, replaced, discharged or refunded except by an amount equal to accrued and unpaid interest and premium (including tender premiums) thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, replacement, substitution, renewal or extension and by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn immediately prior to such refinancing and such drawing shall be deemed to have been made;

(B) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Debt being extended, refinanced, modified, renewed, replaced, defeased, discharged or refunded; and

(C) if the Debt being extended, refinanced, modified, renewed, replaced, defeased, discharged or refunded is subordinated in right of payment to the Notes, the Permitted Refinancing Indebtedness resulting from such extension, refinancing, modification, renewal, replacement, defeasance, discharge or refund is subordinated in right of payment to the Notes on terms at least as favorable to Holders as those contained in the documentation governing the indebtedness being extended, refinanced, modified, renewed, replaced, defeased, discharged or refunded.

For the avoidance of doubt, Permitted Refinancing Indebtedness includes successive incurrences of Permitted Refinancing Indebtedness of the same Debt.

In addition, to the extent any Debt is incurred to refinance the Notes, such Debt shall constitute Permitted Refinancing Indebtedness only if it refinances the full aggregate principal amount of the Notes outstanding at such time.

“Permitted Senior Liens” means any Lien on all or a portion of any Second Lien Collateral that ranks senior to the Liens on the Second Lien Collateral securing the Notes and the related Guarantees in accordance with the terms of the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement or any Acceptable Senior Intercreditor Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means the place or places where the principal of (and premium, if any) and any interest on the Notes are payable as specified as contemplated by Section 10.02.

“Pledge Agreement” means that certain Pledge Agreement dated as of the Issue Date, executed by the Company and certain of the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Pledged Collateral” has the meaning specified in the Pledge Agreement.

“Predecessor Note” means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock that has a preference on liquidation, dissolution or winding up or with respect to distributions or dividends over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

“Property” means any parcel of real property, together with all improvements thereon.

“Qualified Appraisal” means an appraisal conducted by a third party M.A.I. appraisal firm with a national, established reputation for the valuation of commercial properties similar to the applicable First Lien Collateral Property or Second Lien Collateral Property.

“Record Date” for the interest payable on any Interest Payment Date, if any, means March 15, June 15, September 15 and December 15 (in each case, whether or not a Business Day) immediately before such Interest Payment Date.

“Redemption Date” means the date fixed for redemption of the Notes by or pursuant to this Indenture.

“Redemption Price” means the price at which the Notes are to be redeemed pursuant to this Indenture.

“Reinvestment Election” has the meaning specified in Section 10.11(d).

“Reinvestment Window” has the meaning specified in Section 10.11(d).

“Release Condition” means, on such date of determination, the occurrence of either (a) the aggregate principal amount of Notes then Outstanding divided by the aggregate amount of Adjusted Total Assets represented by the First Lien Properties as of such date, after giving pro forma effect for any Asset Sales (including any receipt of proceeds in connection therewith) after the quarter in which Adjusted Total Assets has been determined, being less than thirty-seven-and-a-half percent (37.5%) or (b) the aggregate principal amount of the Outstanding Notes being less than $150,000,000.

“Responsible Officer,” when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have responsibility for the administration of this Indenture.

“RMR” means The RMR Group LLC, together with its subsidiaries and successors and permitted assigns.

“Second Lien Collateral” means all of the Second Lien Collateral Properties and the Second Lien Pledged Collateral, in each case, pledged as collateral to secure the Notes Obligations pursuant to the terms of the Security Documents.

“Second Lien Collateral Asset Sale Redemption” has the meaning specified in Section 10.11(g).

“Second Lien Collateral Property” means each of the fee-owned real properties identified on Schedule B that has not been released from the Liens securing the Notes Obligations in accordance with the provisions of this Indenture.

“Second Lien Collateral Property Release” has the meaning specified in Section 14.04(d).

“Second Lien Excess Proceeds” has the meaning specified in Section 10.11(g).

“Second Lien Guarantors” means the entities set forth on Schedule E attached hereto or any Subsidiary of the Company that acquires and directly holds one or more Second Lien Collateral Properties that are Collateral subject to Liens securing the Notes.

“Second Lien Pledged Collateral” has the meaning specified in the Pledge Agreement.

“Secured Debt” means Debt secured by a Lien on the property of the Company or its Subsidiaries.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Documents” means the Pledge Agreement, the Mortgages, any other documents granting a Lien (including any security documents entered into for purposes of granting a security interest in a JV Interest) upon the Collateral in favor of the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders as security for payment of the Notes Obligations.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05(a).

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning of Regulation S-X promulgated by the Commission under the Securities Act) of the Company.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Specified Guarantors” the entities set forth on Schedule F attached hereto.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereof.

“Stated Maturity,” when used with respect to the Notes or any installment of principal or interest thereon, means the date specified in the Notes as the fixed date on which the principal of such Note or such installment of principal or interest thereon is due and payable.

“Subordinated Debt” means Debt which by the terms of such Debt is subordinated in right of payment to the principal and interest and premium, if any, on the Notes.

“Subsidiary” means any corporation or other Person of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by the Company or one or more other Subsidiaries of the Company, and which is required to be consolidated in accordance with generally accepted accounting principles. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors or persons serving comparable functions as directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of Article Twelve of this Indenture.

“Subsidiary Guarantor” means each First Lien Guarantor, Second Lien Guarantor, Unsecured Guarantor, March 2029 Notes Unsecured Guarantor, Additional Guarantor and any other Subsidiary of the Company that provides a Subsidiary Guarantee of the Notes in accordance with this Indenture; provided that (i) upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with this Indenture, such Person ceases to be a Subsidiary Guarantor and (ii) notwithstanding anything to the contrary in any Note Document, in no event shall an Excluded Subsidiary be required hereunder to be a Subsidiary Guarantor so long as it is an Excluded Subsidiary.

“Total Assets” as of any date means the sum of (i) the Undepreciated Real Estate Assets, (ii) the Fair Value of all Equity Method Investments of the Company and its Subsidiaries and (iii) all other assets of the Company and its Subsidiaries on such date determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles); provided that the portion of Total Assets attributable to Equity Method Investments of the Company and its Subsidiaries may not exceed 35%.

“Total Unencumbered Assets” as of any date means the sum of (i) those Undepreciated Real Estate Assets not securing any portion of Secured Debt, (ii) the Fair Value of all Equity Method Investments of the Company and its Subsidiaries not securing any portion of Secured Debt and (iii) all other assets of the Company and its Subsidiaries not securing any portion of Secured Debt on such date determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles); provided that, in determining Total Unencumbered Assets as a percentage of the aggregate outstanding principal amount of Unsecured Debt of the Company and its Subsidiaries on a consolidated basis for purposes of the covenant set forth in Section 10.08 of this Indenture, Joint Venture Interests shall be excluded from Total Unencumbered Assets to the extent such Joint Venture Interests would otherwise be included therein; and provided further that the portion of Total Unencumbered Assets attributable to Equity Method Investments of the Company and its Subsidiaries may not exceed 35%.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unsecured Debt” means any Debt of the Company or its Subsidiaries which is not Secured Debt.

“Unsecured Guarantors” means (i) the Initial Subsidiary Guarantors and (ii) any Additional Guarantors, in each case, that are not First Lien Guarantors, Second Lien Guarantors or March 2029 Notes Unsecured Guarantors.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.

Section 1.02.             Compliance Certificates and Opinions

Except (x) in connection with any action related to the issuance of the Notes on (or immediately promptly after) the Issue Date or (y) as otherwise specified in this Indenture, upon any application or request by the Company to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Company shall, upon request by the Trustee, furnish to the Trustee (i) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.04) shall include

(i)             a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)           a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)            a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.             Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.             Acts of Holders; Record Dates

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Notes shall be proved by the Security Register. Notwithstanding the foregoing, solely for purposes of determining whether any action to be taken or consent to be given under this Indenture is authorized, an owner of a beneficial interest in a Global Note shall be treated as a Holder, which ownership may be established through: (i) a DTC participant statement evidencing ownership, (ii) a broker statement accompanied by an officer’s certificate or (iii) any other method acceptable to the Trustee.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of the Notes shall bind every future Holder of the Notes and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1.06.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(b) or (iv) any direction referred to in Section 5.12, in each case with respect to the Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party in writing, and to each Holder of Notes in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to the Notes may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 1.05.             Notices, Etc., to Trustee and Company

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

(i)              the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by electronic mail) to or with the Trustee at its Corporate Trust Office, Attention: Office Properties Income Trust; 3.250% Senior Secured Notes due 2027; or

(ii)             the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered by electronic means of transmission or to the address listed in Section 1.16.

Section 1.06.             Notice to Holders; Waiver

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Notwithstanding any other provision of this Indenture or the Notes other than a provision that expressly states that this paragraph is not applicable to the Notes, when this Indenture or the Notes provides for notice of any event (including any notice of redemption) to a Holder of Notes in global form (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for the Notes (or its designee) pursuant to the customary procedures of such Depositary. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07.         Trust Indenture Act

Except with respect to specific provisions of the Trust Indenture Act expressly referenced in the provisions of this Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture and the Notes.

Section 1.08.         Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction hereof.

Section 1.09.         Successors and Assigns

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10.         Separability Clause

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.         Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.         Governing Law

This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.13.         Legal Holidays

If any Interest Payment Date, Redemption Date, including pursuant to an Asset Sale or Event of Loss for the Notes or a Mandatory Amortization or Quarterly Amortization, or the Stated Maturity for the principal of the Notes falls on a day that is not a Business Day, the payment otherwise payable on such day will be due and payable on the next succeeding Business Day, and no interest will accrue thereon for the period from and after such Interest Payment Date, Redemption Date, including pursuant to an Asset Sale or Event of Loss, Mandatory Amortization, Quarterly Amortization, or the Stated Maturity, as the case may be, through such next succeeding Business Day.

Section 1.14.         Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 1.15.         No Personal Liability

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING OFFICE PROPERTIES INCOME TRUST (FORMERLY KNOWN AS SELECT INCOME REIT), DATED JUNE 8, 2009, AS AMENDED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF OFFICE PROPERTIES INCOME TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, OFFICE PROPERTIES INCOME TRUST. ALL PERSONS DEALING WITH OFFICE PROPERTIES INCOME TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF OFFICE PROPERTIES INCOME TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

Section 1.16.         Notices

Notices to the Company or any Subsidiary Guarantor shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, email: ir@opireit.com, Attention: President; notices to the Trustee shall be directed to it at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, email: david.doucette@usbank.com, fax number (617) 603-6683, Attention: Corporate Trust Department, re: Office Properties Income Trust 3.250% Senior Secured Notes due 2027, or as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All notices and communications (other than those sent to Holders of the Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when receipt is acknowledged, if sent by e-mail or facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 1.17.         Counterparts

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the ESIGN Act of 2000, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC. The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

ARTICLE Two

INTEREST RATE; INTEREST PAYMENTS

Section 2.01.         Interest Rate; Interest Payments

(a)            Unless previously redeemed, the Notes will bear interest at 3.250% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2024 (each of which shall be an “Interest Payment Date”), to the Persons in whose names the Notes are registered in the Security Register at the close of business on the Record Date, which shall be March 15, June 15, September 15 or December 15 (in each case, whether or not a Business Day), as the case may be, immediately before such Interest Payment Date.

(b)            Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(c)            If any scheduled Interest Payment Date, the Stated Maturity, any Redemption Date, or any payment in connection with a Mandatory Amortization or Quarterly Amortization falls on a day that is not a Business Day, the applicable payment will be made on the next Business Day and no interest will accrue thereon for the period from and after such Interest Payment Date, the Stated Maturity or such Redemption Date.

ARTICLE Three

the notes

Section 3.01.         Form and Dating

Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s (or the Authenticating Agent’s) certificate of authentication shall each be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in form reasonably acceptable to the Company. The Company shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture.

Section 3.02.         Denominations

The Notes shall be issued only in registered form without coupons and only in minimum denominations of $2,000 in principal amount and any integral multiples of $1,000 in excess thereof.

Section 3.03.         Execution, Authentication, Delivery and Dating

The Notes shall be executed on behalf of the Company by a Responsible Officer. The signature of any of these officers on the Notes may be manual, electronic (including DocuSign or other electronic platform) or facsimile.

Notes bearing the manual, electronic (including DocuSign or other electronic platform) or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate (whether itself or via the Authenticating Agent), which such authentication may be by manual, electronic (including DocuSign or other electronic platform) or facsimile signature, on (or immediately promptly after) the Issue Date, Notes for original issue up to an aggregate principal amount of $[445,000,000].

The Trustee may appoint an Authenticating Agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An Authenticating Agent has the same rights as any Security Registrar, co-Security Registrar, Paying Agent or transfer agent to deal with the Company or an Affiliate of the Company.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04.         Temporary Notes

Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture.

Section 3.05.         Registration, Registration of Transfer and Exchange

(a)            The Company shall cause to be kept at an office or agency to be maintained by the Company in accordance with Section 10.02 a register (being the combined register of the Security Registrar and all transfer agents designated pursuant to Section 10.02 for the purpose of registration of transfer of Notes and sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

(b)            The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. A transferee of the Notes shall be deemed to have represented and agreed to the matters as provided in Appendix A. A transfer in violation of the requirements of Appendix A shall be void ab initio.

(c)            Subject to Section 3.05(b), upon surrender for registration of transfer of any Note at the office or agency of the Company maintained pursuant to Section 10.02 for such purpose in a Place of Payment for that Note, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount.

(d)            All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(e)            Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or the attorney of such Holder duly authorized in writing.

(f)             No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 9.05 or 11.08 not involving any transfer.

(g)            If the Notes are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (B) to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 3.06.         Mutilated, Destroyed, Lost and Stolen Notes

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07.         Payment of Interest; Interest Rights Preserved

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on all overdue amounts at a rate equal to 12.000% per annum to the extent the Notes Obligations have been accelerated pursuant to Section 5.02 or, to the extent an Event of Default specified in Section 5.01(a), Section 5.01(b), Section 5.01(e) or Section 5.01(f) has occurred and is continuing.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (or the corresponding succeeding Business Day) (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)            The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section 3.07 provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)            The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 3.07, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.08.         Persons Deemed Owners

Prior to due presentment of a Note for registration of transfer, the Company, each Subsidiary Guarantor, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal, premium, if any, and any interest (subject to Section 3.07), if any on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, any Subsidiary Guarantor, the Trustee nor any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

Section 3.09.         Cancellation

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order or, in the absence of such a Company Order, in the Trustee’s customary manner, which manner shall be communicated in writing to the Company.

Section 3.10.         Currency

The principal of each Note payable at its Maturity shall be paid against presentation and surrender thereof at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public or private debts.

Section 3.11.         ISIN/CUSIP Numbers

The Company, in issuing the Notes, may use “ISIN” and/or “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use such “ISIN” and/or “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee of any change in “ISIN” and/or “CUSIP” numbers.

Section 3.12.         Amount

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is equal to the aggregate principal amount of Notes issued on the Issue Date. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $[445,000,000].

The Company may not, after the Issue Date, without notice to or consent of the Holders, create or issue additional Notes under this Indenture.

ARTICLE Four

Satisfaction and Discharge

Section 4.01.          Satisfaction and Discharge of Indenture

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)            either

 (i)             all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

 (ii)            all such Notes not theretofore delivered to the Trustee for cancellation

 (A)            have become due and payable, or

 (B)            will become due and payable at their Stated Maturity within one year, or

 (C)            are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee (i) money in an amount, or (ii) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any) and any accrued and unpaid interest, if any, on, such Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided that with respect to a Redemption Date, if all or a portion of the Redemption Price is based on or consists of a redemption premium that is required to be calculated based on a treasury rate or other floating or adjustable rate a specified number of days prior to such Redemption Date, the amount deposited shall be sufficient to the extent that the amount deposited with the Trustee is equal to such redemption premium calculated as of the date of the notice of redemption, with any deficit on the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid);

(b)            the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

Section 4.02.         Application of Trust Money and Government Obligations

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any), and any interest on, such Notes for whose payment such money has been deposited with the Trustee.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 4.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

ARTICLE Five

Remedies

Section 5.01.          Events of Default

“Event of Default,” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)            default in the payment of the principal of (and premium, if any) the Notes at the Stated Maturity, upon redemption or otherwise (including, a default in making a payment to purchase Notes pursuant to a First Lien Collateral Asset Sale Redemption, a Second Lien Collateral Asset Sale Redemption, a Non-Collateral Asset Sale Redemption, a JV Redemption, an Event of Loss Redemption, Mandatory Amortization or Quarterly Amortization) on the date specified for payment in the applicable offer or notice;

(b)            default in the payment of any interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

(c)            a final judgment or order (not covered by insurance, treating any deductibles, self-insurance or retention as not so covered) for the payment of money in excess of $25,000,000 against the Company or any Significant Subsidiary and such judgment or order shall not be paid, stayed, dismissed or discharged, and there shall be a period of 60 consecutive days after the final judgment or order that causes such amount to exceed $25,000,000 million during which a stay of enforcement of such final judgment or order is not in effect;

(d)            (i) default in the performance of, or breach of, any covenant of the Company or any Subsidiary Guarantor in this Indenture (other than Section 10.12), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of more than 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder or (ii) default in the performance of, or breach of, Section 10.12, and continuance of such default or breach for a period of 45 days;

(e)            the Company, a Subsidiary Guarantor or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, or (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(f)             a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company, a Subsidiary Guarantor or a Significant Subsidiary in an involuntary case, (ii) appoints a Custodian of the Company, a Subsidiary Guarantor or such Significant Subsidiary or for all or substantially all of its property, or (iii) orders the liquidation of the Company, a Subsidiary Guarantor or such Significant Subsidiary, and the order or decree remains unstayed and in effect for 90 days;

(g)            a default under any bond, debenture, note or other evidence of indebtedness for borrowed money of the Company or a Subsidiary Guarantor, or under any mortgage, indenture or other instrument of the Company or a Subsidiary Guarantor under which there may be issued or by which there may be secured any indebtedness for borrowed money of the Company or a Subsidiary Guarantor (or by any Subsidiary, the repayment of which the Company or a Subsidiary Guarantor has guaranteed or for which the Company or a Subsidiary Guarantor is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $25,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, however, that if there is no other senior indebtedness of the Company or the Subsidiary Guarantors the maturity of which would be accelerated by a default under any of the Company’s or the Subsidiary Guarantor’s indebtedness in an aggregate principal amount of $25,000,000 or less, the references to $25,000,000 in this clause shall be replaced by the lesser of (i) the indebtedness cross-default amount contained in the Company’s or the Subsidiary Guarantor’s then existing senior secured credit facility, if any, and (ii) such other senior indebtedness, as long as such amount is greater than $25,000,000, not to exceed $50,000,000. Such default shall not be an Event of Default if the indebtedness shall have been discharged, or such acceleration has been rescinded or annulled, within a period of 10 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of more than 25% in aggregate principal amount of the Outstanding Notes, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” under this Indenture;

(h)            any Subsidiary Guarantee of a Subsidiary Guarantor ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantees, as the case may be;

(i)             unless such Liens have been released in accordance with the provisions of this Indenture or the Security Documents with respect to such Liens or in accordance with the provisions of the applicable Intercreditor Agreement, the Liens in favor of the Holders with respect to Collateral having a Fair Market Value in excess of $25,000,000 in the aggregate cease to be valid or enforceable and such default continues for 30 days, or the Company shall assert or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that security interests with respect to Collateral having a Fair Market Value in excess of $25,000,000 in the aggregate is invalid or unenforceable (except as contemplated by the terms of this Indenture or the applicable Security Documents or Intercreditor Agreement) and, in the case of any Subsidiary Guarantor, the Company shall fail to cause such Subsidiary Guarantor to rescind such assertions within 30 days after the Company has actual knowledge of such assertions; or

(j)             failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice or such longer period as may be provided in the applicable Security Documents with its other agreements contained in such Security Documents, in each case, except for a failure that would not be material to the Holders and would not materially affect the value of the Collateral taken as a whole.

Section 5.02.         Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in Section 5.01(e) or 5.01(f)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than a majority of the principal amount of the Outstanding Notes may declare the principal amount of the Notes plus accrued and unpaid interest, if any, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in Section 5.01(e) or 5.01(f) occurs, the principal amount of the Notes plus accrued and unpaid interest, if any, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(a)            the Company has paid or deposited with the Trustee a sum sufficient to pay

(i)             the principal of (and premium, if any) the Notes which have become due otherwise than by such declaration of acceleration and any interest thereon,

(ii)            to the extent that payment of such interest is lawful, interest upon overdue interest on the Notes, and

(iii)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)            all Events of Default, other than the non-payment of the principal on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

If a default for a failure to report or failure to deliver a required certificate in connection with another default (such other default, the “Initial Default”) occurs, then at the time such Initial Default is cured, the default for a failure to report or failure to deliver a required certificate in connection with the Initial Default will also be cured without any further action and any default or Event of Default for the failure to comply with the time periods prescribed under Section 10.10 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 10.10 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 5.03.         Collection of Indebtedness and Suits for Enforcement by Trustee

The Company covenants that if:

(a)            default is made in the payment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)            default is made in the payment of principal of (and premium, if any) the Notes at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal of (and premium, if any), and interest on the Notes, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem reasonably necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04.         [Reserved].

Section 5.05.         Trustee May Enforce Claims Without Possession of Notes

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.06.         Application of Money Collected

Any money collected by the Trustee or the Collateral Agent pursuant to this Article shall be applied in the following order and at the date or dates fixed by the Trustee, subject to the terms of the Security Documents and the Intercreditor Agreements, and, in case of the distribution of such money on account of principal or any premium or interest upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under Section 6.07 and to the Collateral Agent under Section 14.05;

SECOND: To the payment of the amounts then due and unpaid on the Notes for the principal of (and premium, if any), and any interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal of (and premium, if any), and any interest, respectively; and

THIRD: To the Company.

Section 5.07.         Limitation on Suits

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless

(a)            such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

(b)            the Holders of not less than a majority in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)            if requested, such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)            the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)            no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture or any Note, except in the manner herein or therein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08.          Unconditional Right of Holders to Receive Payment

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and any interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09.         Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.         Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.         Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.         Control by Holders

The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided that

(a)            such direction shall not be in conflict with any rule of law or with this Indenture, and

(b)            the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13.         Waiver of Past Defaults

The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder with respect to such Notes and its consequences, except a default

(a)            in the payment of the principal of (and premium, if any) or interest on the Notes (including without limitation the Mandatory Amortization and Quarterly Amortization), or

(b)            in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of each Holder of Outstanding Notes affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.         Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 5.14 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

Section 5.15.         Waiver of Usury, Stay or Extension Laws

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE Six

The Trustee

Section 6.01.         Certain Duties and Responsibilities

The duties and responsibilities of the Trustee shall be as provided by this Indenture. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02.         Notice of Defaults

If a default occurs hereunder with respect to the Notes, the Trustee shall give the Holders of Notes notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in clause (d) of Section 5.01 with respect to the Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

Section 6.03.         Certain Rights of Trustee

Subject to the provisions of Section 6.01:

(a)            the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)            any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board shall be sufficiently evidenced by a Board Resolution;

(c)            whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)            the Trustee may consult with counsel of its own selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)            the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)            the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

(j)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and the Person employed to act hereunder.

Section 6.04.         Not Responsible for Recitals or Issuance of Notes

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.05.         May Hold Notes

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06.         Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.07.         Compensation and Reimbursement

The Company agrees

(a)            to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)            except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)            to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Section 6.08.          Conflicting Interests

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to the Notes and any other indentures of the Company.

Section 6.09.         Corporate Trustee Required; Eligibility

There shall at all times be one (and only one) Trustee hereunder with respect to the Notes, which may be Trustee hereunder for the Notes. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Notes shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10.         Resignation and Removal; Appointment of Successor

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Company.

If at any time:

(i)              the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(ii)             the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)            the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Notes, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes (it being understood that any such successor Trustee may be appointed with respect to the Notes and that at any time there shall be only one Trustee with respect to the Notes) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders of Notes and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to all Holders of Notes in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

Section 6.11.          Acceptance of Appointment by Successor

In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Notes, the Company, the retiring Trustee and such successor Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein such successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12.          Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.13.         Preferential Collection of Claims Against Company

The Trustee shall be subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. For purposes of Sections 311(b)(4) and (6) of the Trust Indenture Act:

(a)            “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)            “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security; provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 6.14.         Appointment of Authenticating Agent

The Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Notes with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

If an appointment with respect to the Notes is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

As Trustee

As Authenticating Agent

By
Authorized Signatory

If all of the Notes may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Notes upon original issuance located in a Place of Payment where the Company wishes to have Notes authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such Notes.

Section 6.15.         Rules by Trustee

The Trustee may make reasonable rules for any Act of Holders or a meeting of Holders of Notes.

Section 6.16.         Trustee May File Proofs of Claim

In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to the Company or the Subsidiary Guarantors, the Trustee (irrespective of whether the Trustee shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Notes Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Holders and the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and their respective agents and counsel) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes Obligations or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

The Holders hereby irrevocably authorize the Trustee, at the direction of a majority of the Holders, to credit bid all or any portion of the Notes Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Notes Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of Title 11, United States Bankruptcy Code of 1978, as amended, or any similar Bankruptcy Laws in any other jurisdictions to which the Company or a Subsidiary Guarantor is subject, or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Trustee (whether by judicial action or otherwise) in accordance with any applicable law.

In connection with any such credit bid and purchase, the Notes Obligations owed to the Holders shall be entitled to be, and shall be, credit bid on a ratable basis (with Notes Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Trustee shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Trustee shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Trustee with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of a majority of the Holders, irrespective of the termination of the Notes and without giving effect to the limitations on actions by a majority of the Holders contained in clauses (a) through (i) of the first proviso to Section 9.01 of this Indenture) and (iii) the Trustee shall be authorized to assign the relevant Notes Obligations to any such acquisition vehicle pro rata by the Holders, as a result of which each of the Holders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Notes Obligations to be credit bid, all without the need for any Holder or acquisition vehicle to take any further action.

ARTICLE Seven

Holders’ Lists and Reports by Trustee and Company

Section 7.01.         Company to Furnish Trustee Names and Addresses of Holders

The Company will furnish or cause to be furnished to the Trustee

(a)            quarterly, not later than 15 days after each Record Date or in the case of any Notes on which quarterly interest is not payable, not more than 15 days after such quarterly dates specified by the Trustee (which shall initially be the Interest Payment Dates), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the Record Date or such quarterly date, as the case may be, and

(b)            at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 7.02.         Preservation of Information; Communications to Holders

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by Section 312(b) of the Trust Indenture Act.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that the Company and the Trustee and other Persons shall have the protection of Section 312(c) of the Trust Indenture Act.

ARTICLE Eight

Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.01.         Company May Consolidate, Etc., Only on Certain Terms

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than a direct or indirect wholly owned subsidiary of the Company), and the Company shall not permit any Person (other than a direct or indirect wholly owned subsidiary of the Company) to consolidate with or merge into the Company, unless:

(a)            The Company is the surviving corporation (as defined herein) or, in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation (as so defined) organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture or other documents or instruments as may be executed and delivered to the Trustee and Collateral Agent, in form satisfactory to the Trustee and Collateral Agent, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of this Indenture and all obligations under the Security Documents on the part of the Company to be performed or observed;

(b)            immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture or other document or instrument is required in connection with such transaction, such supplemental indenture and any other documents or instruments as may be executed and delivered to the Trustee and Collateral Agent comply with this Section 8.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries in accordance with this Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

Section 8.02.         Subsidiary Guarantor May Consolidate, Etc., Only on Certain Terms; Successor Substituted.

A Subsidiary Guarantor may not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any other Person (other than the Company or another Subsidiary Guarantor), and a Subsidiary Guarantor may not permit any other Person (other than the Company or another Subsidiary Guarantor) to consolidate with or merge into it, unless:

(a)            either (1) the Subsidiary Guarantor is the surviving entity or (2) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such conveyance, transfer or lease has been made is an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, expressly assumes, by a supplemental indenture or other documents or instruments as may be executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Subsidiary Guarantor’s obligations under the Note Documents and any conveyance, transfer or lease of all or substantially all of its properties is made subject to any Mortgages securing such properties;

(b)            immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of the Subsidiary Guarantor, any other Subsidiary or the Company as a result of such transaction as having been incurred by the Subsidiary Guarantor, such Subsidiary or the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing; and

(c)            the Company has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture or other document or instrument is required in connection with such transaction, that such supplemental indenture and any other documents or instruments as may be executed and delivered to the Trustee and Collateral Agent comply with this Section 8.02 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with;

provided that this Section 8.02 shall not apply to a transaction that complies with Section 10.11 or to a transaction pursuant to which such Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guarantee and this Indenture in accordance with Section 12.04.

Upon any consolidation of a Subsidiary Guarantor with, or merger of a Subsidiary Guarantor into, any other Person or any conveyance, transfer or lease all or substantially all of the properties and assets of a Subsidiary Guarantor in accordance with this Section 8.02, the successor Person formed by such consolidation or into which such Subsidiary Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under the Note Documents with the same effect as if such successor Person had been named as a Subsidiary Guarantor in this Indenture, and thereafter, except in the case of a lease, the predecessor Subsidiary Guarantor shall be relieved of all obligations and covenants under this Indenture and its Subsidiary Guarantee.

ARTICLE Nine

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.         Without Consent of Holders

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee and the Collateral Agent, at any time and from time to time, may amend or supplement this Indenture, the Security Documents, the Intercreditor Agreements, any Guarantee and the Notes, for any of the following purposes:

(a)            to evidence the succession of another Person to the Company or a Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company herein and in the Notes, its obligations under the Security Documents or any Intercreditor Agreement or the covenants of such Subsidiary Guarantor herein, in its Subsidiary Guarantee or its obligations under the Security Documents or any Intercreditor Agreement;

(b)            to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(c)            to add any additional Events of Default for the benefit of the Holders of the Notes;

(d)            to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of the Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of any Notes in uncertificated form;

(e)            to add guarantees of or to secure the Notes or any guarantees thereof, including to add Collateral with respect to any or all of the Notes and/or Guarantees;

(f)            to evidence the release of any Subsidiary Guarantor or any guarantor of the Notes in accordance with this Indenture;

(g)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee, a successor Collateral Agent or a successor paying agent with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of this Indenture (including Section 6.11 or Section 14.01, as applicable);

(h)            to cure any ambiguity, to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;

(i)             to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance (whether legal or covenant defeasance) or satisfaction and discharge of the Notes; provided that any such action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(j)             with respect to the Security Documents, as provided in the relevant Security Document;

(k)            to comply with the rules of any applicable Depositary;

(l)             to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (l) shall not adversely affect the interests of the Holders of Notes in any material respect;

(m)            to provide for the succession of any parties to the Security Documents (and any amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplement or other modification from time to time that is not prohibited by this Indenture;

(n)            [reserved];

(o)            to release any Collateral from the Lien securing the Notes when permitted or required by the Security Documents, the Intercreditor Agreements and/or this Indenture (including pursuant to Section 10.11 and Section 14.04);

(p)            to make, complete or confirm any grant of a Lien or security interest in any property or assets as additional Collateral securing the Notes Obligations, including when permitted or required by this Indenture or the Security Documents; or

(q)            to execute or amend any Security Document or any Intercreditor Agreement (or any supplement or joinder to any of the foregoing) under circumstances provided in this Indenture or therein.

Section 9.02.         With Consent of Holders

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee and Collateral Agent may amend or supplement this Indenture, the Security Documents, the Intercreditor Agreements, any Guarantee and the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such amendment or supplement shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)            change the Stated Maturity of the principal of, or any installment of principal or interest on, any Note, or reduce the principal amount or the rate or timing of interest thereon, or reduce the amount (including the amount of any premium payable) due upon the redemption thereof, or reduce the amount of the principal of a Note which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or that would be due and payable upon the Mandatory Amortization or a Quarterly Amortization, in each case, pursuant to Section 11.03, or change the date on which any Note may be subject to redemption, or change any Place of Payment where, or the coin or currency in which, any Note, premium, if any, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(b)            reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such amendment or supplement, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(c)            modify any of the provisions of this Section, Section 5.08 or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” or “the Collateral Agent” and concomitant changes in this Section or the deletion of this proviso, in accordance with the requirements of this Indenture (including Section 6.11, Section 14.01 and clause (g) of Section 9.01, as applicable);

(d)            change or alter the priority of the Liens securing the Notes in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than as provided under the terms of this Indenture or the Security Documents; or

(e)            change any Security Document or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Notes, other than as provided under the terms of this Indenture or the Security Documents.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.         Execution of Supplemental Indentures

The Trustee and the Collateral Agent, as applicable, shall sign any amendment, supplement or waiver authorized pursuant to Section 3.12 or this Article Nine; provided that the Trustee and the Collateral Agent may, but shall not be obligated to, enter into any such supplemental indenture which affects their respective rights, duties or immunities under this Indenture or otherwise. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by Section 3.12 or this Article or the modifications thereby of the trusts created by this Indenture, the Trustee and the Collateral Agent shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

Section 9.04.         Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under Section 3.12 or this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.         Reference in Notes to Supplemental Indentures

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to Section 3.12 or this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE Ten

Covenants

Section 10.01.       Payment of Principal, Premium and Interest

The Company covenants and agrees that it will duly and punctually pay the principal of (and premium, if any), and any interest on, the Notes in accordance with the terms of the Notes and this Indenture.

Section 10.02.       Maintenance of Office or Agency

The Company will maintain in each Place of Payment for the Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03.       Money for Notes Payments to Be Held in Trust

If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any), and any interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (and premium, if any), and any interest, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of (and premium, if any), and any interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal of (and premium, if any), and any interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal of (and premium, if any), and interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any), and any interest on, any Notes and remaining unclaimed for two years after such principal (and premium, if any) and any interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.04.       Statement by Officers as to Default

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.05.       Existence

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 10.06.       [Reserved].

Section 10.07.       Limitations on Incurrence of Debt and Issuance of Preferred Stock.

(a)            The Company will not, and will not permit any Subsidiary to, incur any additional Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication):

(i)            Total Assets as of the end of the fiscal quarter covered by the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted or required under the Exchange Act, with the Trustee ) (such quarter, the “Latest Completed Fiscal Quarter”) prior to the incurrence of such additional Debt; and

(ii)            the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such Latest Completed Fiscal Quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

“Adjusted Total Assets” means the sum of (i) and (ii) above.

(b)            The Company will not, and will not permit any Subsidiary to, incur any additional Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 40% of Adjusted Total Assets.

(c)            The Company will not, and will not permit any Subsidiary to, incur any additional Debt if, immediately after giving effect to the incurrence of such additional Debt and on a pro forma basis, including the application of the proceeds therefrom, the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, and calculated on the assumptions that:

(i)              such Debt and any other Debt incurred by the Company and its Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

(ii)             the repayment, retirement or other discharge of any other Debt by the Company and its Subsidiaries on a consolidated basis since the first day of such four-quarter period had occurred at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

(iii)            in the case of Acquired Debt or Debt incurred in connection with or in contemplation of any acquisition, including any Person becoming a Subsidiary, since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

(iv)            in the case of any acquisition or disposition by the Company and its Subsidiaries on a consolidated basis of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating interest rate, then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entirety of such four-quarter period had been the applicable rate for the entirety of such period.

(d)            The First Lien Guarantors will not, and the Company will not permit any First Lien Guarantor or any Subsidiary of a First Lien Guarantor to, incur any Funded Debt or issue any shares of Disqualified Stock or Preferred Stock; provided that the foregoing limitations shall not apply to:

(i)             the Notes (including any guarantees thereof) or any Permitted Refinancing Indebtedness in respect thereof; or

(ii)            (x) any Funded Debt incurred by any First Lien Guarantor that is not secured by a Lien on any portion of the First Lien Collateral (other than Permitted Junior Liens) and/or (y) any Preferred Stock; provided that, the maturity date (or mandatory redemption date on such Preferred Stock, if applicable) of such Funded Debt or Preferred Stock incurred under this clause (ii) is not less than 180 days after the Stated Maturity of the Notes.

(e)            The Company will not permit any Second Lien Guarantor, Unsecured Guarantor or any March 2029 Notes Unsecured Guarantor to incur any Funded Debt; provided that the foregoing limitations shall not apply to:

(i)              the Notes (including any guarantees thereof) or any Permitted Refinancing Indebtedness in respect thereof;

(ii)             the Existing Mortgages (including any guarantees thereof) or any Permitted Refinancing Indebtedness in respect thereof;

(iii)            the 2029 Exchange Notes (including any guarantees thereof);

(iv)            the March 2029 Notes (including any guarantees thereof) or any Permitted Refinancing Indebtedness in respect thereof; provided that, such Permitted Refinancing Indebtedness shall not be incurred or Guaranteed by any Subsidiary of the Company that is not the issuer or a guarantor of the Debt being refinanced;

(v)             Funded Debt in an aggregate principal amount at any time outstanding of up to $175,000,000; or

(vi)            any Funded Debt incurred by any Second Lien Guarantor that is not secured by a Lien on any portion of the Second Lien Collateral; provided that, the maturity date of such Funded Debt incurred under this clause (vi) is not less than 180 days after the Stated Maturity of the Notes.

(f)            The Company will not permit any of its Subsidiaries that hold any properties that are not subject to a Lien securing Debt to issue any shares of Preferred Stock unless such Subsidiary is a Subsidiary Guarantor; provided that the foregoing limitation shall not apply to issuances of Preferred Stock in connection with a sale or other disposition (including through merger or consolidation) or in connection with a JV Transaction that is not prohibited by the Note Documents.

(g)            The Company shall not permit any of its Subsidiaries that is an Excluded Subsidiary to:

(i)              issue Preferred Stock; or

(ii)             Guarantee any other Funded Debt of the Company or any of its Subsidiaries, unless the Notes are ratably and equally Guaranteed by such Subsidiaries in accordance with the terms of this Indenture, other than:

(A)             Guarantees of Funded Debt in respect of any Credit Facilities in an aggregate principal amount at any time outstanding not to exceed (x) $425,000,000 plus (y) the amount of customary closing fees, expenses and other amounts to be paid in connection with the replacement or refinancing of any Credit Facility;

(B)              Guarantees granted in connection with a JV Transaction not otherwise prohibited by this Indenture; or

(C)             any Guarantees existing on the Issue Date and any Permitted Refinancing Indebtedness thereof.

(h)            Notwithstanding the limitations contained in paragraphs (a), (b), (c), (d), (e), (f) and (g) of this Section 10.07, Section 10.08 and Section 10.09, the Company and its Subsidiaries may incur Permitted Refinancing Indebtedness (other than Permitted Refinancing Indebtedness that refinances the 2029 Exchange Notes).

Section 10.08.       Maintenance of Total Unencumbered Assets.

The Company and its Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles.

Section 10.09.       Limitations on Liens.

(a)            The Company will not, and will not cause or permit any of the Subsidiary Guarantors to, create, incur, assume or otherwise cause to exist or become effective (i) any Lien securing Debt upon any Collateral or (ii) any Lien securing Debt upon any assets of the Company or the Subsidiary Guarantors that are not Collateral without equally and ratably securing the Notes, in each case other than Permitted Liens.

(b)            The Company will not, and will not cause or permit any Subsidiary to create, incur, assume or otherwise cause to exist or become effective any Junior Priority Lien on (i) the Collateral (as defined in the Credit Agreement as in effect on the Issue Date), other than Junior Priority Liens securing the 2029 Exchange Notes, (ii) the Existing Mortgaged Properties or (iii) the Collateral (as defined in the March 2029 Notes Indenture as in effect on the Issue Date). For the avoidance of doubt, Liens that are not Junior Priority Liens shall, in each case, not be restricted by this Section 10.09(b).

Section 10.10.       Provision of Financial Information.

(a)            Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, it will, within 15 days after each of the respective dates by which it would have been required to file annual reports, quarterly reports and other documents with the Commission if it were so subject:

(1) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual, quarterly and other reports, financial statements and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, if it were subject to such Sections,

(2) file with the Trustee copies of the annual, quarterly and other reports, financial statements and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, if it was subject to such Sections, and

(3) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder; provided that, the foregoing requirements shall be deemed satisfied if the foregoing materials are available on the Commission’s EDGAR system or on the Company’s website within the applicable time period.

(b)            At the time annual or quarterly reports are provided pursuant to Section 10.10(a), the Company shall file, furnish or otherwise publicly report portfolio-level operating financial information and key performance indictors (“KPIs”) with respect to the First Lien Collateral Properties in manner consistent with consistent with slide 27 of the Earnings presentation of Office Properties Income Trust dated October 30, 2024, as filed as Exhibit 99.2 to the Current Report on Form 8-K, filed with the Commission on October 30, 2024.

(c)            Solely following the occurrence and during the continuation of an Event of Default, no later than fifteen (15) Business Days following the time annual or quarterly reports are provided pursuant to Section 10.10(a), the Company shall deliver to the Trustee a report setting forth a list of the Collateral Properties and providing property-level reporting on the First Lien Collateral and Second Lien Collateral, which will include rent rolls, capital commitments, operating statements, cash flow statements and KPIs.

(d)            The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such reports, financial statements, documents or information filed by the Company and delivery of such reports, financial statements, documents or information to the Trustee is for informational purposes only and receipt of such shall not constitute constructive notice thereof or any information contained therein.

(e)            Notwithstanding the foregoing, if at any time the Notes become guaranteed by any direct or indirect parent company of the Company, the Company may satisfy its obligations under this Section 10.10 with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent company; provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent company and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

Section 10.11.       Limitation on Asset Sales; Event of Loss.

(a)            The Company and the First Lien Guarantors shall not, and the Company shall not cause or permit any of the First Lien Guarantors to, consummate an Asset Sale of any First Lien Collateral unless:

(i)              the Company (or the First Lien Guarantor, as the case may be) receives consideration (including by way of relief from or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale of such First Lien Collateral at least equal to the Fair Market Value (determined on any date on which such First Lien Collateral is contractually agreed to be sold in good faith by the Company) of the First Lien Collateral issued or sold or otherwise disposed of; and

(ii)            100% of the consideration received in the Asset Sale of such First Lien Collateral by the Company or such First Lien Guarantor, as the case may be, is in the form of cash or Cash Equivalents.

Notwithstanding the foregoing, in the case of an Asset Sale of the First Lien Collateral Property located at 20 Massachusetts Ave NW, Washington, D.C. 20529 (such property, the “20 Massachusetts Ave Property” and such Asset Sale, the “20 Massachusetts Ave Sale”), either (x) the gross proceeds of the 20 Massachusetts Ave Sale shall exceed $65,000,000 or (y) after giving pro forma effect to the 20 Massachusetts Ave Sale and the corresponding First Lien Collateral Asset Sale Redemption, any Release Condition is satisfied.

For the avoidance of doubt, Section 10.11(a) shall not apply to JV Transactions subject to Section 10.11(e).

(b)            No later than the 10th Business Day following receipt of the Net Proceeds in respect of an Asset Sale of any First Lien Collateral, the Company shall be required to issue a notice to redeem such aggregate principal amount of Notes (on a pro rata basis) equal to the Net Proceeds in respect of such Asset Sale at a Redemption Price equal to 100% of the principal amount of such Notes (such redemption, a “First Lien Collateral Asset Sale Redemption”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date. Any First Lien Collateral Asset Sale Redemption shall be made pursuant to the provisions of Sections 11.04 through 11.08. For the avoidance of doubt, the Net Proceeds in respect of an Asset Sale of any First Lien Collateral may not be reinvested and must be applied towards a First Lien Collateral Asset Sale Redemption.

(c)            If any Event of Loss occurs with respect to any First Lien Collateral, which results in the realization or receipt by the Company or any Subsidiary Guarantor of Net Proceeds in respect of such First Lien Collateral, the Company (or the applicable Subsidiary Guarantor, as the case may be) shall apply such Net Proceeds, on or prior to the 20th Business Day after the date of the realization or receipt of such Net Proceeds, to redeem such aggregate principal amount of Notes (on a pro rata basis) equal to the Net Proceeds in respect of such Event of Loss, if any, at a Redemption Price equal to 100% of the principal amount of such Notes (such redemption, an “Event of Loss Redemption”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date; provided that any Event of Loss Redemption shall be made pursuant to the provisions of Sections 11.04 through 11.08; provided further that no Event of Loss Redemption shall be required pursuant to this Section 10.11(c) with respect to such portion of Net Proceeds that the Company (or the applicable Subsidiary Guarantor, as the case may be) intends to reinvest or use in accordance with Section 10.11(d).

(d)            With respect to any Net Proceeds received with respect to any Event of Loss that are subject to the provisions of Section 10.11(c) above, at the option of the Company (or the applicable Subsidiary Guarantor, as the case may be), the Company or the Subsidiary Guarantor may, within 120 calendar days (the “Reinvestment Window”) following the receipt of the Net Proceeds, (i) elect to reinvest all or any portion of such Net Proceeds to replace, repair or reconstruct the First Lien Collateral subject to the Event of Loss or elect to acquire replacement property that will become First Lien Collateral, (ii) elect to use all or any portion of such Net Proceeds to satisfy any continuing or unsatisfied obligations of the Company or any Subsidiary Guarantor to tenants, operators or managers of a First Lien Collateral Property subject to the Event of Loss and (iii) any combination of the foregoing (in each case, a “Reinvestment Election”); provided that if the Company or the Subsidiary Guarantor does not make a Reinvestment Election within the Reinvestment Window or any Net Proceeds are no longer intended to be, used for a Reinvestment Election after the Company or the Subsidiary Guarantor has made a Reinvestment Election, an amount equal to any such Net Proceeds not used for a Reinvestment Election shall be applied to an Event of Loss Redemption as set forth in Section 10.11(c) within 20 Business Days after the earlier of (A) the date that the Company or Subsidiary Guarantor reasonably determines that such Net Proceeds will not be used for a Reinvestment Election or are no longer intended to be, or cannot be, used for a Reinvestment Election or (B) the expiration of the Reinvestment Window if the Company or the applicable Subsidiary Guarantor has not made a Reinvestment Election; provided further that the Company (or the applicable Subsidiary Guarantor, as the case may be) may elect to make such Reinvestment Election prior to receiving such Net Proceeds and deem the amount so invested or used to be applied pursuant to and in accordance with Section 10.11(c).

(e)            The Company, the First Lien Guarantors and the Second Lien Guarantors may not enter into any JV Transaction with respect to the Collateral. Notwithstanding the foregoing, the Company and the First Lien Guarantors may enter into a JV Transaction with respect to any JV Property if:

(i)	substantially concurrently with the consummation of any such JV Transaction with respect to any JV Property, (A) the Company shall issue a notice to redeem an aggregate principal amount of Notes (on a pro rata basis) greater than or equal to the JV Release Price in respect of such JV Property at a Redemption Price equal to 100% of the principal amount of such Notes (such redemption, a “JV Redemption”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date; provided that any JV Redemption shall be made pursuant to the provisions of Sections 11.04 through 11.08; or (B) in the case of the 20 Massachusetts Ave Property, any Release Condition is satisfied after giving pro forma effect to the consummation of such JV Transaction;

(ii)	the retained interest in such JV Property (the “JV Interest”) will directly or indirectly (including by way of a pledge of equity of an entity that holds the JV Interest or as otherwise commercially reasonable) become Collateral for the Notes no later than ten (10) Business Days after the consummation of the applicable JV Transaction in respect of such JV Property. For the avoidance of doubt, any Asset Sale of a JV Interest shall be subject to the provisions of Section 10.11(a) and (b); and

(iii)	no Person in connection with such JV Transaction is (a) an Affiliate of the Company (including no Person that enters into a JV Transaction will have any principal investors that are Affiliates of the Company). Notwithstanding the foregoing, an Affiliate of the Company may act as a developer, contractor, consultant or any other provider in respect of any such JV Transaction; provided that: (A) the payment terms of any such arrangement shall be on market terms, and (B) the independent members of the Board of Trustees of the Company shall have unanimously approved any such arrangement.

(f)             The Company and the Second Lien Guarantors shall not, and the Company shall not cause or permit any of the Second Lien Guarantors to, consummate an Asset Sale of any Second Lien Collateral unless:

(i) the Company (or such Second Lien Guarantor, as the case may be) receives consideration (including by way of relief from or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale of such Second Lien Collateral at least equal to the Fair Market Value (determined on any date on which such Second Lien Collateral is contractually agreed to be sold in good faith by the Company) of the Second Lien Collateral issued or sold or otherwise disposed of; and

(ii) 100% of the consideration received in the Asset Sale of such Second Lien Collateral by the Company or such Second Lien Guarantor, as the case may be, is in the form of cash or Cash Equivalents.

Notwithstanding the forgoing, the Company or any Subsidiary may consummate any Asset Sale of Second Lien Collateral that is permitted pursuant to the terms of any Debt secured by a Lien on such Second Lien Collateral.

(g)            Any Net Proceeds in respect of an Asset Sale of any Second Lien Collateral may be applied to redeem or otherwise repay or repurchase the 2029 Exchange Notes, and any remaining Net Proceeds thereafter shall constitute “Second Lien Excess Proceeds”. No later than the 60th Business Day following receipt of the Second Lien Excess Proceeds (or such later date to the extent a later date is necessary to comply with the terms of the 2029 Exchange Notes due to securities law considerations in timing of making repurchase offers) in respect of an Asset Sale of Second Lien Collateral, the Company shall be required to issue a notice to redeem such aggregate principal amount of Notes (on a pro rata basis) equal to the Second Lien Excess Proceeds in respect of such Asset Sale at a Redemption Price equal to 100% of the principal amount of such Notes (such redemption, a “Second Lien Collateral Asset Sale Redemption”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date. For the avoidance of doubt, the Company shall not be required to redeem (or issue any notice to redeem) Notes using the Net Proceeds of Asset Sales that do not constitute Second Lien Excess Proceeds. Any Second Lien Collateral Asset Sale Redemption shall be made pursuant to the provisions of Sections 11.04 through 11.08.

(h)            The Company shall not, and the Company shall not cause or permit any of its Subsidiaries to, consummate an Asset Sale of any Capital Stock or any real property (or improvements thereon) other than the Collateral (collectively, the “Non-Collateral Assets”) unless:

(i) the Company (or such Subsidiary, as the case may be) receives consideration (including by way of relief from or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale of any such Non-Collateral Assets at least equal to the Fair Market Value (determined on any date on which such Non-Collateral Asset is contractually agreed to be sold in good faith by the Company) of the Non-Collateral Assets issued or sold or otherwise disposed of; and

(ii) 100% of the consideration received in the Asset Sale of any such Non-Collateral Assets by the Company or such Subsidiary, as the case may be, is in the form of cash or Cash Equivalents. For the avoidance of doubt, the Company may consummate any Asset Sale of any assets that are not Non-Collateral Assets.

Notwithstanding the forgoing, the Company or any Subsidiary may consummate any Asset Sale of Non-Collateral Assets that is permitted pursuant to the terms of any Debt secured by a Lien on such Non-Collateral Assets.

(i)            No later than the 10th Business Day following receipt of the Net Proceeds in respect of an Asset Sale of Non-Collateral Assets that constitute Excess Proceeds, the Company shall be required to issue a notice to redeem such aggregate principal amount of Notes (on a pro rata basis) equal to the Excess Proceeds in respect of such Asset Sale at a Redemption Price equal to 100% of the principal amount of such Notes (such redemption, a “Non-Collateral Asset Sale Redemption”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date. For the avoidance of doubt, the Company shall not be required to redeem (or issue any notice to redeem) Notes using the Net Proceeds of Asset Sales that do not constitute Excess Proceeds. Any Non-Collateral Asset Sale Redemption shall be made pursuant to the provisions of Sections 11.04 through 11.08.

(j)            For the purposes of this Section 10.11 (and no other provision), the following shall be deemed to be cash or Cash Equivalents:

(i)             the greater of the principal amount and carrying value of any liabilities (as reflected on the most recent balance sheet of the Company provided hereunder or in the footnotes thereto), or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Company (or in the footnotes thereto) if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company, of the Company or any Subsidiary Guarantor, other than liabilities that are by their terms subordinated to the Notes Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases the Company or such Subsidiary Guarantor from such liabilities; and

(ii)            any securities received by the Company or such Subsidiary Guarantor from such transferee that are converted by the Company or such Subsidiary Guarantor into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 120 days following the closing of the applicable Asset Sale.

(k)            Notwithstanding anything to the contrary in this Indenture, the Company and its Subsidiaries shall not be required to apply the Net Proceeds from any Asset Sale with respect to any Second Lien Collateral or Non-Collateral Assets to comply with the provisions described under this Section 10.11 in the event, and to the extent that, any Debt secured by a Lien on such assets that is senior to the Lien in favor of the Notes on such assets (or where there is no Lien in favor of the Notes) (x) requires the proceeds from such Asset Sale to be applied to any such Debt, (y) is voluntarily redeemed, repurchased, realized or otherwise repaid or prepaid with the proceeds of such Asset Sale or (z) would be violated or breached by an application of Net Proceeds pursuant to the terms of this Indenture.

(l)            Notwithstanding anything to the contrary in this Indenture, the Company and the Subsidiary Guarantors shall not, and the Company shall not permit the Subsidiary Guarantors to, agree to or consummate any Asset Sale to any Affiliate of the Company (other than amongst Subsidiary Guarantors in a manner not prohibited by this Indenture).

Section 10.12.       Post-Closing Mortgages.

(a)            With respect to each First Lien Collateral Property and Second Lien Collateral Property, the Company shall provide to the Collateral Agent, on the Issue Date, a Mortgage and any necessary UCC fixture filing in respect thereof, together with:

(i)             evidence that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered and such Mortgage and any corresponding UCC or equivalent fixture filing (if applicable) are in form suitable for filing or recording in all filing or recording offices that are reasonably necessary in order to create a valid and subsisting Lien on such First Lien Collateral Property or Second Lien Collateral Property in favor of the Collateral Agent for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes each with a secured amount equal to the principal amount of the Notes; provided, however, with respect to any First Lien Collateral Property or Second Lien Collateral Property located in a jurisdiction that requires payment of mortgage recording tax (or the equivalent) based on the maximum secured indebtedness stated in such Mortgage, the Mortgages in such jurisdictions will secure an amount equal to the Fair Market Value thereof (as determined by the Company and reasonably acceptable to the Collateral Agent as of the Issue Date), (B) the Company has authorized a nationally recognized title insurance company to submit, as promptly as possible, such Mortgage and any corresponding UCC or equivalent fixture filings for recording or filing, as applicable, and (C) all filing and recording taxes and fees have been paid or otherwise provided for;

(ii)            fully paid pro forma lender’s policies of title insurance issued by a nationally recognized title insurance company in the applicable jurisdiction that is selected by the Company and approved by Collateral Agent, in form and substance reasonably requested by Collateral Agent and insuring the relevant Mortgage as having created (x) in the case of each First Lien Collateral Property, a first priority valid and subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage and (y) in the case of each Second Lien Collateral Property, a second priority valid and subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage, in each case subject only to Permitted Liens, with such affirmative insurance and endorsements as the Collateral Agent reasonably requires and available in the applicable jurisdiction, which shall include a tie-in endorsement to the extent available on commercially reasonable terms, in each case with final completed title policies issued promptly following the recording of the Mortgages. Each such policy of title insurance shall be in an amount equal to the proportionate allocated loan amount for the First Lien Collateral Property or Second Lien Collateral Property, as applicable, based on the Fair Market Value thereof (as determined by the Company and reasonably acceptable to the Collateral Agent as of the Issue Date) provided that such policy includes a tie-in endorsement permitting such policy to tie-in to such other policies as may be necessary to provide title coverage (after factoring in such tie-in endorsement) in an amount at least equal to the Fair Market Value of the applicable First Lien Collateral Property and Second Lien Collateral Property; otherwise, the amount of such policy shall equal the Fair Market Value (as determined by the Company and reasonably acceptable to the Collateral Agent as of the Issue Date) of the First Lien Collateral Property or Second Lien Collateral Property, as applicable; and

(iii)            if requested by the Collateral Agent and to the extent such documents are in the Company’s possession, copies of any surveys, zoning reports, appraisals, and environmental reports.

Section 10.13.          Additional Collateral Covenants

(a)            All property management agreements with respect to the First Lien Collateral will be subject to termination rights in connection with a foreclosure equal to the present value of the remaining fees for up to one (1) year; provided that, to the extent RMR continues to manage the First Lien Collateral, it shall be entitled to all fees and costs that would have been owed to it under such property management agreement, and RMR shall have the right to terminate any such property management agreement at no cost payable by RMR upon such foreclosure.

(b)            Solely following the occurrence and during the continuation of an Event of Default, the execution of a Major Lease and associated capital commitments shall be subject to the approval of the Collateral Agent (not to be unreasonably conditioned, withheld or delayed).

(c)            Solely following the occurrence and during the continuation of an Event of Default, the Company shall establish customary reserves for the purposes of tenant improvement and leasing commission costs associated with approved Major Leases and Major Lease spaces expiring within one (1) year in advance of expiration (the “Major Lease Reserves”) from any cash flows generated by the First Lien Collateral. The Major Lease Reserves shall be held in an account controlled by the Collateral Agent (it being understood that the Company may freely utilize such cash in good faith and not in contravention of this Indenture).

(d)            Solely following the occurrence and during the continuation of an Event of Default, no later than fifteen (15) business days following the last date on which annual financial statements are required to be delivered pursuant to Section 10.10(a) following any Excess Cash Flow Period, the Company shall (i) calculate First Lien Collateral Excess Cash Flow for such Excess Cash Flow Period and (ii) if and to the extent the amount of such First Lien Collateral Excess Cash Flow exceeds $0, place such proceeds in an account controlled by the Collateral Agent (it being understood that the Company may freely utilize such cash in good faith and not in contravention of this Indenture).

Section 10.14.       Negative Pledge

(a)             The Company shall not permit any of the First Lien Guarantors, Second Lien Guarantors, Additional Guarantors or Specified Guarantors to Guarantee any other Debt or to permit the Collateral held by such entities to be encumbered by any Liens, other than, in each case, as otherwise not prohibited by this Indenture.

(b)            The Company shall not, and shall not cause or permit its Subsidiaries to, take any action that would prohibit such Subsidiary from providing a Guarantee of the Notes, unless such Subsidiary (A) (i) was an Excluded Subsidiary (or a successor thereof) or (ii) holds assets that were held by an Excluded Subsidiary, in either case, prior to such action or (B) would become a non-wholly owned Subsidiary of the Company as a result of an Asset Sale or JV Transaction not prohibited by Section 10.11 of this Indenture.

Section 10.15.       Limited Activities

(a)            The First Lien Guarantors shall not, and the Company shall cause each First Lien Guarantor to not, engage in any operations or business activities or otherwise own, hold or be liable for any assets, liabilities or other investments other than:

(i)             acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and/or operating one or more First Lien Collateral Properties;

(ii)             activities and contractual rights incidental to maintenance of its corporate or organizational existence or incidental to any other activity permitted by this Section 10.15(a);

(iii)            ownership of Capital Stock;

(iv)            performance of their obligations under the Note Documents to which they are party and operations and activities reasonably related thereto; and

(v)            engaging in activities expressly permitted by Article 8, Sections 10.07, 10.08 and 10.09.

ARTICLE Eleven

Redemption of Notes

Section 11.01.       Redemption at the Option of the Company

(a)            At any time, the Company may redeem at its option (an “Optional Redemption”) on any one or more occasions all or a part of the Notes upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date).

(b)            Any Notes redeemed in connection with any Optional Redemption shall be deemed to reduce the obligations under this Indenture in the following order:

(i)              first, to reduce the amounts required to be redeemed in connection with the Mandatory Amortization;

(ii)            second, after the Mandatory Amortization has been satisfied (or deemed to have been satisfied pursuant to the preceding clause (i)), to reduce the amounts required to be redeemed in connection with any Quarterly Amortizations, with earlier-due Quarterly Amortizations being deemed to be satisfied first; and

(iii)            third, after all Quarterly Amortizations have been satisfied (or deemed to have been satisfied pursuant to the preceding clause (ii)), to reduce the amounts required to be redeemed on the remaining Notes.

(c)            Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one more conditions precedent as provided in Section 11.05; provided that in no event shall such provision or conditions precedent limit the Company’s obligation to repurchase or redeem the Notes pursuant to Section 10.11, 11.03 or 11.09.

(d)            Nothing in this Indenture will limit the Company’s or its Affiliates’ ability to repurchase or retire Notes other than by redemption, whether by tender offer, exchange offer, open market repurchases, privately negotiated transactions or otherwise.

Section 11.02.       Election to Redeem; Notice to Trustee

In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 15 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and the principal amount of Notes to be redeemed.

Section 11.03.       Mandatory Redemptions

(a)            On March 1, 2026, the Company will be required to redeem a principal amount of Notes equal to: (i) $125,000,000, minus (ii) the principal amount of Notes that have been otherwise redeemed (or for which an irrevocable notice of redemption has been delivered) on or prior to such date (other than, for the avoidance of doubt, any Quarterly Amortizations), at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the applicable Redemption Date (the “Mandatory Amortization”).

(b)            On each Interest Payment Date occurring on or after March 31, 2025 but prior to the Stated Maturity of the Notes, the Company will be required to redeem a principal amount of Notes equal to (i) $6,500,000 minus (ii) the principal amount of Notes that have been otherwise redeemed (or for which an irrevocable notice of redemption has been delivered) on or prior to such date (other than the Mandatory Amortization or any other non-voluntary redemption required by this Indenture, including any Event of Loss Redemption, First Lien Collateral Asset Sale Redemption, Second Lien Collateral Sale Redemption or Non-Collateral Asset Sale Redemption), at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date (each such redemption, “Quarterly Amortization”).

(c)            Without duplication of the deductions described in Sections 11.03(a) and (b), the obligation of the Company to pay the Mandatory Amortization and/or the Quarterly Amortizations shall be reduced by the certain redemptions or other prepayments or repayments, as specified, and in the order of priority set forth in Section 11.01(b).

(d)            The Company shall only be required to make a mandatory redemption with respect to the Notes as provided in Sections 10.11, 11.03 and 11.09, and the Notes will not otherwise be subject to mandatory redemption or any sinking fund payments.

Section 11.04.       Selection by Trustee of Notes to Be Redeemed

If less than all the Notes are to be redeemed, not more than 60 days prior to the Redemption Date, the Trustee shall select the Notes to be redeemed as a pro rata pass-through distribution of principal, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Note, provided that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note. If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected not more than 60 days (subject to Section 11.05) prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption as aforesaid and, in case of any Notes selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Note, whether such Note is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 11.05.       Notice of Redemption

Notice of redemption shall be given in the manner provided in Section 1.06 to the Holders of Notes to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date, except that any notice of redemption may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a Defeasance of Notes pursuant to Article Thirteen hereof or a satisfaction and discharge of this Indenture pursuant to Article Four hereof. In connection with any redemption of Notes, any such redemption may, at the Company’s discretion, be subject to satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Company’s discretion, the Redemption Date may be delayed (including more than 60 days after notice is given) until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed.

All notices of redemption shall state:

(a)            the Redemption Date,

(b)            the Redemption Price,

(c)            if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any such Notes, the principal amounts) of the Notes to be redeemed and, if less than all the Outstanding Notes are to be redeemed, the principal amount of the Notes to be redeemed,

(d)            that on the Redemption Date the Redemption Price will become due and payable upon the Notes to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e)            the place or places where such Notes are to be surrendered for payment of the Redemption Price,

(f)            the applicable “ISIN” and/or “CUSIP” numbers, if any, and

(g)            if applicable, that such redemption may be subject to satisfaction of one or more conditions precedent.

A notice of redemption published as contemplated by Section 1.06 need not identify the particular Notes to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 11.06.       Deposit of Redemption Price

On or before 11:00 a.m. Eastern Time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03 of this Indenture) an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on such Redemption Date.

Section 11.07.       Notes Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any of the Notes for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium (if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 11.08.       Notes Redeemed in Part

Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the attorney of such Holder duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Section 11.09.       Change of Control Offer

(a)            Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem the Notes (or otherwise satisfies the Notes Obligations) in full pursuant to an Optional Redemption, a Defeasance pursuant to Section 13.02 or a satisfaction and discharge pursuant to Article Four, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that Holder’s Notes, at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the applicable Redemption Date (the “Change of Control Payment”).

(b)            Within 30 days following any Change of Control or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction that constitutes or may constitute a Change of Control, the Company shall electronically deliver or mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control and offering to repurchase the Notes on the payment date specified in the notice, which date shall be no earlier than 30 days and (except to the extent such notice is conditioned upon the occurrence of a Change of Control) no later than 60 days from the date such notice is electronically delivered or mailed, other than as may be required by law (the “Change of Control Payment Date”). The Change of Control Payment Date may be designated by reference to the date that the Change of Control occurs, rather than a specific date. The notice shall, if electronically delivered or mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on a Change of Control occurring on or prior to the Change of Control Payment Date.

(c)            The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements applicable to such an offer had it been made by the Company, and such third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company may not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control.

(d)            If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in an offer to repurchase the Notes upon a Change of Control and the Company, or any third party making an offer to repurchase the Notes upon a Change of Control in lieu of the Company, as described in the immediately preceding clause (c), purchase all of the Notes validly tendered and not withdrawn by such Holders, then the Company shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the Change of Control Payment Date, to redeem all Notes that remain outstanding following such purchase at a Redemption Price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(e)            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 11.09 or the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 11.09 or the Notes by virtue of compliance with such securities laws and regulations.

(f)            Notwithstanding anything to the contrary in the Indenture, for the avoidance of doubt, the Company’s obligation to repurchase Notes upon a Change of Control may be waived by the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes.

ARTICLE Twelve

SUBSIDIARY GUARANTEES

Section 12.01.       Subsidiary Guarantee.

Subject to this Article Twelve, each of the Subsidiary Guarantors hereby jointly, severally and unconditionally guarantees, and, in the case of the First Lien Guarantors and the Second Lien Guarantors on a secured basis, to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that:

(a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, upon redemption or repurchase, by acceleration or otherwise, and all obligations of the Company to Holders of the Notes or the Trustee under this Indenture or the Notes shall be promptly paid in full or promptly performed, as the case may be, all in accordance with the terms of this Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture or the Notes, the release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Unless and until released with respect to any Subsidiary Guarantor in accordance with Section 12.04 of this Indenture, this Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a custodian, trustee, liquidator or other similar official be appointed for all or any part of the Company’s assets. If any Holder of the Notes or the Trustee is required by any court or governmental authority or is otherwise required to return to the Company, any Subsidiary Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, the Notes and this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of the Notes and the Trustee, on the other, (a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of this Indenture, for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in such Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

Section 12.02.       Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder of the Notes, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders of the Notes and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture not constituting a fraudulent conveyance or fraudulent transfer under such laws.

Notwithstanding anything to the contrary in this Indenture, the aggregate amount of Note Obligations guaranteed by any Guarantor under this Indenture shall be capped at, and shall not exceed, the maximum amount permitted to be guaranteed by such Guarantor under the terms of any applicable Secured Debt outstanding as of the Issue Date.

Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the adjusted net assets of each Subsidiary Guarantor, so long as the exercise of such right does not impair the rights of the Holders of the Notes under this Subsidiary Guarantee.

Section 12.03.       Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 12.01 of this Indenture, each Subsidiary Guarantor hereby agrees that this Indenture or a supplemental indenture substantially in the form of Exhibit C attached hereto entered into by such Subsidiary Guarantor, as the case may be, shall be executed on behalf of such Subsidiary Guarantor by an officer or other authorized signatory of such Subsidiary Guarantor.

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.01 of this Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.

If an officer or other authorized signatory of any Subsidiary Guarantor whose signature is on this Indenture or a supplemental indenture entered into by such Subsidiary Guarantor, as the case may be, no longer holds that office or is no longer such an authorized signatory at the time the Trustee authenticates any Note, the Subsidiary Guarantee of such Subsidiary Guarantor shall be valid nevertheless with respect to such Note.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 12.04.       Release of a Subsidiary Guarantor.

The Subsidiary Guarantee of a Subsidiary Guarantor will automatically terminate and be released, all other obligations of such Subsidiary Guarantor under this Indenture will automatically terminate and such Subsidiary Guarantor will be automatically released from its obligations under its Subsidiary Guarantee and its other obligations under this Indenture:

(a)            in the event of a sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary, if the sale or other disposition does not violate the provisions of Article Eight of this Indenture;

(b)            in the event of a sale or other disposition (including through merger or consolidation but excluding any JV Transaction) of Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary and such Subsidiary Guarantor ceases to be a Subsidiary as a result of the sale or other disposition, if the sale or other disposition does not violate the provisions of Section 10.11 of this Indenture;

(c)             in the event of a JV Transaction involving Capital Stock of or real property held by such Subsidiary Guarantor or a Subsidiary of such Subsidiary Guarantor, if such JV Transaction does not violate the provisions of Section 10.11 of this Indenture and such Subsidiary Guarantor holds no material assets other the residual interest resulting from such JV Transaction;

(d)            upon the satisfaction and discharge, Defeasance or Covenant Defeasance of the Notes in accordance with Article Four or Article Thirteen of this Indenture;

(e)             upon the liquidation or dissolution of such Subsidiary Guarantor, provided (i) no default under this Indenture or Event of Default has occurred that is continuing; and (ii) any material assets owned by such Subsidiary Guarantor are transferred to the Company or another Subsidiary Guarantor and, to the extent such assets constituted Collateral, are or will be pledged under the Security Documents;

(f)             upon any such Subsidiary becoming an Excluded Subsidiary;

(g)            upon the sale, transfer or other disposition, or First Lien Collateral Property Release or Second Lien Collateral Property Release, as applicable, of all of the First Lien Collateral Properties and Second Lien Collateral Properties, in any case, that are owned directly or indirectly by such First Lien Guarantor or Second Lien Guarantor, as applicable, pursuant to or in compliance with the terms of this Indenture; provided that such Subsidiary Guarantor has no other assets or property.

Notwithstanding anything to the contrary herein, the Subsidiary Guarantee of any Subsidiary Guarantor shall automatically terminate and be released, all other obligations of such Subsidiary Guarantor under this Indenture shall automatically terminate and such Subsidiary Guarantor shall be automatically released from its obligations under its Subsidiary Guarantee and its other obligations under this Indenture, pursuant to the terms of any applicable Intercreditor Agreement.

At the request of the Company, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions provided for in this Indenture to the release of a Subsidiary Guarantor from its Subsidiary Guarantee have been complied with (provided that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Company), the Trustee shall execute and deliver any appropriate instruments evidencing such release (it being understood that the failure to obtain any such instrument shall not impair any release pursuant to this Section 12.04).

Section 12.05.       Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

Section 12.06.       Waiver of Subrogation.

Until all of the Notes are discharged and paid in full, each Subsidiary Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes or this Indenture and such Subsidiary Guarantor’s obligations under this Subsidiary Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders of the Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other assets or by set off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of the Notes under the Notes or this Indenture, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders of the Notes and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or such Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.

Section 12.07.        Same Currency; No Set Off.

Each payment to be made by a Subsidiary Guarantor under its Subsidiary Guarantee shall be payable in the currency in which corresponding payment obligations of the Company under the Notes or this Indenture are denominated, and shall be made without set off, counterclaim, reduction or diminution of any kind or nature.

Section 12.08.       Guarantee Obligations Continuing.

The obligations of each Subsidiary Guarantor under this Indenture shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Subsidiary Guarantor agrees with the Trustee that, to the fullest extent permitted by applicable law, it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability in such form as counsel to the Trustee may reasonably request and as will prevent any action brought against it in respect of any default under this Indenture being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or reasonably advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor under this Indenture.

Section 12.09.       No Merger or Waiver; Cumulative Remedies.

To the fullest extent permitted by applicable law, no Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement. To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders of the Notes, any right, remedy, power or privilege under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. To the fullest extent permitted by applicable law, the rights, remedies, powers and privileges in this Indenture, the Notes and any other document or instrument between a Subsidiary Guarantor and/or the Company and the Trustee and the Holders of the Notes are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

Section 12.10.       Dealing with the Company and Others.

The Holders and the Trustee, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary Guarantor under this Indenture and without the consent of or notice to any Subsidiary Guarantor, may to the fullest extent permitted by applicable law:

(a)            grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(b)            take or abstain from taking security or collateral from the Company or the Subsidiary Guarantors or from perfecting security or collateral of the Company or the Subsidiary Guarantors;

(c)            release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company, the Subsidiary Guarantors or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

(d)            accept compromises or arrangements from the Company;

(e)            apply all monies at any time received from the Company or from any security upon such part of the obligations of the Subsidiary Guarantors under Section 12.01 of this Indenture as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f)            otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

Section 12.11.       Enforcement; Expenses.

If any Subsidiary Guarantor defaults in performing any of its obligations under this Indenture, the Trustee may proceed in its name as trustee under this Indenture in the enforcement of such obligations against such Subsidiary Guarantor by any remedy provided by law, whether by legal proceedings or otherwise. Each of the Subsidiary Guarantors, jointly and severally, agree to pay all costs, fees and expenses (including, without limitation, reasonable fees and expenses of legal counsel) incurred by the Trustee, any Holder of the Notes, or the agent, advisor or counsel of the Trustee or any Holder, in enforcing the performance by any Subsidiary Guarantor of its obligations under this Indenture.

ARTICLE Thirteen

Defeasance and Covenant Defeasance

Section 13.01.          Company’s Option to Effect Defeasance or Covenant Defeasance

The Company may, at its option, at any time, elect to have either Section 13.02 or Section 13.03 applied to the Notes upon compliance with the conditions set forth below in this Article.

Section 13.02.          Defeasance and Discharge

Upon the Company’s exercise under Section 13.01 of a defeasance of the Notes as contemplated by this Section 13.02, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes on the date the conditions set forth in Section 13.04 are satisfied (hereinafter “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03.

Section 13.03.       Covenant Defeasance

Upon the Company’s exercise under Section 13.01 of a defeasance of the Notes as contemplated by this Section 13.03, (a) the Company shall be released from its obligations with respect to such Notes under Section 8.01, Section 8.02, Section 10.05, Section 10.07, Section 10.08, Section 10.09, Section 10.10, Section 10.11, Section 10.12, Section 10.13, Section 10.14, Section 10.15 Section 11.03 and Section 11.09 and any covenants provided pursuant to clause (b) of Section 9.01 for the benefit of the Holders of such Notes and (b) the occurrence of any event specified in clause (d) of Section 5.01 (with respect to any of Section 8.01, Section 8.02, Section 10.05, Section 10.07, Section 10.08, Section 10.09, Section 10.10, Section 10.11, Section 10.12, Section 10.13, Section 1.014 and Section 10.15, Section 11.03, Section 11.09 or clause (b) of Section 9.01) shall not be deemed to be an Event of Default on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 13.04.          Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to the application of either a Defeasance or Covenant Defeasance, as applicable, to the Notes, as the case may be:

(a)            The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or a successor trustee which satisfies the requirements contemplated by Section 6.09 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (i) money in an amount, or (ii) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on, such Notes on the respective Stated Maturities or the applicable Redemption Date, in accordance with the terms of this Indenture and the Notes; provided that with respect to a Redemption Date, if all or a portion of the Redemption Price is based on or consists of a redemption premium that is required to be calculated based on a treasury rate or other floating or adjustable rate a specified number of days prior to such Redemption Date, the amount deposited shall be sufficient for purposes of the immediately preceding sentence to the extent that the Redemption Price so deposited is calculated using an amount equal to such premium computed using such treasury rate or other floating or adjustable rate as of such specified number of days preceding the date of such deposit. As used herein, “Government Obligations” means, with respect to the Notes, securities that are (x) direct obligations of the government that issued the currency in which such Note is denominated (or, if such Note is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which such government’s full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Obligation where the relevant government is the United States of America or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such Government Obligation or the specific payment of principal of or interest on such Government Obligation evidenced by such depository receipt.

(b)            In the event of an election to have a Defeasance apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case (i) or (ii) to the effect that the Holders of the Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, Defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge had not occurred.

(c)            In the event of an election to have a Covenant Defeasance apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance had not occurred.

(d)            No Event of Default with respect to the Notes shall have occurred and be continuing at the time of such deposit (other than an Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit or other indebtedness which is being repaid, repurchased, redeemed, defeased (whether legal or covenant defeasance) or discharged, and, in each case, the granting of liens in connection therewith).

(e)            Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture or any agreement or instrument governing any other indebtedness which is being repaid, repurchased, redeemed, defeased (whether legal or covenant defeasance) or discharged) to which the Company is a party or by which the Company is bound.

(f)            The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Defeasance or the Covenant Defeasance have been satisfied.

The Defeasance or Covenant Defeasance will be effective on the day on which all of the applicable conditions above have been satisfied.

Upon satisfaction of such conditions, the Trustee shall, upon written request, execute proper instrument(s) acknowledging such Defeasance or Covenant Defeasance, as the case may be.

Section 13.05.       Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.06, the Trustee and any such other trustee are referred to collectively, for purposes of this Section 13.05, as the “Trustee”) pursuant to Section 13.04 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and premium (if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 13.04 hereof which, in the opinion or based on a report or certificate of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance, as the case may be.

Section 13.06.       Reinstatement

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 or 13.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.02 or 13.03; provided, however, that if the Company makes any payment of principal of (and premium, if any), and any interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE Fourteen

COLLATERAL AND SECURITY

Section 14.01.          The Collateral Agent.

(a)            By accepting a Note, each Holder will be deemed to have irrevocably appointed the Collateral Agent to act as collateral agent under the applicable Security Documents and any Intercreditor Agreement and irrevocably authorized the Collateral Agent to (i) perform the duties and exercise the rights and powers that are specifically given to it under the Security Documents, any Intercreditor Agreement and any other documents to which it is a party, together with any other incidental rights and powers, and (ii) execute each document to be executed by the Collateral Agent on its behalf, any Security Document, any Intercreditor Agreement and all other instruments relating to any such Security Document or Intercreditor Agreement. The Holders may not, individually or collectively, take any direct action to enforce the Security Documents or Intercreditor Agreements. The Collateral Agent will have no duties or obligations with respect to the Collateral except those expressly set forth hereunder or in the applicable Security Documents and Intercreditor Agreements and no implied covenants or obligations shall be read into such documents against the Collateral Agent. The Collateral Agent will not be liable for any action taken or not taken by it in the absence of its own gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Collateral Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it in good faith to be genuine and to have been signed or sent by the proper person. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Without limiting the generality of the foregoing, the Collateral Agent:

(i)             shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)            shall not have any duty to take any discretionary action or exercise any discretionary powers and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Security Document, Intercreditor Agreement or applicable law;

(iii)            shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Affiliate if the Company that is communicated to or obtained by the Person serving as a Collateral Agent or any of its Affiliates in any capacity;

(iv)            shall not be liable for any action taken or not taken by it (i) in the absence of its own gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) in reliance on an Officer’s Certificate of the Company stating that such action is permitted by the terms of this Indenture. The Collateral Agent shall be deemed not to have knowledge of any Event of Default hereunder unless and until written notice describing such Event of Default is received by such Collateral Agent from the Trustee or the Company; and

(v)            shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Security Document or Intercreditor Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Security Document or Intercreditor Agreement or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by any Security Document or Intercreditor Agreement, (v) the existence, value or the sufficiency of any Collateral for any Notes Obligations, or (vi) the satisfaction of any condition set forth in any operative agreements governing Notes Obligations, any Security Document or any Intercreditor Agreement, other than to confirm receipt of items expressly required to be delivered to such Collateral Agent.

The use of the term “agent” herein with reference to a Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law other than as a “representative” as such term is used in Section 9-102(a)(72)(E) of the UCC.

BY ACCEPTING A NOTE EACH HOLDER WILL BE DEEMED TO HAVE IRREVOCABLY AGREED TO THE FOREGOING PROVISIONS OF THIS SECTION 14.01(a) AND SHALL BE BOUND BY THOSE AGREEMENTS TO THE FULLEST EXTENT PERMITTED BY LAW.

(b)            The Collateral Agent shall be subject to such directions as may be properly given in accordance with this Indenture, the Security Documents and the Intercreditor Agreements. Except as expressly required by this Indenture, the Security Documents and the Intercreditor Agreements or otherwise in compliance with the prior sentence, the Collateral Agent shall not be obligated:

(i)             to act upon directions purported to be delivered to it by any other Person;

(ii)            to foreclose upon or otherwise enforce any Lien securing the Notes or any of the Guarantees; or

(iii)           to take any other action whatsoever with regard to any or all of (w) the Liens securing the Notes, (x) the Guarantees, (y) the Security Documents or (z) the Intercreditor Agreements, or with regard to the Collateral.

(c)            The Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through, and is authorized and empowered to appoint, one or more co-agents or sub-agents or attorneys-in-fact as it deems necessary or appropriate in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(d)            Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by notifying the Company and the Trustee. Upon any such resignation, the Company shall have the right to appoint a successor; provided that, during the existence and continuation of an Event of Default pursuant to clause Section 5.01(a), (b), (e) or (f) hereof, the Holders of a majority in principal amount of the Notes shall have the right to appoint a successor. If no successor shall have been so appointed by the Company (or, if applicable, the Holders of a majority in principal amount of the Notes) and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then such retiring Collateral Agent may, on behalf of the Holders and the Trustee, petition at the expense of the Company a court of competent jurisdiction to appoint a successor Collateral Agent. Upon the acceptance of its appointment as a Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After a Collateral Agent’s resignation hereunder, the provisions of this Article Fourteen and Article Six hereof shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while acting as Collateral Agent.

(e)            The benefits, protections and indemnities of the Trustee in Sections 6.03 and 6.07 hereof shall apply mutatis mutandi to the Collateral Agent in its capacity as such, including, without limitation, the rights to receive and rely on Officer’s Certificates and Opinions of Counsel, reimbursement and indemnification; provided that the applicable standard of care of the Collateral Agent with respect to Sections 6.03 and 6.07 hereof shall be gross negligence, willful misconduct and bad faith.

(f)             Each Holder, by its acceptance of any Notes, is deemed to have consented and agreed to the terms of each Security Document and Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture; and authorizes and empowers the Trustee to bind the Holders as set forth in the applicable Security Documents and Intercreditor Agreements, if any, to which they are a party and to perform its obligations and exercise its rights and powers thereunder. Notwithstanding the foregoing, no such consent or deemed consent shall be deemed or construed to represent an amendment or waiver, in whole or in part, of any provision of this Indenture or the Notes.

(g)            Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company or any grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(h)            Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in good faith.

(i)             Neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Security Documents or the Intercreditor Agreements by the Company or the Subsidiary Guarantors.

(j)            Notwithstanding any other provision hereof, neither the Collateral Agent nor the Trustee shall have any duties or obligations hereunder or under any Security Document or Intercreditor Agreement except those expressly set forth herein or therein. Without limiting the generality of the foregoing, in the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s or the Trustee’s sole discretion may cause it to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause it to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and the Trustee each reserve the right, instead of taking such action, to either resign or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to any person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for the Collateral to be possessed, owned, operated or managed by any person other than the grantor, the majority of the Holders shall direct the Collateral Agent or Trustee, as applicable, to appoint an appropriately qualified person who they shall designate to possess, own, operate or manage, as the case may be, the Collateral.

(k)            For the avoidance of doubt, the Trustee and the Collateral Agent shall act only within the United States, and shall not be subject to any foreign law, be required to act in any jurisdiction located outside the United States or be required to execute any foreign law governed document.

(l)            Notwithstanding anything to the contrary set forth herein, the Trustee and/or the Collateral Agent, as applicable, are hereby authorized and directed to, and hereby agree to, whether on or after the Issue Date:

(i)             enter into and/or join the Security Documents to which it is contemplated to be a party (and any joinders, supplements or amendments thereto contemplated hereby),

(ii)            enter into and/or join any Acceptable Junior Intercreditor Agreement (and any joinders, supplements or amendments thereto contemplated hereby),

(iii)            [reserved],

(iv)           enter into and/or join any Acceptable Senior Intercreditor Agreement (and any joinders, supplements or amendments thereto contemplated hereby),

(v)            enter into and/or join the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement (and any joinders, supplements or amendments thereto contemplated hereby),

(vi)            [Reserved],

(vii)          make any representations of the Holders set forth in the Security Documents, the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement, any Acceptable Junior Intercreditor Agreement and/or any Acceptable Senior Intercreditor Agreement,

(viii)         bind the Holders on the terms as set forth in the Security Documents, the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement, any Acceptable Junior Intercreditor Agreement and/or any Acceptable Senior Intercreditor Agreement and

(ix)            perform and observe its obligations under the Security Documents, the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement, any Acceptable Junior Intercreditor Agreement and/or any Acceptable Senior Intercreditor Agreement.

The entry and/or joinder of the Trustee and/or the Collateral Agent to any Security Document, Acceptable Junior Intercreditor Agreement, Acceptable Senior Intercreditor Agreement, and/or the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement (and any joinders, supplements or amendments thereto contemplated hereby) shall be at the direction and expense of the Company and, upon request by the Trustee and/or the Collateral Agent, as applicable, shall be accompanied by an Officer’s Certificate stating that the execution is authorized or permitted pursuant to this Indenture (it being understood that, upon delivery of such direction, Officer’s Certificate, the Trustee and/or the Collateral Agent, as applicable, shall enter into such agreements); provided that this Indenture shall constitute such direction with respect to the entry into the Pledge Agreement and the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement by the Trustee and the Collateral Agent, as applicable, on the Issue Date and neither an Officer’s Certificate nor an Opinion of Counsel shall be required in connection with the entry into the Pledge Agreement, and the 2029 Exchange Notes First Lien/Second Lien Intercreditor Agreement by the Trustee or the Collateral Agent, as applicable, on the Issue Date.

(m)            Notwithstanding anything to the contrary herein, no inaccuracy or breach, as applicable, of any representation, warranty or covenant in this Indenture, the Notes, any Security Document or any Intercreditor Agreement relating to the grant, validity, enforceability, perfection or priority of any security interest shall occur, and no default or Event of Default or other breach of the terms hereof or thereunder shall occur, in either case, as a result of the collateral agent and intercreditor arrangements described in this Article Fourteen or in any Intercreditor Agreement.

Section 14.02.          Acceptance of Security Documents and Intercreditor Agreements.

The Trustee and each Holder, by accepting any Notes and the Subsidiary Guarantees, acknowledges that, as more fully set forth in the Security Documents and Intercreditor Agreements, the Collateral as now or hereafter constituted shall be for the benefit of all the Holders, the Collateral Agent and the Trustee, and that the Lien granted in the Security Documents relating to the Notes in respect of the Trustee, the Collateral Agent and the Holders is subject to and qualified and limited in all respects by the Security Documents and Intercreditor Agreements and actions that may be taken thereunder.

Section 14.03.          Further Assurances.

In the event that any Person becomes a direct or indirect Subsidiary of the Company (other than an Excluded Subsidiary) after the Issue Date, including any Person that is, as of the Issue Date, an Excluded Subsidiary, but ceases to be an Excluded Subsidiary after the Issue Date, the Company shall (a) promptly (and no later than 30 days after the occurrence of such event or such longer period as the Trustee may agree) cause such Subsidiary to become a Subsidiary Guarantor hereunder by executing a supplemental indenture substantially in the form of Exhibit C, (b) in the case of any First Lien Guarantor or any Second Lien Guarantor, pledge or cause the Equity Interests of such Subsidiary to be pledged by executing the supplement to the Pledge Agreement and (c) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, legal opinions and certificates reasonably requested by the Trustee. With respect to each such Subsidiary, the Company shall promptly (and no later than the date on which such Subsidiary is required to become a Subsidiary Guarantor or such longer period as the Trustee may agree) send to the Trustee a notice setting forth with respect to such Person the date on which such Person became an Additional Guarantor of the Company.

Subject to the Intercreditor Agreements, the Company and each First Lien Guarantor, each Specified Guarantor, each Additional Guarantor and each Second Lien Guarantor shall, and shall cause each Subsidiary that is a First Lien Guarantor, Specified Guarantor, Additional Guarantor or Second Lien Guarantor to, execute and deliver, or cause to be executed and delivered, to the Trustee any and all such documents, agreements, instruments, certificates, notices and acknowledgments, and shall take or cause to be taken such further actions (including, if applicable, the filing and recording of financing statements and/or amendments thereto and other documents and such other actions or deliveries of the type described under this Article Fourteen or the Security Documents (including certificates and corporate and organizational documents)), which may be required by law or which the Trustee may (without obligation to do so), from time to time, reasonably request to carry out the terms and conditions of this Indenture and the Security Documents and to ensure the creation, perfection and priority of the Liens created or intended to be created by the Security Documents in the Collateral, in each case, subject to the Security Documents, all at the expense of the Company.

The Company and each First Lien Guarantor and each Second Lien Guarantor will (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as may be required from time to time in order to carry out more effectively the purposes of the Security Documents.

The due and punctual payment of the principal, premium (if any) and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date or at Maturity, and Defaulted Interest and the performance of all other Notes Obligations of the Company and the Subsidiary Guarantors to the Holders, the Trustee or the Collateral Agent under this Indenture, the Notes, the Guarantees and the Security Documents, according to the terms hereunder or thereunder, shall be secured by the Collateral as provided in the Security Documents, which define the terms of the Liens that secure the Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Collateral Agent, the Company, the First Lien Guarantors, the Specified Guarantors, the Additional Guarantors and the Second Lien Guarantors hereby acknowledge and agree that, subject to the terms of the Intercreditor Agreements and as further set forth in this Article Fourteen, the Collateral Agent will hold the Collateral for the benefit of the Holders, the Trustee and the Collateral Agent and certain other secured parties pursuant to the terms of the Security Documents.

For the avoidance of doubt, neither the Company nor its Subsidiaries will be required to provide security interests in any of their assets or properties (other than the Collateral), including, without limitation, with respect to any additional collateral that secures any the 2029 Exchange Notes.

Section 14.04.       Release of Liens.

The release of the Liens over the property or assets constituting Collateral securing the Notes and the Guarantees of the Subsidiary Guarantors will automatically and unconditionally occur upon any one or more of the following circumstances:

(a)            as to all Collateral, upon payment in full of the principal of (and premium, if any), plus accrued and unpaid interest, if any, on the Notes and all other non-contingent obligations in respect of the Notes under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal (and premium, if any) plus accrued and unpaid interest, if any, is paid;

(b)            as to any Collateral, upon consummation of the sale, transfer or other disposition of such Collateral by the Company or a Subsidiary of the Company to any Person other than the Company or an Affiliate of the Company, to the extent such sale, transfer or other disposition is not prohibited under this Indenture, including, without limitation, in connection with a permitted Asset Sale or JV Transaction pursuant to Section 10.11;

(c)            as to any First Lien Collateral Property, upon consummation of an Optional Redemption pursuant to Section 11.01 of an aggregate principal amount of Notes at least equal to the greater of (x) 100% of the value of such First Lien Collateral Property (as of the Issue Date as determined by the Company); (y) 100% of the “as-is” market value of such First Lien Collateral Property as reflected in a Qualified Appraisal obtained within six months prior to such redemption date and (z) the amount required for such First Lien Collateral Property by Section 10.11, and that the Company requests to be released from the Liens securing the Notes Obligations pursuant to a Company Order delivered to the Trustee and Collateral Agent (a “First Lien Collateral Property Release”);

(d)            as to any Second Lien Collateral Property that is not subject to any Permitted Senior Lien, upon consummation of an Optional Redemption pursuant to Section 11.01 of an aggregate principal amount of Notes at least equal to the greater of (x) 100% of the value of such Second Lien Collateral Property (as of the Issue Date as determined by the Company), (y) 100% of the “as-is” market value of such Second Lien Collateral Property as reflected in a Qualified Appraisal obtained within six months prior to such redemption date and (z) the amount required for such Second Lien Collateral Property by Section 10.11, and that the Company requests to be released from the Liens securing the Notes Obligations pursuant to a Company Order delivered to the Trustee and Collateral Agent (a “Second Lien Collateral Property Release”);

(e)            as to any Second Lien Collateral, at such time that such Second Lien Collateral is no longer subject to a Lien securing the 2029 Exchange Notes, other than any Second Lien Collateral that ceases to be subject to a Lien securing the 2029 Exchange Notes in connection with a satisfaction and discharge or as a result of payment in full and termination of the 2029 Exchange Notes;

(f)             in the case of a First Lien Guarantor or Second Lien Guarantor that is released from its Subsidiary Guarantee pursuant to the terms of this Indenture, with respect to the Collateral provided by such First Lien Guarantor or Second Lien Guarantor, as the case may be, upon the release of such First Lien Guarantor or Second Lien Guarantor from its Subsidiary Guarantee;

(g)            with respect to any Collateral that is Capital Stock, in the event of a sale, transfer, other disposition of all or substantially all of the properties or assets of the entity represented by such Capital Stock (including by way of merger or consolidation) to a Person other than the Company or a Subsidiary of the Company to the extent such sale, transfer or other disposition is not prohibited under this Indenture;

(h) with respect to any Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by this Indenture;

(i)             as to all or substantially all Collateral, with the consent of 100% of Holders of the Notes then Outstanding; otherwise, as to any Collateral, with the consent of Holders of a majority of the aggregate principal amount of the Notes then Outstanding;

(j)             as to all Collateral, in whole, upon Defeasance or Covenant Defeasance as provided under Article Thirteen or satisfaction and discharge of this Indenture as provided under Article Four; or

(k)             as to any Collateral, as ordered pursuant to applicable law under a final and non-appealable order or judgment of a court of competent jurisdiction.

Notwithstanding anything to the contrary herein, the security interests in all Collateral securing the Notes and the Subsidiary Guarantees shall automatically and unconditionally be released pursuant to the terms of any applicable Intercreditor Agreement.

In connection with the release of any Lien, the Trustee and/or the Collateral Agent shall, upon the request of and at the sole cost and expense of the Company, execute such documents or instruments, including but not limited to, the delivery of mortgage terminations and any documents related thereto, to evidence, and shall do or cause to be done all other acts reasonably necessary to effect, the release and discharge of any Liens permitted to be released pursuant to this Indenture, the Security Documents or any applicable Intercreditor Agreement. In the event that the Trustee or the Collateral Agent is requested by the Company to execute any necessary or proper instrument or document to evidence or acknowledge the release, satisfaction or termination of any Lien securing the Notes Obligations, the Trustee or the Collateral Agent, as applicable, shall be entitled to receive an Officer’s Certificate stating that all conditions precedent under this Indenture and the Security Documents to such release have been complied with and that it is permitted for the Trustee and/or the Collateral Agent to execute and deliver the instruments or documents requested by the Company in connection with such release. Any such instrument or document shall be prepared by the Company. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any Security Document to the contrary, neither the Trustee nor the Collateral Agent shall be under any obligation to release any such Lien, or execute and deliver any such instrument or document of release, satisfaction or termination with respect thereto, unless and until it receives such Officer’s Certificate.

Section 14.05.          Compensation and Indemnification.

Without duplication of any amounts owing under Section 6.07 hereof, the Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 6.07 hereof (with the references to the Trustee therein being deemed to refer to the Collateral Agent and references to this Indenture therein being deemed to refer to this Indenture, the Security Documents and the Intercreditor Agreements) and subject to Section 14.01(e) hereof.

Section 14.06.          Intercreditor Agreements.

Notwithstanding anything to the contrary herein, the terms of this Indenture are subject to the terms of any Intercreditor Agreement entered into in accordance with this Indenture, and neither the Company nor any Subsidiary Guarantor shall be required pursuant to this Indenture to take any action limited by the foregoing. In the event of any conflict between the terms of any Intercreditor Agreement, on the one hand, and the terms of this Indenture, on the other hand, the terms of such Intercreditor Agreement shall govern.

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EXHIBIT D

FORM OF INTERCREDITOR AGREEMENT

On file.

EXHIBIT E

FORM OF PLEDGE AGREEMENT

On file.

EXHIBIT F

FORM OF MORTGAGE

On file.